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                                                                    EXHIBIT 10.1

                           SECOND AMENDED AND RESTATED
                   MULTICURRENCY CREDIT AND SECURITY AGREEMENT

                               (U.S. $120,000,000)

                          Dated as of December 2, 2002

                                      among

                        ERICO INTERNATIONAL CORPORATION,

                              ERICO PRODUCTS, INC.

                                       AND

                                ERICO EUROPA B.V.

                                  as Borrowers

                                       and

                     THE BANKS WHICH ARE SIGNATORIES HERETO

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION

                   as Administrative Agent, Lead Arranger and
                                  Issuing Bank

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                 as Co-Lead Arranger and Co-Documentation Agent

                               NATIONAL CITY BANK,

                              as Syndication Agent

                          KEYBANK NATIONAL ASSOCIATION,

                             as Documentation Agent

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                                TABLE OF CONTENTS

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Section                                                                                                             Page
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SECTION 1 DEFINITIONS AND ACCOUNTING TERMS......................................................................      1
         1.1 RESTATEMENT OF CREDIT FACILITIES...................................................................      1
         1.2 CERTAIN DEFINED TERMS..............................................................................      1
         1.3 COMPUTATION OF TIME PERIODS........................................................................      1
         1.4 ACCOUNTING TERMS...................................................................................      1
         1.5 CURRENCY EQUIVALENTS...............................................................................      2
         1.6 ADDITION OF BORROWERS..............................................................................      2
         1.7 AUTHORIZATION OF BORROWER REPRESENTATIVE TO MAKE REQUESTS..........................................      3
         1.8 CONSTRUCTION OF TERMS GENERALLY....................................................................      3
         1.9 LIABILITY OF BORROWERS.............................................................................      3

SECTION 2 STATEMENT OF TERMS....................................................................................      4
         2.1 REVOLVING CREDIT FACILITY..........................................................................      4
                  (a) REVOLVING CREDIT ADVANCES.................................................................      4
                  (b) REVOLVING CREDIT BORROWINGS...............................................................      4
                  (c) REVOLVING CREDIT NOTES; LOAN ACCOUNT......................................................      4
         2.2 CREDIT REQUESTS....................................................................................      5
                  (a) CREDIT REQUESTS EXECUTED BY BORROWERS.....................................................      5
                  (b) REQUESTS FOR REVOLVING CREDIT BORROWING DEEMED GIVEN......................................      6
         2.3 FUNDING OF REVOLVING CREDIT ADVANCES...............................................................      6
         2.4 AVAILABILITY OF FUNDS..............................................................................      7
         2.5 AFFILIATED FUNDING THROUGH, ON BEHALF OF, OR BY BANKS..............................................      7
                  (a) SPV FUNDING ON BEHALF OF BANKS............................................................      7
                  (b) FUNDING BY BANKS AND ISSUING BANKS ISSUERS THROUGH OR ON BEHALF OF LENDING INSTALLATIONS..      7
         2.6 TERM FACILITY......................................................................................      8
                  (a) TERM ADVANCES.............................................................................      8
                  (b) TERM BORROWINGS...........................................................................      8
                  (c) TERM NOTES................................................................................      9
                  (d) AMORTIZATION AND MATURITY OF TERM ADVANCES................................................      9
         2.7 FUNDING OF TERM ADVANCES BY BANKS..................................................................      9
                  (a) DISBURSEMENT OF TERM FUNDS RECEIVED.......................................................      9
                  (b) AVAILABILITY OF TERM ADVANCE FUNDS........................................................      9
         2.8 FAILURE OF BANK TO FUND............................................................................     10
                  (a) PAYMENT CONSTITUTING RATABLE PORTION......................................................     10
                  (b) CONTINUING BORROWER OBLIGATION............................................................     10
                  (c) TREATMENT OF BANK FAILING TO FUND.........................................................     11
                  (d) CONTINUING BANK OBLIGATION TO FUND........................................................     11
                  (e) EFFECT OF BANK'S FAILURE TO FUND ON OBLIGATIONS OF ISSUING BANK...........................     11
         2.9 REPAYMENTS; PREPAYMENTS; REDUCTION OF COMMITMENT...................................................     12
                  (a) REPAYMENT.................................................................................     12
                  (b) MANDATORY PREPAYMENT; CALCULATION.........................................................     12
                  (c) MANDATORY APPLICATION OF NET PROCEEDS; EXCESS CASH FLOW RECAPTURE.........................     12
                  (d) REDUCTION OF REVOLVING CREDIT COMMITMENT..................................................     13
                  (e) PERMITTED PREPAYMENTS.....................................................................     13
         2.10 RATE CONVERSION AND RATE CONTINUATION.............................................................     14
         2.11 LETTERS OF CREDIT.................................................................................     15
                  (a) MASTER LETTER OF CREDIT AGREEMENT.........................................................     16
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                  (b) EXISTING LETTERS OF CREDIT................................................................     16
                  (c) TERM; FORM AND CONDITIONS OF LETTERS OF CREDIT............................................     16
                  (d) REQUESTS FOR LETTERS OF CREDIT............................................................     17
                  (e) PARTICIPATION BY BANKS....................................................................     17
                  (f) REIMBURSEMENT; INTEREST...................................................................     18
                  (g) FAILURE TO REIMBURSE......................................................................     18
                  (h) OBLIGATIONS ABSOLUTE......................................................................     18
                  (i) LIABILITY OF ISSUING BANKS................................................................     19
                  (j) BANK INDEMNITY............................................................................     19
                  (k) EFFECT OF APPLICABLE LAW OR CUSTOM........................................................     20
                  (l) TERMINATION OF LETTER OF CREDIT COMMITMENT................................................     20
         2.12 FEES..............................................................................................     20
                  (a) STRUCTURING FEE...........................................................................     20
                  (b) LATE CHARGES..............................................................................     21
                  (c) LETTER OF CREDIT FEES.....................................................................     21
                  (d) LETTER OF CREDIT FEE PERCENTAGES..........................................................     22
                  (e) AGENT'S FEE...............................................................................     23
                  (f) FACILITY FEE..............................................................................     23
                  (g) FACILITY FEE PERCENTAGES..................................................................     23
                  (h) PAYMENT OF FEES; NONREFUNDABLE............................................................     24
         2.13 INTEREST..........................................................................................     24
                  (a) REVOLVING CREDIT BORROWING INTEREST RATE..................................................     24
                  (b) REVOLVING CREDIT MARGIN ADJUSTMENT........................................................     25
                  (c) TERM BORROWING INTEREST RATE..............................................................     26
                  (d) TERM MARGIN ADJUSTMENT....................................................................     27
                  (e) DEFAULT INTEREST..........................................................................     28
                  (f) INTEREST RATE DETERMINATION...............................................................     28
         2.14 EXTENSION OF REVOLVING CREDIT TERMINATION DATE....................................................     29
         2.15 PAYMENTS AND COMPUTATIONS.........................................................................     29
                  (a) PAYMENTS..................................................................................     29
                  (b) APPLICATION OF PAYMENTS...................................................................     29
                  (c) COMPUTATIONS OF INTEREST AND FEES.........................................................     30
                  (d) PAYMENT NOT ON BUSINESS DAY...............................................................     30
                  (e) PRESUMPTION OF PAYMENT IN FULL BY BORROWER................................................     30
         2.16 LIBOR ADVANCES: UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS.................................     30
                  (a) UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS.........................................     30
                  (b) CANCELLATION OF REQUESTS; CONVERSION OF OUTSTANDINGS......................................     32
         2.17 PRO RATA TREATMENT................................................................................     32
         2.18 SHARING OF SETOFFS................................................................................     32
         2.19 FAILURE TO PAY IN AN ALTERNATE CURRENCY...........................................................     33
         2.20 OPTIONAL CURRENCY AMOUNTS.........................................................................     33

SECTION 3 CONDITIONS OF LENDING.................................................................................     33
         3.1 CONDITIONS PRECEDENT TO LOANS ADVANCED ON RESTATEMENT DATE.........................................     33
         3.2 CONDITIONS PRECEDENT TO ALL ADVANCES...............................................................     33
                  (a) REPRESENTATION BRINGDOWN..................................................................     33
                  (b) NO DEFAULT; COMPLIANCE WITH TERMS.........................................................     34
                  (c) NO MATERIAL ADVERSE CHANGE................................................................     34
         3.3 CONDITIONS PRECEDENT TO ADVANCES TO BORROWERS EXECUTING ADDITIONAL BORROWER ADDENDUM...............     34

SECTION 4 SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS..............................................     34
         4.1 GRANT OF SECURITY INTEREST.........................................................................     34
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         4.2 REQUIRED GRANT OF REAL PROPERTY LIENS..............................................................     35
         4.3 PERFECTION.........................................................................................     35
                  (a) AUTHORIZATION BY DEBTOR...................................................................     35
                  (b) CONTROL ACCOUNTS..........................................................................     36
                  (c) CONTROL OF INVESTMENT PROPERTY............................................................     36
         4.4 GENERAL REPRESENTATIONS AS TO COLLATERAL...........................................................     36
         4.5 CHANGES AFFECTING PERFECTION.......................................................................     37
         4.6 POWER OF ATTORNEY FOR INSURANCE....................................................................     37
         4.7 PROTECTION OF COLLATERAL; REIMBURSEMENT............................................................     37
         4.8 REINSTATEMENT......................................................................................     38
         4.9 TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL............................................     38

SECTION 5 GENERAL REPRESENTATIONS AND WARRANTIES................................................................     38
         5.1 EXISTENCE..........................................................................................     39
         5.2 AUTHORIZATION......................................................................................     39
         5.3 ENFORCEABILITY.....................................................................................     39
         5.4 LITIGATION; PROCEEDINGS............................................................................     39
         5.5 TAXES..............................................................................................     39
         5.6 TITLE..............................................................................................     40
         5.7 LIEN PRIORITY......................................................................................     40
         5.8 CONSENTS; APPROVALS................................................................................     40
         5.9 LAWFUL OPERATIONS..................................................................................     40
         5.10 ENVIRONMENTAL COMPLIANCE..........................................................................     40
         5.11 ERISA.............................................................................................     40
         5.12 FINANCIAL STATEMENTS..............................................................................     41
         5.13 INTELLECTUAL PROPERTY.............................................................................     41
         5.14 VALUE; SOLVENCY...................................................................................     41
         5.15 INVESTMENT COMPANY ACT STATUS.....................................................................     42
         5.16 REGULATION U/REGULATION X COMPLIANCE..............................................................     42
         5.17 ACQUISITION AGREEMENT.............................................................................     42
         5.18 ACQUISITION DOCUMENTS.............................................................................     42
         5.19 FULL DISCLOSURE...................................................................................     42
         5.20 RECAPITALIZATION..................................................................................     42
         5.21 MERGER AGREEMENT AND MERGER DOCUMENTS.............................................................     43

SECTION 6 COVENANTS OF THE BORROWERS............................................................................     43
         6.1 REPORTING AND NOTICE COVENANTS.....................................................................     43
                  (a) QUARTERLY FINANCIAL STATEMENTS............................................................     43
                  (b) ANNUAL FINANCIAL STATEMENTS...............................................................     43
                  (c) OFFICER'S CERTIFICATE.....................................................................     44
                  (d) ANNUAL BUDGET.............................................................................     44
                  (e) NOTICE OF DEFAULT.........................................................................     45
                  (f) OTHER INFORMATION AND DELIVERIES..........................................................     45
                  (g) NOTICES...................................................................................     45
                  (h) NOTICE OF DEFAULT UNDER ERISA.............................................................     45
                  (i) LANDLORD WAIVERS..........................................................................     46
         6.2 AFFIRMATIVE COVENANTS..............................................................................     46
                  (a) CORPORATE EXISTENCE.......................................................................     46
                  (b) FINANCIAL RECORDS.........................................................................     46
                  (c) VISITATION................................................................................     46
                  (d) COMPLIANCE WITH LAWS......................................................................     47
                  (e) COMPLIANCE WITH ENVIRONMENTAL LAWS........................................................     47
                  (f) PROPERTIES................................................................................     47
                  (g) USE OF PROCEEDS...........................................................................     48
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                                      iii

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                  (h) TAXES.....................................................................................     48
                  (i) INSURANCE.................................................................................     48
                  (j) ADDITIONAL GUARANTORS.....................................................................     48
                  (k) PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES...................................................     48
         6.3 NEGATIVE COVENANTS.................................................................................     49
                  (a) EQUITY TRANSACTIONS.......................................................................     49
                  (b) INDEBTEDNESS..............................................................................     49
                  (c) LIENS; LEASES.............................................................................     50
                  (d) INVESTMENTS...............................................................................     51
                  (e) DIVIDENDS AND MANAGEMENT FEES.............................................................     52
                  (f) CHANGE IN NATURE OF BUSINESS..............................................................     52
                  (g) COMPLIANCE WITH ERISA.....................................................................     53
                  (h) REGULATION U COMPLIANCE...................................................................     53
                  (i) ACCOUNTING CHANGES........................................................................     53
                  (j) ARM'S-LENGTH TRANSACTIONS.................................................................     53
                  (k) PAYMENT OF INDEBTEDNESS...................................................................     54
                  (l) REDEMPTION OF SENIOR SUBORDINATED NOTES...................................................     54
                  (m) DEFEASANCE UNDER THE SENIOR SUBORDINATED INDENTURE........................................     54
                  (n) AMENDMENT OF THE SENIOR SUBORDINATED INDENTURE AND HOLDING SENIOR SUBORDINATED INDENTURE..     54
                  (o) PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES...................................................     54
         6.4 FINANCIAL COVENANTS................................................................................     55
                  (a) CONSOLIDATED NET WORTH....................................................................     55
                  (b) CONSOLIDATED FIXED CHARGE COVERAGE RATIO..................................................     55
                  (c) CONSOLIDATED FUNDED DEBT TO EBITDA RATIO..................................................     55
                  (d) CONSOLIDATED FUNDED DEBT TO EBITDA OF ERICO PRODUCTS RATIO................................     55
                  (e) CONSOLIDATED SENIOR FUNDED DEBT TO EBITDA RATIO...........................................     55
                  (f) MINIMUM CONSOLIDATED EBITDA...............................................................     56

SECTION 7 EVENTS OF DEFAULT.....................................................................................     56
         7.1 PAYMENT............................................................................................     56
         7.2 REPRESENTATIONS AND WARRANTIES.....................................................................     56
         7.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS........................     56
         7.4 VIOLATION OF NEGATIVE COVENANTS, CERTAIN AFFIRMATIVE COVENANTS AND FINANCIAL COVENANTS.............     56
         7.5 OTHER LOAN DOCUMENTS...............................................................................     57
         7.6 CROSS-DEFAULT......................................................................................     57
         7.7 MATERIAL ADVERSE EFFECT............................................................................     57
         7.8 CONTROL............................................................................................     57
         7.9 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT; SECURITY.............................     57
         7.10 ERISA.............................................................................................     57
         7.11 JUDGMENTS.........................................................................................     58
         7.12 FORFEITURE PROCEEDINGS............................................................................     58
         7.13 FINANCIAL IMPAIRMENT..............................................................................     58

SECTION 8 REMEDIES..............................................................................................     58
         8.1 OPTIONAL DEFAULTS..................................................................................     58
         8.2 AUTOMATIC DEFAULTS.................................................................................     58
         8.3 GENERAL RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT AND THE BANKS..................................     59
         8.4 EXERCISE OF ADDITIONAL REMEDIES....................................................................     59
                  (a) POSSESSION OF COLLATERAL..................................................................     59
                  (b) FORECLOSURE OF LIENS......................................................................     59
                  (c) DISPOSITION OF COLLATERAL.................................................................     60
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                  (d) NOTIFICATION OF ACCOUNT DEBTORS...........................................................     60
                  (e) APPLICATION OF COLLATERAL.................................................................     60
         8.5 LIMITED LICENSE TO LIQUIDATE.......................................................................     60
         8.6 SET-OFF............................................................................................     61
         8.7 AUTHORITY TO EXECUTE TRANSFERS.....................................................................     61
         8.8 TERMINATION; EFFECT ON BORROWER OBLIGATIONS........................................................     61
         8.9 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT...........................................     61
         8.10 LETTER OF CREDIT COLLATERAL ACCOUNT...............................................................     62
                  (a) APPLICATION...............................................................................     62
                  (b) NO BORROWER OR THIRD PARTY CLAIMS.........................................................     62
                  (c) NO LIENS OR TRANSFERS OF ACCOUNT..........................................................     62
                  (d) REASONABLE CARE...........................................................................     62
         8.11 REMEDIES CUMULATIVE...............................................................................     62

SECTION 9 BORROWER GUARANTY.....................................................................................     62
         9.1 CROSS-GUARANTY.....................................................................................     62
         9.2 MAXIMUM LIABILITY..................................................................................     63
         9.3 GUARANTY UNCONDITIONAL.............................................................................     63
         9.4 DISCHARGE; REINSTATEMENT...........................................................................     63
         9.5 WAIVER.............................................................................................     64
         9.6 STAY OF ACCELERATION...............................................................................     64

SECTION 10 THE ADMINISTRATIVE AGENT.............................................................................     64
         10.1 THE ADMINISTRATIVE AGENT..........................................................................     64
         10.2 LEAD ARRANGER.....................................................................................     65
         10.3 NATURE OF APPOINTMENT.............................................................................     65
         10.4 ADMINISTRATIVE AGENT AS A BANK; OTHER TRANSACTIONS................................................     65
         10.5 INSTRUCTIONS FROM BANKS...........................................................................     65
         10.6 BANK'S DILIGENCE..................................................................................     66
         10.7 BANK CONSENT......................................................................................     66
         10.8 NO IMPLIED REPRESENTATIONS........................................................................     66
         10.9 ADMINISTRATIVE AGENT'S DILIGENCE..................................................................     66
         10.10 NOTICE OF DEFAULT................................................................................     67
         10.11 ADMINISTRATIVE AGENT'S LIABILITY.................................................................     67
         10.12 ADMINISTRATIVE AGENT'S AND LEAD ARRANGER'S INDEMNITY.............................................     68
         10.13 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT...................................................     68

SECTION 11 TRANSFERS AND ASSIGNMENTS............................................................................     69
         11.1 TRANSFER OF COMMITMENTS...........................................................................     69
                  (a) PRIOR CONSENT.............................................................................     69
                  (b) WITHHOLDING TAX EXEMPTION.................................................................     69
                  (c) AGREEMENT; TRANSFER FEE...................................................................     69
                  (d) NOTES.....................................................................................     70
                  (e) PARTIES...................................................................................     70
         11.2 SALE OF PARTICIPATIONS............................................................................     70
                  (a) PRIOR CONSENT.............................................................................     70
                  (b) BENEFITS OF PARTICIPANT...................................................................     71
                  (c) RIGHTS RESERVED...........................................................................     71
                  (d) NO DELEGATION.............................................................................     71
         11.3 CONFIDENTIALITY...................................................................................     71

SECTION 12 INDEMNITIES..........................................................................................     72
         12.1 INCREASED COSTS...................................................................................     72
         12.2 RISK-BASED CAPITAL................................................................................     72
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         12.3 TAXES.............................................................................................     72
                  (a) TAXES; WITHHOLDING........................................................................     72
                  (b) STAMP TAXES...............................................................................     73
                  (c) INDEMNIFICATION FOR OTHER TAXES...........................................................     73
                  (d) REQUEST FOR REFUND........................................................................     74
                  (e) EXEMPTION CERTIFICATE.....................................................................     74
                  (f) FURNISHING OF CERTIFICATE.................................................................     75
                  (g) SURVIVAL OF PROVISION.....................................................................     75
         12.4 LOSSES............................................................................................     75
         12.5 INDEMNIFICATION FOR REQUESTS......................................................................     75
         12.6 GENERAL INDEMNITY.................................................................................     76
         12.7 ENVIRONMENTAL INDEMNITY...........................................................................     76
         12.8 CERTIFICATE FOR INDEMNIFICATION...................................................................     76
         12.9 DUTY TO MITIGATE; STANDARD TREATMENT..............................................................     77

SECTION 13 GENERAL..............................................................................................     77
         13.1 AMENDMENTS AND WAIVERS............................................................................     77
         13.2 GENERAL ATTORNEY-IN-FACT..........................................................................     77
                  (a) ADMINISTRATIVE AGENT NOT LIABLE...........................................................     78
                  (b) AUTHORITY TO EXECUTE TRANSFERS............................................................     78
         13.3 PERFORMANCE BY ADMINISTRATIVE AGENT OF THE BORROWER'S OBLIGATIONS.................................     78
         13.4 JUDGMENTS; CONVERSION OF CURRENCIES...............................................................     79
                  (a) CONVERSION................................................................................     79
                  (b) DISCHARGE.................................................................................     79
         13.5 CONTINUITY CLAUSE - EURO..........................................................................     79
         13.6 CUMULATIVE PROVISIONS; INTEGRATION................................................................     79
         13.7 BINDING EFFECT....................................................................................     80
         13.8 COSTS AND EXPENSES................................................................................     80
         13.9 SURVIVAL OF PROVISIONS............................................................................     80
         13.10 CAPTIONS.........................................................................................     80
         13.11 INTEREST RATE LIMITATION.........................................................................     80
         13.12 ILLEGALITY.......................................................................................     81
         13.13 NOTICES..........................................................................................     81
         13.14 GOVERNING LAW....................................................................................     81
         13.15 ENTIRE AGREEMENT.................................................................................     81
         13.16 WAIVER OF SOVEREIGN IMMUNITY.....................................................................     82
         13.17 JURY TRIAL WAIVER................................................................................     82
         13.18 JURISDICTION; VENUE; INCONVENIENT FORUM..........................................................     82
                  (a) JURISDICTION..............................................................................     82
                  (b) VENUE; INCONVENIENT FORUM.................................................................     83
         13.19 EXECUTION IN COUNTERPARTS........................................................................     83

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Section                                                                     Page

                              EXHIBITS AND ANNEXES

Exhibit A-1           (Form of Revolving Credit Note)
Exhibit A-2           (Form of Term Note)
Exhibit B-1           (Form of Credit Request)
Exhibit B-2           (Form of Letter of Credit Request)
Exhibit C             (Form of Rate Conversion/Continuation Request)
Exhibit D             (Form of Master Letter of Credit Agreement)
Exhibit E             (Form of Guaranty Agreement)
Exhibit F-1           (Form of Pledge Agreement- International)
Exhibit F-2           (Form of Pledge Agreement - ERICO Products)
Exhibit F-3           (Form of Pledge Agreement - Europa)
Exhibit G-1           (Form of Landlord Waiver)
Exhibit G-2           (Form of Bailee/Warehouseman/Consignee Waiver)
Exhibit G-3           (Form of Mortgagee Waiver)
Exhibit G-4           (Form of Consignee Notice)
Exhibit H-1           (Form of Supplemental Open-End Mortgage and Assignment)
Exhibit H-2           (Form of Amendment and Assignment to Deed of Trust)
Exhibit I             (Form of Existing Syndicate Assignment, Reallocation and
                        Acceptance Agreement)
Exhibit J             (Form of Subordination Agreement)
Exhibit K             (Form of Assignment Agreement)
Exhibit L             (Form of Advertising Permission Letter)

Annex I               Commitments Conditions
Annex II              Definitions
Annex III             Conditions Precedent to Restatement
Annex VI              Supplemental Schedule
Annex V               Additional Borrower Addendum
Annex VI              Interim Waiver of Certain Closing Conditions

                           SECOND AMENDED AND RESTATED
                   MULTICURRENCY CREDIT AND SECURITY AGREEMENT

                               (U.S. $120,000,000)

                          DATED AS OF DECEMBER 2, 2002

         ERICO INTERNATIONAL CORPORATION, an Ohio corporation, ERICO PRODUCTS, INC., an Ohio corporation and ERICO EUROPA B.V., a corporation organized under the laws of the Netherlands, the BANKS listed on the signature pages of this Agreement, LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks and Lead Arranger under this Agreement, and LASALLE BANK NATIONAL ASSOCIATION, as Issuing Bank, GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Lead Arranger and Co-Documentation Agent, NATIONAL CITY BANK, as Syndication Agent, and KEYBANK NATIONAL ASSOCIATION, as Documentation Agent hereby agree as follows:

SECTION 1         DEFINITIONS AND ACCOUNTING TERMS.

         1.1      RESTATEMENT OF CREDIT FACILITIES.

                  This Second Amended and Restated Multicurrency Credit and Security Agreement: (a) restates that certain Amended and Restated Multicurrency Credit and Security Agreement, dated as of May 2, 2002, among the Borrowers which were then parties thereto, National City Bank, as the Administrative Agent thereunder, LaSalle Bank National Association as Syndication Agent thereunder, General Electric Capital Corporation, as Documentation Agent thereunder, the Banks that were signatories thereto, and the Issuing Banks thereunder, as amended by that certain Waiver Letter and Amendment No. 1 to Amended and Restated Multicurrency Credit and Security Agreement, dated as of September 10, 2002 (as so amended, the "Original Credit Agreement"). The Loan Documents and other deliverables delivered pursuant to the requirements of Annex III to the Original Credit Agreement and any and all waivers set forth in the above-referenced Amendment to the Multicurrency Credit and Security Agreement, remain effective except to the extent amended or restated pursuant to the requirements of Annex III attached hereto.

         1.2      CERTAIN DEFINED TERMS.

                  Certain capitalized terms used in this Agreement are defined on Annex II attached hereto and incorporated herein by reference.

         1.3      COMPUTATION OF TIME PERIODS.

                  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         1.4      ACCOUNTING TERMS.

                  All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time. In all cases, such accounting and financial terms shall be applied on a basis consistent with those applied in the preparation of International and its Subsidiaries' audited financial statements for the Fiscal Year ending December 31, 2001; provided that all financial statements shall reflect the adoption of FAS 106. Notwithstanding the foregoing, for purposes of determining satisfaction of the financial tests set forth in Sections 2.12 and 2.13 of this Agreement and compliance with any covenant set forth in Section 6.4 of this Agreement, such terms shall be construed in accordance with GAAP as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Banks shall so request, the Banks and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks); provided that, until so amended (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrowers shall provide to the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.5      CURRENCY EQUIVALENTS.

                  Not later than 11:00 a.m., central time, on the date (a) of each Borrowing denominated in an Alternate Currency and of any Rate Conversion or Rate Continuation thereof, (b) of the issuance or renewal of each Letter of Credit denominated in an Alternate Currency and (c) on any other month-end date that the Administrative Agent deems appropriate (each a "Reset Date"), the Administrative Agent shall determine the Dollar Equivalents of each Alternate Currency Advance and each Letter of Credit denominated in an Alternate Currency then outstanding (after giving effect to any Alternate Currency Advance made or repaid on such date) and notify International and the Banks of the results of such determination. For purposes of this Agreement, except as otherwise specified herein, the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined. For the purposes of Section 2 of this Agreement, the determination made in accordance with clause (a), (b) or
(c) of the first sentence of this Section 1.5 shall be deemed to remain in effect with respect to each Advance comprising a particular Borrowing and with respect to each Letter of Credit denominated in an Alternate Currency, until the first Business Day after the Reset Date and thereafter until the next Reset Date. Each reference herein to an amount stated in Dollars shall be a reference to Dollars or the Dollar Equivalent of such amount unless the context dictates otherwise. Each reference herein to an amount stated in an Alternate Currency shall be a reference to the Dollar Equivalent of such Alternate Currency if the context so requires.

         1.6      ADDITION OF BORROWERS.

                  By execution of an Additional Borrower Addendum by a signatory thereto, and upon acceptance of such Additional Borrower Addendum by the Administrative Agent and each of the Loan Parties, in their sole discretion, and such signatory's satisfaction of all conditions and completion of deliveries specified in such Additional Borrower Addendum, this Agreement shall be deemed amended so that such signatory shall become for all purposes a party to this Agreement as if an original signatory hereto and shall be admitted as a Borrower hereunder. Except to the extent this Agreement is expressly amended by the Additional Borrower Addendum in respect to such signatory Borrower, this Agreement shall be binding for all purposes upon such signatory Borrower as if an original signatory thereto. Unless otherwise agreed to in the Additional Borrower Addendum, the Obligations of such signatory Borrower shall be cross-defaulted with each other Borrower and if such signatory Borrower shall become a Pledging Borrower, such Pledging Borrower's Obligations shall be cross-collateralized with the Obligations of each other Pledging Borrower.

         1.7      AUTHORIZATION OF BORROWER REPRESENTATIVE TO MAKE REQUESTS.

                  For purposes of Sections 2.2, 2.9(d), 2.9(e), 2.10 and 2.11(d) of this Agreement, each of the Borrowers hereby: (i) authorizes the Borrower Representative to make such request or give such notices as may be required by such Sections for the benefit of all or any of the Borrowers and (ii) authorizes the Administrative Agent to treat such requests or notices given or made by the Borrower Representative as being requests or notices given or made by such Borrower for purposes of such Sections. Unless otherwise agreed to by the Administrative Agent, the Borrower Representative shall be the only Borrower entitled to give such notices or make such requests directly to the Administrative Agent for purposes of the above-referenced Sections of this Agreement. Each Borrower agrees to be bound by all notices and requests and other such actions by the Borrower Representative.

         1.8      CONSTRUCTION OF TERMS GENERALLY.

                  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including," shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning as the word "shall." Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified (subject to any restriction on such amendments, supplements or modifications as may be set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, (d) all references to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) unless the context or the provisions of this Agreement otherwise indicate, the words "assets" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, and tangible and intangible assets and properties, including cash, securities, accounts and contract rights and interests in any of the foregoing.

         1.9      LIABILITY OF BORROWERS.

                  The parties intend that this Agreement shall in all circumstances be interpreted to provide that each Foreign Borrower is liable only for Loans made to such Foreign Borrower, interest on such Loans, such Foreign Borrower's guaranty pursuant to reimbursement obligations owing to the Issuing Banks by its Foreign Subsidiaries, and its Ratable Borrower Share of otherwise unallocated general fees, reimbursements and charges hereunder and under any other Loan Document. The parties likewise intend that this Agreement shall in all circumstances be interpreted to provide, unless otherwise expressly stated to the contrary, that each Pledging Borrower and each Substantial Guarantor is liable for all Obligations of all of the Borrowers.

SECTION 2         STATEMENT OF TERMS.

         2.1      REVOLVING CREDIT FACILITY.

                  (a)      REVOLVING CREDIT ADVANCES.

                           Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make, from time to time on and after the Restatement Date and up to but excluding the Business Day immediately preceding the Termination Date, Revolving Credit Advances to each of the Borrowers; provided, however, that, subject to Section
         1.5 hereof, the outstanding principal amount of Revolving Credit Advances made by or on behalf of such Bank to such Borrower, when taken together with the outstanding principal amount of all Revolving Credit Advances made by or on behalf of such Bank to all of the Borrowers, shall not exceed the amount of such Bank's Revolving Credit Commitment for all Borrowers in effect at such time minus the LC Exposure of such Bank in respect of all of the Borrowers at such time. Within the limits set forth herein, a Borrower may borrow, prepay and reborrow Revolving Credit Advances.

                  (b)      REVOLVING CREDIT BORROWINGS.

                           Each Revolving Credit Advance to a Borrower shall be:
         (i) if an Alternate Base Rate Borrowing, in an aggregate amount of not less than One Hundred Thousand Dollars ($100,000), (ii) if a LIBOR Borrowing denominated in Dollars, in an aggregate amount of not less than One Million Dollars ($1,000,000) or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and (iii) if a LIBOR Borrowing denominated in an Alternate Currency, in an aggregate amount of not less than the Dollar Equivalent of One Million Dollars ($1,000,000). Each Borrowing denominated in an Alternate Currency shall only be a LIBOR Borrowing and not an Alternate Base Rate Borrowing. Each Borrower shall be entitled to have more than one LIBOR Borrowing outstanding at one time; provided, however, that such Borrower shall not be entitled to request any LIBOR Borrowing which, together with all outstanding Revolving Credit Borrowings and Term Borrowings to all Borrowers (treating outstanding Alternate Base Rate Advances as a single Borrowing for purposes of determining outstanding Borrowings), would result in an aggregate of more than twenty (20) LIBOR Borrowings outstanding at any one time.

                  (c)      REVOLVING CREDIT NOTES; LOAN ACCOUNT.

                           Each Bank's Revolving Credit Advance to a Borrower shall be evidenced at all times by a Revolving Credit Note executed and delivered by such Borrower, payable to the order of such Bank and in a principal amount equal to the amount of such Bank's Revolving Credit Commitment in effect at the execution and delivery of such Bank's Revolving Credit Note. Whenever a Borrower obtains a Revolving Credit Advance, each Bank may endorse an appropriate entry on such Bank's Revolving Credit Note or make an appropriate entry in a loan account or subaccount (the "Loan Account") which may be maintained in such Bank's books and records, or both, to evidence such Bank's Revolving Credit Advances comprising part of a Revolving Credit Borrowing to a Borrower. The Loan Account (which shall be maintained so as to have within such Loan Account specific subaccounts for each Borrower therein) shall also evidence: (i) accrued interest on the Revolving Credit Advances of such Bank to each Borrower, (ii) all other amounts due to such Bank in respect of such Revolving Credit Advances and (iii) all payments made by each Borrower received by such Bank from the Administrative Agent for application to such Revolving Credit Borrowings. Each entry on such Bank's Revolving Credit Note or in such Bank's books and records or Loan Account shall be prima facie evidence of the data entered. Such entries shall not be a condition to any Borrower's obligation to repay the Obligations.

                           (i) CONTROL ACCOUNT MAINTAINED BY ADMINISTRATIVE AGENT. The Administrative Agent shall maintain on its books and records a control account (the "Control Account") in respect of each Borrower and the Revolving Credit Borrowings hereunder in which the Administrative Agent shall record: (i) advances of Revolving Credit Borrowings to such Borrower, (ii) the Ratable Portion of each Bank in the outstanding Revolving Credit Borrowings, (iii) the amounts of any Collections and Remittances, if any, received and credited to reduce the Revolving Credit Advances and (iv) the Ratable Portion of each Bank in such credited Collections and Remittances. Each entry by the Administrative Agent in the Control Account shall be prima facie evidence of the data entered.

         2.2      CREDIT REQUESTS.

                  Each Revolving Credit Advance shall be made upon request of a Borrower in accordance with clause (a) below or upon a request deemed to be made pursuant to clause (b) below:

                  (a)      CREDIT REQUESTS EXECUTED BY BORROWERS.

                           Requests for Revolving Credit Advances comprising a Revolving Credit Borrowing shall be given by the Borrower Representative to the Administrative Agent not later than 12:00 p.m. (central time): (i) on the Business Day which is the specified date of a requested Revolving Credit Advance which is an Alternate Base Rate Borrowing (Revolving Credit Advances made on the Restatement Date may only be Alternate Base Rate Advances), (ii) on the Business Day which is three (3) Business Days before the specified date of a requested Revolving Credit Advance which is a LIBOR Borrowing denominated in Dollars and (iii) on the Business Day which is four (4) Business Days before the specified date of a requested Revolving Credit Advance which is a LIBOR Borrowing denominated in an Alternate Currency. Each such request (a "Credit Request") for a Revolving Credit Advance shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each written Credit Request or written confirmation thereof shall be substantially the form of Exhibit B-1 attached hereto, signed by the Borrower Representative and transmitted by the Borrower Representative to the Administrative Agent by telecopier. Each written and telephonic Credit Request and each confirmation thereof shall specify: (a) the Borrower which is to receive the proceeds of the Loans
         (B) the requested date of the Revolving Credit Advances, (C) the aggregate amount of such Revolving Credit Advances, (D) whether such Revolving Credit Borrowing is an Alternate Base Rate Borrowing or LIBOR Borrowing denominated in Dollars or a LIBOR Borrowing denominated in an Alternate Currency, (E) in the case of a requested LIBOR Borrowing denominated in an Alternate Currency, the currency to be borrowed and
         (F) in the case of any proposed LIBOR Borrowing, the initial Interest Period for such LIBOR Borrowing. Each Credit Request by or on behalf of a Borrower shall be irrevocable and binding on such Borrower and subject to the indemnification provisions of Section 12 of this Agreement. The Administrative Agent may rely on a telephonic Credit Request to the same extent that the Administrative Agent may rely on a written Credit Request. A Borrower shall bear all risks related to the giving of a Credit Request by or on behalf of such Borrower whether given telephonically or by such other method of transmission as such Borrower shall elect.

                  (b)      REQUESTS FOR REVOLVING CREDIT BORROWING DEEMED GIVEN.

                           A Borrower shall be deemed to have made a request for a Borrowing (a "Deemed Credit Request"), which Deemed Credit Request shall be deemed to be irrevocable, upon the occurrence of any of the following and the Banks agree that on the specified date of such occurrence, the Banks will make the requested Advances pursuant to the Deemed Credit Request and that the Banks' obligation to make such Advances is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever:

                           (i)      LETTER OF CREDIT DRAWING. As specified in
                  Section 2.11(g) of this Agreement, upon a drawing under a Letter of Credit, International shall be deemed to have made a request for either (a) an Alternate Base Rate Borrowing, in the case of a Letter of Credit denominated in Dollars or (B) a LIBOR Borrowing, in the case of a Letter of Credit denominated in an Alternate Currency in an amount equal to the amount necessary either to reimburse the Issuing Bank for such drawing upon the Letter of Credit together with accrued interest thereon or, if reimbursement of the Issuing Bank is made by the Banks for any reason, reimburse the Banks for such payment.

                           (ii) PAYMENT OF INTEREST AND OBLIGATIONS. Unless payment is otherwise made by the Borrowers, upon any such interest or fee hereunder becoming due without payment by the Borrowers, the Borrowers shall be deemed to have made a request for either (A) an Alternate Base Rate Borrowing, in the case of amounts due in Dollars or (B) a LIBOR Borrowing, in the case of amounts due in an Alternate Currency, in an amount equal to the amount necessary to pay such interest or fee.

         2.3      FUNDING OF REVOLVING CREDIT ADVANCES.

                  The Administrative Agent shall notify each Bank of a Credit Request no later than 2:00 p.m. (central time) on the date received by telecopier, telephone or similar form of transmission. Each Bank shall, before 4:00 p.m. (central time) on the date a Revolving Credit Borrowing is requested, make available to the Administrative Agent, in immediately available funds at the account of the Administrative Agent maintained at the Payment Office as shall have been notified by the Administrative Agent to the Banks prior to such date, such Bank's Ratable Portion of the Revolving Credit Advances comprising such Revolving Credit Borrowing. On the date specified for a Revolving Credit Borrowing in such Credit Request, after the Administrative Agent's receipt of the funds representing a Bank's Ratable Portion of such Revolving Credit Borrowing and subject to the terms of this Agreement and the applicable Borrower's fulfillment of the conditions set forth in Section 3 of this Agreement, the Administrative Agent will make such Revolving Credit Advance of such Bank available to such Borrower in immediately available funds, by wire transfer or intrabank transfer to: (A) the Operating Account or (B) such other account of such Borrower as the Administrative Agent and the Borrower shall have agreed upon from time to time for this purpose; provided, however, that, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Banks.

         2.4      AVAILABILITY OF FUNDS.

                  Unless the Administrative Agent shall have received notice from a Bank prior to the date (or, in the case of Alternate Base Rate Advances, prior to the time) of any Revolving Credit Borrowing that such Bank will not make available to the Administrative Agent such Bank's Ratable Portion of the Revolving Credit Borrowing, the Administrative Agent may assume that such Bank has made its Ratable Portion of the Revolving Credit Borrowing available to the Administrative Agent on the date of the Revolving Credit Borrowing in accordance with Section 2.3 of this Agreement. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, make available to the Borrower on such date, a corresponding portion of the Revolving Credit Borrowing. Any disbursement by the Administrative Agent in reliance on such assumption shall be deemed to be a Revolving Credit Advance by such Bank.

         2.5      AFFILIATED FUNDING THROUGH, ON BEHALF OF, OR BY BANKS.

                  (a)      SPV FUNDING ON BEHALF OF BANKS.

                           Notwithstanding anything to the contrary contained herein, all or any part of a Loan that any Bank (an "Obligated Bank") may be obligated to fund pursuant to this Agreement may be funded on such Bank's behalf by a special purpose funding vehicle (an "SPV"); provided, however, that, (a) if any SPV fails to fund all or any part of such Loan, the Obligated Bank shall be obligated to fund such Loan pursuant to the terms hereof, (b) in no event shall any such funding by any SPV increase the costs or expenses for which any Borrower is liable under this Agreement and (c) in no event shall any such funding through any SPV subject any Borrower to any Taxes or other Taxes without such Obligated Bank's being subject to the exercise by the Borrowers of their rights under Section 11.2 of this Agreement. The funding of a Loan by an SPV hereunder shall utilize the Commitment of the Obligated Bank to the same extent, and as if, such Loan were funded by such Obligated Bank, and for purposes of this Agreement, such Loan shall be deemed to have been made by such Obligated Bank. Each party hereto hereby agrees that: (i) no SPV shall be liable for any indemnity or payment under this Agreement for which such Obligated Bank would otherwise be liable and (ii) the SPV shall act only on behalf of and through the Obligated Bank and shall have no rights hereunder or otherwise with respect to any Borrower independent of those of such Obligated Bank hereunder. Notwithstanding anything to the contrary contained in this Agreement, any SPV may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee for such SPV's obligations which has agreed in writing to be bound by the provisions of Section 11.3 hereof. This Section 2.5 may not be amended without the prior written consent of each Obligated Bank which has notified Borrower Representative and the Administrative Agent that all or any part of any of its Loans is being funded by an SPV at the time of such amendment.

                  (b) FUNDING BY BANKS AND ISSUING BANKS ISSUERS THROUGH OR ON BEHALF OF LENDING INSTALLATIONS.

                           Notwithstanding anything to the contrary contained herein, all or any part of a Loan that any Obligated Bank may be obligated to fund pursuant to this Agreement (i) may be funded by such Bank on behalf of such Bank's Lending Installation or (ii) may be funded on such Bank's behalf by such Bank by and through any such Lending Installation; provided that, (a) if any Lending Installation fails to fund all or any part of such Loan, the Obligated Bank shall be obligated to fund such Loan pursuant to the terms hereof, (b) in no event shall any such funding by any Lending Installation increase the costs or expenses for which any Borrower is liable under this Agreement and (c) in no event shall any such funding on behalf of or through any such Lending Installation subject any Borrower to any Taxes or other Taxes without such Obligated Bank's being subject to the exercise by the Borrowers of their rights under Section 11.2 of this Agreement. The funding of a Loan by a Lending Installation hereunder shall utilize the Commitment of the Obligated Bank to the same extent, and as if, such Loan were funded by such Obligated Bank, and for purposes of this Agreement, such Loan shall be deemed to have been made directly by such Obligated Bank. The funding of a Loan by such Lending Installation on behalf of its Obligated Bank hereunder shall utilize the Revolving Credit Commitment of the Obligated Bank to the same extent, and as if, such Loan were funded by such Obligated Bank for its own account, and for purposes of this Agreement, such Loan shall be deemed to have been made by such Obligated Bank for the account of the Obligated Bank. Any payments made by any Borrower to the Obligated Bank or its Lending Installation shall be applied in reduction of the Obligations owing by such Borrower to the Obligated Bank and shall automatically reduce on dollars for dollar any related account of the Lending Installation with respect to such Obligations to the Obligated Bank. Each party hereto hereby agrees that the Lending Installation shall have no rights hereunder or otherwise with respect to any Borrower independent of those of such Obligated Bank hereunder but shall by reason of its acceptance of its selection as a Lending Installation, otherwise be deemed subject to the terms and conditions hereof. This Section 2.5 may not be amended without the prior written consent of each Obligated Bank which has notified Borrower Representative and the Administrative Agent that all or any part of any of its Loans is being funded on such Bank's behalf through a Lending Installation at the time of such amendment.

         2.6      TERM FACILITY.

                  (a)      TERM ADVANCES.

                           Subject to the terms and conditions of this Agreement, on the Restatement Date, each Bank severally agrees to make an Advance on a term basis (the "Term Advance") to the Borrowers in the amount specified on Annex I in respect to such Bank. The Term Advance of each Bank shall be comprised of one or more Term Borrowings, as the Borrowers may elect from time to time by delivery to the Administrative Agent by the Borrower Representative of a Rate Conversion/Continuation Request pursuant to Section 2.10 of this Agreement.

                  (b)      TERM BORROWINGS.

                           Each Term Borrowing shall be: (i) with respect to Alternate Base Rate Advances, in an aggregate amount of not less than Five Hundred Thousand Dollars ($500,000) and (ii) with respect to LIBOR Advances, in an aggregate amount of not less than One Million Dollars ($1,000,000) or an integral multiple of Two Hundred and Fifty Thousand Dollars ($250,000) in excess thereof. The Borrowers shall be entitled to have more than one Term Borrowing outstanding at one time; provided, however, that the Borrowers shall not be entitled to request any Term Borrowing which, together with all outstanding Revolving Credit Borrowings and Term Borrowings to all Borrowers, would result in any Bank's having an aggregate of more than twenty (20) Borrowings (treating outstanding Alternate Base Rate Advances as a single Borrowing for purposes of determining outstanding Borrowings) outstanding at any one time to all of the Borrowers.

                  (c)      TERM NOTES.

                           Each Bank's Term Advance shall be evidenced by and repayable in accordance with a Term Note which shall: (i) be executed and delivered by the Borrowers (other than Europa), payable to the order of such Bank and (ii) be in a principal amount equal to the amount of such Bank's Term Advance; provided, however, that, in the absence of the Term Note, the Term Advance shall be evidenced by the Bank's records of disbursements and repayments, which records shall be, absent manifest error, prima facie evidence of the Obligations of the Borrowers in respect of such Term Advance.

                  (d)      AMORTIZATION AND MATURITY OF TERM ADVANCES.

                           The Term Advance of each Bank shall be repaid by the Borrowers to the Administrative Agent for the benefit of the Banks in twenty (20) quarterly installments of principal payable on the last day of each December, March, June and September of each calendar year as follows: (i) during the period commencing with March 31, 2003 and ending with and including December 31, 2003, each installment shall be in a principal amount equal to such Bank's Ratable Portion of One Million Five Hundred Thousand Dollars ($1,500,000), payable together with interest thereon, and (ii) during the period commencing with March 31, 2004 and ending with and including September 30, 2007, each installment shall be in a principal amount equal to such Bank's Ratable Portion of Two Million Four Hundred Thirty-Seven Five Hundred Dollars ($2,437,500), payable together with interest thereon, and (iii), on December 2, 2007, a final installment in a principal amount equal to such Bank's Ratable Portion of Two Million Four Hundred Thirty-Seven Thousand Five Hundred Dollars ($2,437,500), payable together with interest thereon, or such greater or lesser amount as is required to bring the principal of the Term Advance to zero (0) (with each of such referenced repayment dates being a "Term Advance Repayment Date").

         2.7      FUNDING OF TERM ADVANCES BY BANKS.

                  Each Bank shall, prior to 1:00 P.M. (central time) on the Restatement Date, make available to the Administrative Agent, in immediately available funds at the account of the Administrative Agent maintained at the Payment Office as shall have been notified by the Administrative Agent to the Banks prior to such date, the portion of the amount specified in Annex I in respect of such Bank which has not been previously funded on the Restatement Date.

                  (a)      DISBURSEMENT OF TERM FUNDS RECEIVED.

                           Upon the Administrative Agent's receipt of funds on the Restatement Date representing a Bank's Term Advances, and subject to the terms of this Agreement and the fulfillment of the conditions set forth in Section 3 of this Agreement, the Administrative Agent shall make such remaining portion of the Term Advance of such Bank available to the Borrowers in immediately available funds, by wire transfer or intrabank transfer: (A) to the Operating Account or (B) such other account of the Borrowers as the Administrative Agent and the Borrower Representative shall have agreed upon from time to time; provided, however, that, if the Term Advance shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Banks.

                  (b)      AVAILABILITY OF TERM ADVANCE FUNDS.

                           Unless the Administrative Agent shall have received notice from a Bank on the Restatement Date that such Bank will not make available to the Administrative

         Agent the unfunded portion of such Bank's Term Advance on the Restatement Date, the Administrative Agent may assume prior to receipt of funds from such Bank that such Bank has made its Term Advance available to the Administrative Agent on the Restatement Date. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, make available to the Borrowers funds equal to such unfunded portion of such Bank's Term Advance. Any disbursement by the Administrative Agent in reliance on such assumption shall be deemed to be the advance by such Bank of its Term Advance.

         2.8      FAILURE OF BANK TO FUND.

                  If and to the extent that any Bank shall not have made available to the Administrative Agent such Bank's Ratable Portion of any Revolving Credit Borrowing (pursuant to either Section 2.3 of this Agreement or pursuant to Section 2.11(g) hereof in connection with Deemed Credit Requests for Revolving Credit Advances to pay unpaid reimbursement obligations for Letters of Credit hereunder) or any Term Advance pursuant to Section 2.6 hereof, or any Bank fails to make available to the Administrative Agent the amount of such Bank's participation purchase price payable for its participating interest in the unpaid reimbursement obligations with respect to Letters of Credit pursuant to Section 2.11(g) hereof, such Bank shall pay such amount to the Administrative Agent for application pursuant to this Section immediately upon demand by the Administrative Agent. To the extent that such Bank does not pay such amount to the Administrative Agent forthwith upon such demand by the Administrative Agent, the Administrative Agent shall promptly request payment thereof from the Borrower, and the Borrower shall immediately pay such amount that is actually advanced to the Administrative Agent for application pursuant to this Section. Such Bank and the Borrowers shall be severally liable to pay interest to the Administrative Agent on such amount for each day from the date such amount should otherwise have been made available to the Administrative Agent until the date such amount is paid to the Administrative Agent by such Bank of the Borrowers, at a per annum rate of interest equal to: (A) in the case of a Bank, Federal Funds Rate and (B) in the case of the Borrower, the interest rate applicable at the time to Alternate Base Rate Advances, or if such Advances are denominated in an Alternate Currency, at the interest rate applicable at the time to LIBOR Advances.

                  (a)      PAYMENT CONSTITUTING RATABLE PORTION.

                           If such Bank pays to the Administrative Agent the Bank's Ratable Portion of such Revolving Credit Borrowing or Term Borrowing or such Bank's participation purchase price, as the case may be, prior to repayment of such amount by the Borrower, the amount so repaid shall constitute such Bank's Ratable Portion of such Revolving Credit Borrowing or Term Borrowing or participation purchase price, as the case may be. In such circumstances, the Borrowers shall have no further obligation to make the payment required by this Section. Such payment shall be applied as if paid when otherwise required hereunder and shall be applied as provided in Sections 2.3 and 2.11(g) hereof, as the case may be.

                  (b)      CONTINUING BORROWER OBLIGATION.

                           Failure of any Bank to fund its Ratable Portion of any Borrowing or to pay any participation purchase price for its participating interest required hereunder shall not relieve or excuse the performance by the Borrower of any of its duties or obligations hereunder.

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                  (c)      TREATMENT OF BANK FAILING TO FUND.

                           To the extent any Bank fails to make available to the Administrative Agent such Bank's Ratable Portion of Revolving Credit Borrowings or Term Borrowings hereunder or such Bank's participation purchase price for its participating interests in unpaid reimbursement obligation with respect to Letters of Credit hereunder, the Administrative Agent shall not be obligated to transfer to such Bank any payments made by the Borrowers to the Administrative Agent for the benefit of such Bank until the Bank has cured its failure. Until the earlier of such Bank's cure of its failure to fund or the termination of the Revolving Credit Commitments, all amounts repaid to the Administrative Agent by the Borrowers which would otherwise be required to be applied to such Bank's Ratable Portion of the Revolving Credit Advances or participation purchase price, as the case may be, shall be advanced to the Borrowers by the Administrative Agent on behalf such Bank to cure, in full or in part, the failure by such Bank to fund, but shall nevertheless be deemed to have been paid to such Bank in satisfaction of the Obligations to which such payment would otherwise have been applied. Notwithstanding anything contained herein to the contrary, no such Bank failing to fund shall have any voting or consent rights under or with respect to the Loan Documents or constitute a "Bank" (or be included in the calculation of "Required Banks" hereunder) for any voting or consent rights under or with respect to any Loan Document. The terms of this Section 2.8(c) shall: (i) remain effective with respect to such defaulting Bank until such time as the Bank failing to fund shall no longer be in default of any of its obligations under this Agreement and (ii) shall not relieve or excuse the performance by the Borrowers of any duties or obligations hereunder.

                  (d)      CONTINUING BANK OBLIGATION TO FUND.

                           It is understood that: (i) a Bank shall not be responsible for any failure by any other Bank to perform its obligation to make any Advances hereunder, (ii) the Revolving Credit Commitment of a Bank shall not be increased or decreased as a result of any failure by any other Bank to perform its obligation to make any Advances hereunder, (iii) failure by any Bank to perform its obligation to make any Advances hereunder shall not excuse any other Bank from its obligation to make any Advances hereunder, and (iv) the obligations of each Bank hereunder shall be several, not joint and several.

                  (e) EFFECT OF BANK'S FAILURE TO FUND ON OBLIGATIONS OF ISSUING BANK.

                           In the circumstance that any Bank fails to make available its Ratable Portion of Revolving Credit Borrowings hereunder or participation purchase price, the Issuing Bank shall not be required to issue Letters of Credit unless the Issuing Bank has entered into arrangements with the Borrowers satisfactory to the Issuing Bank and the Borrowers which either: (i) eliminate the Issuing Bank's risk with respect to the refunding of or participation in Letters of Credit by such defaulting Bank, including creation of a cash collateral account to assure payment of such defaulting Bank's Ratable Portion of outstanding LC Exposure or (ii) provide that the issuance of Letters of Credit hereunder, taking into account the potential failure of such defaulting Bank to refund or purchase participating interests therein, will not cause the Issuing Bank to incur aggregate credit exposure hereunder with respect to Revolving Credit Advances made thereby and LC Exposure owing thereto to be in excess of its Revolving Credit Commitment (the Borrowers agreeing not to incur Revolving Credit Advances and LC Exposure hereunder which would cause such aggregate excess exposure).

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         2.9      REPAYMENTS; PREPAYMENTS; REDUCTION OF COMMITMENT.

                  (a)      REPAYMENT.

                           Each Borrower shall repay to the Administrative Agent for the account of the Banks the outstanding principal amount of the Revolving Credit Advances on the Termination Date. The Borrowers shall repay to the Administrative Agent for the account of the Banks the Term Advance in accordance with Section 2.6(d) of this Agreement and the Term Notes. Repayments of Advances denominated in Dollars shall be made in Dollars. Repayments of Advances denominated in an Alternative Currency shall be made in such Alternate Currency, together with interest thereon.

                  (b)      MANDATORY PREPAYMENT; CALCULATION.

                           (i) PREPAYMENT OF EXCESS REVOLVING CREDIT ADVANCES. If, on any Business Day, the aggregate Revolving Credit Advances then outstanding plus the LC Exposure exceeds the aggregate Revolving Credit Commitments of all of the Banks, then the Borrowers shall on such day prepay to the Administrative Agent for the account of the Banks an aggregate principal amount of such Revolving Credit Advances in an amount at least equal to such excess plus any amounts required pursuant to Section 12.4 of this Agreement. For the purposes of determining compliance with this Section 2.9(b), the Dollar Equivalent in respect of any Advance denominated in an Alternate Currency shall be determined by the Administrative Agent in accordance with Section 1.5.

                  (c) MANDATORY APPLICATION OF NET PROCEEDS; EXCESS CASH FLOW RECAPTURE.

                           (i) APPLICATION OF NET PROCEEDS. From and after the Restatement Date, the Borrowers shall apply all Net Proceeds promptly upon receipt thereof to prepay the Term Advances outstanding at the time of such receipt with such prepayments being applied: (A) first, to outstanding Term Advances, applied pro rata across all of the installment maturities of such Term Advances, and (B) second, to outstanding Revolving Credit Loans; provided, however, that nothing in this Subsection 2.9(c)(i) hereof or in the definition of "Net Proceeds" shall constitute authorization not otherwise permitted by this Agreement for the Borrowers to enter into any transaction that would generate Net Proceeds.

                           (ii) EXCESS CASH FLOW RECAPTURE. Not later than one hundred twenty (120th) days following each Fiscal Year end of the Borrowers, commencing with Fiscal Year ending 2003, the Borrowers shall prepay the Term Advances and Revolving Credit Advances outstanding at the time in an aggregate amount equal to fifty percent (50.00%) of the Consolidated Excess Cash Flow of the Borrowers for the immediately preceding Fiscal Year with such prepayments being applied: (A) first, to outstanding Term Advances, applied pro rata across all of the installment maturities of such Term Advances, and (B) second, to outstanding Revolving Credit Advances, provided, however, that if the Consolidated Funded Debt to EBITDA Ratio and the Consolidated Funded Debt to Consolidated Net Worth Ratio are each less than 3.00 to 1.00 at the end of such Fiscal Year, then no portion of such Consolidated Excess Cash Flow shall be required to be applied to prepay the Terms Advances and the Revolving Credit Advances.

                  (d)      REDUCTION OF REVOLVING CREDIT COMMITMENT.

                           Upon five (5) Business Days prior written notice to the Administrative Agent, the Borrower Representative may in accordance with the terms of this Agreement request that the Banks permanently reduce, in whole or in part, the aggregate Revolving Credit Commitment. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or a multiple of One Hundred Thousand Dollars ($100,000) in excess thereof, (ii) the Borrower Representative shall not be permitted to reduce the aggregate Revolving Credit Commitments unless, concurrently with any reduction, the Borrowers shall make principal payments on each Bank's then outstanding Revolving Credit Advances such that the sum of the Revolving Credit Advances plus the LC Exposure is no more than the Revolving Credit Commitment of such Bank as so reduced. Each reduction in the aggregate Revolving Credit Commitment hereunder shall be made among the Banks ratably in accordance with their Revolving Credit Commitments, as the case may be. On the date of each reduction, the Borrowers shall pay to the Administrative Agent for the account of the Banks (x) the facility fees and interest accrued through the date of such reduction in respect of the aggregate Revolving Credit Commitment and (y) any amounts required pursuant to the provisions of Section 12.4 of this Agreement. Any reduction in the Revolving Credit Commitment shall be a permanent reduction and no amount in excess of such reduced commitment may thereafter be borrowed or reborrowed.

                  (e)      PERMITTED PREPAYMENTS.

                           A Borrower may prepay all or any part of Term Advances or Revolving Credit Advances by giving notice through the Borrower Representative to the Administrative Agent for the account of the Banks stating the proposed date of prepayment, the Type of Borrowing being prepaid and the aggregate principal amount of the prepayment: (i) not later than 11:00 A.M. (central time) on any Business Day that is the proposed date of such prepayment, with respect to Alternate Base Rate Advances, (ii) not later than 11:00 A.M. (central time) on the third Business Day prior to the Business Day that is the proposed date of such prepayment, with respect to LIBOR Advances denominated in Dollars and (iii) not later than 11:00 A.M. (central time) on the fourth Business Day prior to the Business Day that is the proposed date of such prepayment, with respect to LIBOR Advances denominated in an Alternate Currency. If the notice to the Administrative Agent is in respect of the prepayment of Alternate Base Rate Advances, the Borrower shall, upon the giving of such notice, prepay the outstanding aggregate principal amount of the Alternate Base Rate Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part; provided, however, that each partial prepayment of Alternate Base Rate Advances shall be in the aggregate principal amount of not less than Fifty Thousand Dollars ($50,000). If the notice to the Administrative Agent is in respect of the prepayment of any LIBOR Advances, the Borrower shall, after giving such notice, prepay the outstanding aggregate principal amount of any LIBOR Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, along with the accrued interest to the date of such prepayment on the principal amount of such Borrowing so prepaid; provided, however, that: (i) each partial prepayment of any LIBOR Advances shall be in an aggregate principal amount of not less than One Million Dollars ($1,000,000), or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof or the Dollar Equivalent thereof (iii) any prepayment of any LIBOR Advance made on a day other than the last day of an Interest Period shall obligate the Borrower to reimburse the Banks in respect thereof pursuant to Section 12.4 of this Agreement, and (iv) any permitted prepayment of the Term Advances made pursuant to this Section 2.9(e) shall be applied pro rata across all of the installment maturities of such Term Advances.

         2.10     RATE CONVERSION AND RATE CONTINUATION.

                  A Borrower shall have the right to convert all or any portion of Revolving Credit Borrowing or Term Borrowings into, or continue all or any portion of the Advances comprising any Borrowing as, LIBOR Advances or Alternate Base Rate Advances, upon request delivered by the Borrower Representative for on or behalf of any Borrower to the Administrative Agent not later than 11:00 A.M. (central time): (a) on the Business Day that a Borrower desires to convert any LIBOR Borrowing denominated in Dollars into an Alternate Base Rate Borrowing,
(b) three Business Days prior to the Business Day on which the Borrower desires to convert any Alternate Base Rate Borrowing into LIBOR Borrowing denominated in Dollars for a given Interest Period, (c) three Business Days prior to the Business Day on which Borrower desires to continue any LIBOR Borrowing as a LIBOR Borrowing, whether denominated in Dollars or an Alternate Currency, for an additional Interest Period of the same duration, and (d) three Business Days prior to the Business Day on which Borrower desires to convert any LIBOR Borrowing having a particular Interest Period into a LIBOR Borrowing having a different permissible Interest Period; provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                           (i) each Rate Conversion or Rate Continuation shall be made ratably among the Banks based upon such Bank's Ratable Portion of such converted or continued Advance comprising a Revolving Credit Borrowing or Term Borrowing;

                           (ii) if less than all the outstanding principal amount of a Borrowing is converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be: (A) in the case of a LIBOR Borrowing, not less than One Million Dollars ($1,000,000), or an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof and
                  (B) in the case of an Alternate Base Rate Borrowing, One Hundred Thousand Dollars ($100,000);

                           (iii) each Rate Conversion or Rate Continuation shall be effected as if each Bank were applying the proceeds of Advances resulting from such Rate Conversion or Rate Continuation to Advances being converted or continued, as the case may be, and the accrued interest on any such Advances (or portion thereof) being converted or continued shall be paid to the Administrative Agent on behalf of each Bank by the Borrower at the time of such Rate Conversion or Rate Continuation;

                           (iv) a LIBOR Borrowing shall not be converted or continued at a time other than the end of an Interest Period applicable thereto unless the Borrower shall pay, upon demand, any amounts due to any of the Banks pursuant to Section 12.4 of this Agreement;

                           (v) Revolving Credit Advances may not be converted into or continued as a LIBOR Borrowing if the Interest Period applicable thereto will expire less than one month prior to the Revolving Credit Termination Date;

                           (vi) Advances may not be converted into or continued as LIBOR Advances comprising a Term Borrowing unless the Interest Period applicable thereto expires on or prior to the maturity of the Loans comprising such Term Borrowing;

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

                           (vii) after and during the continuance of a Potential Default, and after the occurrence of an Event of Default which has not been waived by the Required Banks, Advances denominated in Dollars may not be converted or continued as a LIBOR Borrowing;

                           (viii) with respect to LIBOR Advances comprising a Term Borrowing, no Interest Period can be selected which ends after any Term Advance Repayment Date, unless, after giving effect to such selection, the aggregate unpaid principal amount of Alternate Base Rate Loans, together with the aggregate unpaid principal amount of all Term Borrowings which are comprised of LIBOR Advances with Interest Periods ending on or prior to such Term Advance Repayment Date shall be at least equal to that portion of the aggregate principal amount of the Term Advance due and payable on and prior to such Term Advance Repayment Date; and

                           (ix) Advances that cannot be converted into or continued as LIBOR Advances by reason of clause (v) or (vi) of this definition shall be automatically converted at the end of the Interest Period in effect for such LIBOR Advances into Alternate Base Rate Advances, except that LIBOR Advances denominated in an Alternate Currency that cannot be converted or continued by reason of clause (v) of this definition shall become due and payable upon the last day of the applicable Interest Period with respect thereto.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of a Revolving Credit Borrowing or a Term Borrowing shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each written Rate Conversion/Continuation Request or written confirmation thereof shall be substantially in the form of Exhibit C attached hereto, signed by the Borrower Representative and transmitted by the Borrower Representative and transmitted by the Borrower Representative to the Administrative Agent by telecopier. Each written and telephonic Rate Conversion/Continuation Request and each confirmation thereof shall specify: (A) the identity and amount of the Advances comprising a Revolving Credit Borrowing or Term Borrowing that the Borrower Representative requests be converted or continued, (B) the Type of Borrowing into which such Advances are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Business Day), (D) in the case of a Revolving Credit Borrowing or Term Borrowing being converted into or continued as a LIBOR Borrowing, the currency in which such LIBOR Borrowing is denominated and (E) in the case of a Revolving Credit Borrowing being converted into or continued as LIBOR Borrowing, the Interest Period for such LIBOR Borrowing. The Administrative Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Administrative Agent may rely on a written Rate Conversion/Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the Borrowers and subject the Borrowers to the indemnification provisions of Section 12 of this Agreement. The Borrower for which a Rate Conversion/Continuation Request was made shall bear all risks related to giving such Rate Conversion/Continuation Request by the Borrower Representative on behalf of such Borrower whether given telephonically or by such other method of transmission as the Borrower Representative shall elect.

         2.11     LETTERS OF CREDIT.

                  Subject to the terms and conditions set forth in this Agreement, each of the Fronting Bank and the Affiliate Fronting Bank, as the case may be, agrees, at any time and from time to time from and including the Restatement Date (but in no event after the sixtieth (60th) day immediately preceding the Revolving Credit Termination Date and in no event having a maturity date after the fifteenth (15th) day immediately preceding the Revolving Credit Termination Date), to issue and deliver, or to extend the expiration of, Fronting Bank LCs and Affiliate Fronting Bank LCs for the account of any Borrower; provided, however, that, (x) the aggregate amount of all Trade Letters of Credit issued hereunder shall not exceed Five Million Dollars ($5,000,000) at any time outstanding, (y) the aggregate LC Exposure shall not exceed Twenty-Five Million Dollars ($25,000,000) and (z) the aggregate LC Exposure plus the sum of the aggregate outstanding Revolving Credit Advances of the Banks to all Borrowers shall not at any time exceed the aggregate Revolving Credit Commitment.

                  (a)      MASTER LETTER OF CREDIT AGREEMENT.

                           Each Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements, including, but not limited to, the Master Letter of Credit Agreement relating to this Letter of Credit facility as the Issuing Bank shall have reasonably requested (each, a "Letter of Credit Facility Application") with any conflict between the terms of this Agreement and the terms of any Letter of Credit Facility Application being controlled by the terms of this Agreement.

                  (b)      EXISTING LETTERS OF CREDIT.

                           Annex VII contains a list of certain Existing Letters of Credit issued by National City Bank. Each such Existing Letter of Credit shall constitute a Fronting Bank LC for all purposes hereof.

                  (c)      TERM; FORM AND CONDITIONS OF LETTERS OF CREDIT.

                           Each Letter of Credit shall be issued in such form as the applicable Issuing Bank may reasonably require subject (i) in the case of Trade Letters of Credit, to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof and
         (ii) in the case of Standby Letters of Credit, to the International Standby Practices (1998), International Chamber of Commerce Publication No. 590, and any subsequent revisions thereof. Each Letter of Credit shall: (A) permit drawings upon presentation of one or more sight drafts and such other documents as specified by the Borrower Representative in the Credit Request delivered pursuant to Section 2.2(a) of this Agreement and agreed to by the appropriate Issuing Bank, which drawings shall occur on or prior to the applicable expiration date, (B) by its terms expire not later than the earlier of one (1) year after the date of the Letter of Credit or the fifteenth (15th) day prior to the Revolving Credit Termination Date and (C) shall be subject to the following additional terms and conditions:

                           (i) FRONTING BANK LCS. Each Fronting Bank LC shall be (A) either a Standby Letter of Credit or a Trade Letter of Credit, (B) issued for the account of any of the Borrowers and (C) denominated in Dollars or an Alternate Currency.

                           (ii) AFFILIATE FRONTING BANK LCS. Each Affiliate Fronting Bank LC shall be (A) a Standby Letter of Credit, (B) issued for the account of any of the Borrowers, (C) issued for the benefit of an Affiliate of the Administrative Agent which has extended or will extend credit to a Non-US Subsidiary and
                  (D) denominated in an Alternate Currency or in Dollars.

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

                  (d)      REQUESTS FOR LETTERS OF CREDIT.

                           Letters of Credit shall be issued upon request given by the Borrower Representative to the Administrative Agent not later than 11:00 a.m. (central time) three (3) Business Days prior to the specified date of issuance for Fronting Bank LCs and ten (10) Business Days prior to the specified date of issuance for Affiliate Fronting Bank LCs. Each such request (a "Letter of Credit Request") for a Letter of Credit shall be a written or telephonic notice (in the case of a telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent). Each written Letter of Credit Request or written confirmation thereof shall be substantially in the form of Exhibit B-2 attached hereto, signed by the Borrower Representative and transmitted to the Administrative Agent by telecopier. Each written and telephonic Letter of Credit Request and each confirmation thereof shall specify with respect to each Letter of Credit requested: (i) the Borrower which is to be the account party for whose benefit the Letter of Credit is being requested, (ii) the face amount thereof, (iii) the beneficiary,
         (iv) the intended date of issuance, (v) the currency of such Letter of Credit, (vi) whether such Letter of Credit is a Fronting Bank LC or an Affiliate Fronting Bank LC and (vii) the terms (including the anticipated expiry date) of the Letter of Credit, which Letter of Credit Request shall be promptly forwarded by the Administrative Agent to the appropriate Issuing Bank. The Administrative Agent may rely on a telephonic Letter of Credit Request to the same extent that the Administrative Agent may rely on a written Letter of Credit Request. The Borrower for which a Letter of Credit Request was made shall bear all risks related to the giving of such Letter of Credit Request by the Borrower Representative on behalf of such Borrower whether given telephonically or by such other method of transmission as International shall elect.

                  (e)      PARTICIPATION BY BANKS.

                           By the issuance of a Letter of Credit by an Issuing Bank and without further action on the part of such Issuing Bank or any Bank, such Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank's Ratable Portion, effective on the date of the issuance of such Letter of Credit. In consideration, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the Issuing Bank such Bank's Ratable Portion of each disbursement made by the Issuing Bank in respect of such Letter of Credit and not reimbursed by the applicable Borrower for any reason or as to which any reimbursement payment made by such Borrower is required to be refunded to such Borrower for any reason. In consideration, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the applicable Issuing Bank such Bank's Ratable Portion of each disbursement made by such Issuing Bank in respect of such Letter of Credit and not reimbursed by the applicable Borrower forthwith on the date due as provided in clause (d) below. Each Bank acknowledges and agrees that its obligation to acquire risk participations pursuant to this Section 2.11(e) is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Potential Default or Event of Default hereunder or the failure of any condition precedent set forth in Section 3 of this Agreement to be satisfied and each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that the foregoing shall not be construed to excuse such Issuing Bank from liability to any Bank to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Banks to the fullest extent permitted by applicable Law) suffered by such Bank that are caused by such Issuing Bank's gross negligence or willful misconduct.

                  (f)      REIMBURSEMENT; INTEREST.

                           Each Borrower agrees that whenever there is a payment over or other drawing ("drawdown") on a Letter of Credit issued by an Issuing Bank for the account of such Borrower, such Borrower shall pay an amount equal to such drawdown, such payment to be made in immediately available funds and in Dollars or the Dollar equivalent of the Alternate Currency, as applicable. The Administrative Agent shall promptly remit any such payment for the ratable benefit of the Banks. If there is a drawdown on a Letter of Credit, then, unless the Borrower shall reimburse such amount in full on such date, the unpaid amount thereof shall bear interest for the account of the appropriate Issuing Bank for each day from and including the date of such drawdown, to but excluding the earlier of the date of reimbursement by the applicable Borrower on the date on which such drawdown is reimbursed by a Revolving Credit Borrowing, at the rate per annum that would apply to such amount if such amount were an Alternate Base Rate Advance by a Bank.

                  (g)      FAILURE TO REIMBURSE.

                           In the event that the applicable Borrower fails to make a timely reimbursement, together with any interest thereon, to the Administrative Agent on the date of any drawdown on a Letter of Credit pursuant to this Section, such failure shall constitute a Deemed Credit Request requesting an Alternate Base Rate Loan to be made to such Borrower in an aggregate amount equal to the Dollar Equivalent of the reimbursement amount plus any interest thereon. The Administrative Agent shall disburse all such loan proceeds directly to the appropriate Issuing Bank to satisfy such Borrower's aforesaid reimbursement liability. The obligations of the Banks to the Administrative Agent under this Section are in addition to and not in limitation of the obligations of the Banks under Section 10 of this Agreement. In the event that an Advance cannot be made for any reason pursuant to this
         Section 2.11(g), each of the Banks shall reimburse the Issuing Bank in an amount equal to such Bank's Ratable Portion of the drawdown on the Letter of Credit.

                  (h)      OBLIGATIONS ABSOLUTE.

                           The obligation of the Banks to make, and of the applicable Borrower to pay, any Revolving Credit Advances required by
         Section 2.11(g) of this Agreement shall be absolute and unconditional and shall be performed under all circumstances including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, offset, defense or other right that any such Borrower may have against the beneficiary of any Letter of Credit or any successor in interest thereto, (iii) the existence of any claim, offset, defense or other right that any Loan Party may have against any such Borrower or against the beneficiary of any Letter of Credit or against any successor in interest thereto, (iv) the existence of any fraud or misrepresentation in the presentment of any draft or other item drawn and paid under any Letter of Credit by any person other than the Issuing Bank, (v) any payment of any draft or other item by the Issuing Bank which does not strictly comply with the terms of any Letter of Credit provided the payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Bank,
         (vi) any improper use which may be made of the Letter of Credit or any improper acts or omissions of any beneficiary or transferee of the Letter of Credit in connection therewith, (vii) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever,
         (viii) the insolvency of any Person issuing any documents in connection with the Letter of Credit, (ix) any irregularity in the transaction with respect to which a Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, (x) any errors, omissions, interruptions or delays in transmission or delivery of any messages, (xi) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, or (xii) any other circumstances arising from causes beyond the control of the Issuing Bank.

                  (i)      LIABILITY OF ISSUING BANKS.

                           Without limiting the generality of Section 2.11(h) of this Agreement, it is expressly understood and agreed that the absolute and unconditional obligation of each Borrower to reimburse disbursements in respect of Letters of Credit made by an Issuing Bank for such Borrower's account shall not be construed to excuse any Issuing Bank from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable Law) suffered by such Borrower that are caused by such Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties agree that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit, provided, however, that each Issuing Bank shall have the right in its sole discretion to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit. In making any payment under any Letter of Credit, (i) an Issuing Bank's exclusive reliance on the documents, signatures and endorsements presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be in order, and whether or not any other statement or any other document or any signature or endorsement with respect thereto presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and
         (ii) any noncompliance in any immaterial respect of the document presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of an Issuing Bank. Any action, inaction or omission on the part of any Issuing Bank or any of its correspondents, under or in connection with any Letter of Credit or any renewal or extension thereof or the related instruments or documents, if in good faith and in conformity with such Laws, regulations or customs as are applicable and the terms of this Section 2.11(i), shall be binding upon the applicable Borrower and shall not place the Issuing Bank or any of its correspondents under any liability to such Borrower. The Issuing Banks' rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of Law or contract.

                  (j)      BANK INDEMNITY.

                           Each Borrower for whose account a Letter of Credit is issued shall indemnify the Issuing Bank issuing such Letter of Credit from and against: (i) any loss or liability (other than any caused by such Issuing Bank's gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction) incurred by an Issuing Bank or any other Bank, as the case may be, in respect of this Agreement and the Letters of Credit and (ii) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement or any Letter of Credit (other than any caused by the Issuing Bank's gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction) including, without limitation, reasonable fees and expenses of legal counsel incurred by it (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies.

                  (k)      EFFECT OF APPLICABLE LAW OR CUSTOM.

                           All Letters of Credit issued hereunder, all reimbursement obligations hereunder and all reimbursement obligations under any Letter of Credit Facility Application will, except to the extent otherwise expressly provided in this Agreement, the Letter of Credit Facility Application or such Letters of Credit, be governed: (i) in the case of Trade Letters of Credit, by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof, and (ii) in the case of Standby Letters of Credit, by the International Standby Practices (1998), International Chamber of Commerce Publication No. 590, and any subsequent revisions thereof. To the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code as adopted in Illinois ("IL Article 5") shall govern Letters of Credit issued hereunder.

                  (l)      TERMINATION OF LETTER OF CREDIT COMMITMENT.

                           In the event that: (i) any restriction is imposed on the Issuing Bank (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof or of any foreign government or central bank) which in the judgment of the Issuing Bank would prevent the Issuing Bank from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement: (A) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the creation of Letters of Credit impracticable, (B) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which would materially and adversely affect the ability of International to perform its obligations under this Agreement, or (C) the taking of any action by any government or agency in respect of its monetary or fiscal affairs which would have a material adverse effect on the issuance of Letters of Credit, then the Issuing Bank, in the case of the occurrence of any event described above, shall give written notice of the occurrence of such event to the Borrowers and the Administrative Agent whereupon the commitment of the Issuing Bank to issue Letters of Credit shall be suspended on the effective date of such notice and shall continue suspended until such effect of the event shall cease to exist.

         2.12     FEES.

                  (a)      STRUCTURING FEE.

                           The Borrowers agree to pay to the Administrative Agent in Dollars for the pro rata benefit of the Banks, a structuring fee in the amount of One Million Five Hundred Thousand Dollars ($1,500,000).

                  (b)      LATE CHARGES.

                           If a Borrower fails to pay any amount due under this Agreement, or any fee in connection herewith, in full within ten (10) days after its due date, the Administrative Agent shall be entitled to collect, in addition to its remedies under Section 8 hereof, and such Borrower will incur and shall pay in Dollars to the Administrative Agent for the benefit of the Banks, in each such case, a late charge equal to one percent (1%) of the amount not paid when due. The payment of a late charge will not cure or constitute a waiver of any Potential Default or Event of Default under this Agreement. The Administrative Agent shall provide such Borrower with five (5) Business Days' prior notice of the commencement of the charging of such increased interest rate; provided, however, that (i) any notice given prior to imposition of a late payment fee hereunder shall only be a notice as to this
         Section 2.12(b) and shall not be deemed to be a notice for any other purpose and (ii) no failure by the Administrative Agent to provide such notice shall limit any of the other rights of the Banks or the Administrative Agent.

                  (c)      LETTER OF CREDIT FEES.

                           Each Borrower shall pay to the Administrative Agent fees in respect of Letters of Credit issued for its account as follows:

                           (i) STANDBY LETTER OF CREDIT FEES. Each Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Banks, quarterly in arrears on the last Business Day of each calendar quarter after the Restatement Date, an annual risk participation fee equal to: (x) the Letter of Credit Fee Percentage in effect from time to time during such per annum period multiplied by (y) the aggregate face amount of each Standby Letter of Credit outstanding from time to time during such per annum period for the account of each Borrower (adjusted for Standby Letters of Credit having terms less than one year).

                           (ii) TRADE LETTERS OF CREDIT. Each Borrower agrees to pay to the Administrative Agent for the benefit of the Fronting Bank payable on the date of a draw a fee on each Trade Letter of Credit issued for its account equal to one quarter of one percent (1/4%) multiplied by the face amount of the Trade Letter of Credit issued by the Fronting Bank.

                           (iii) LETTER OF CREDIT FRONTING FEE. Each Borrower agrees to pay to the Administrative Agent for the benefit of the Issuing Bank on the date of issuance of each Letter of Credit issued for its account an issuance fee equal to one eighth of one percent (1/8%) multiplied by the face amount of the Letters of Credit issued by such Issuing Bank.

                           (iv) OTHER FEES RELATING TO LETTERS OF CREDIT. Each Borrower agrees to pay to the Administrative Agent for the benefit of the applicable Issuing Bank upon issuance of any Letters of Credit issued for its account any standard fees, amendment and modification fees and any other standard fees and charges charged by the Issuing Bank in connection with Standby Letters of Credit and Trade Letters of Credit.

                           (v) CURRENCY EQUIVALENT CALCULATIONS. Solely for the purposes of determining the fees, payable in Dollars or such other currency as agreed to (individually with each of the Banks), with respect to letters of credit under this
                  Section 2.12, the Dollar Equivalent of each Letter of Credit denominated in an

                  Alternate Currency shall be determined in accordance with
                  Section 1.5 of this Agreement.

                  (d)      LETTER OF CREDIT FEE PERCENTAGES.

                  So long as no Event of Default shall have occurred which has not been waived in accordance with Section 13.1 hereof, each Letter of Credit Fee Percentage shall be as herein specified as of the Restatement Date and thereafter adjusted as of the first Business Day of June, September, December and April occurring during any Fiscal Year, commencing on June 1, 2003 (each such date being herein referred to as a "Fee Percentage Adjustment Date"), on each occasion that, so long as prior to each such Fee Percentage Adjustment Date the Administrative Agent shall have received: (A) the financial statements required by Section 6.1(a) for the Fiscal Quarter ending immediately prior to such Fee Percentage Adjustment Date or, where the Fiscal Quarter ending prior to such Fee Percentage Adjustment Date is a Fiscal Year end, the financial statements required by Section 6.1(b) for such Fiscal Year ending immediately prior to such Fee Percentage Adjustment Date (each such Fiscal Quarter end and Fiscal Year end, a "Fee Percentage Determination Date") and (B) a certificate complying with
         Section 6.1(c) hereof certifying International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio as of any such Fee Percentage Determination Date. As of any Fee Percentage Adjustment Date, each Letter of Credit Fee Percentage shall be adjusted to be the percentage indicated in the following table corresponding to International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio as measured for the most recent Cumulative Four Quarter Period ending as of the Fee Percentage Determination Date.

                                           Letter of
                                           Credit Fee
Applicable Financial Standard              Percentage
-----------------------------------------------------
Financial Standard I                         2.000%
Financial Standard II                        2.500%
Financial Standard III                       2.750%
Financial Standard IV                        3.000%
Financial Standard V                         3.250%
Financial Standard VI                        3.500%

         The Letter of Credit Fee Percentage effective as of a particular Fee Percentage Adjustment Date shall remain effective only until the next succeeding Fee Percentage Adjustment Date, at which time the Letter of Credit Fee Percentage shall be recalculated pursuant to this Section 2.12(d) of this Agreement; except, however, that, if (x) an Event of Default shall have occurred which is continuing and has not been so waived in accordance with Section 13.1 hereof or (y) even if any resulting Event of Default has been so waived, the Borrowers shall not have delivered as of any Fee Percentage Adjustment Date the financial statements required to have been delivered previously thereto under Sections 6.1(a) and 6.1(b) of this Agreement, then, the Letter of Credit Fee Percentage shall be three and one-half percent (3.50%) per annum.

                  (e)      AGENT'S FEE.

                           The Borrowers agree to pay to the Administrative Agent for its sole account an annual fee of Fifty Thousand Dollars ($50,000) for any whole or partial year. The annual fee of the Administrative Agent shall be payable, in advance for the forthcoming year, upon the Restatement Date and on each Anniversary Date thereafter so long as any Bank shall have a Revolving Credit Commitment hereunder or any Note or any Loan shall be outstanding.

                  (f)      FACILITY FEE.

                           The Borrowers agree to pay in Dollars to the Administrative Agent for the benefit of the Banks, allocable in accordance with the Ratable Portion of the Banks, a facility fee (the "Facility Fee") on the aggregate Revolving Credit Commitment at the Facility Fee Percentage as defined in Section 2.12(g) from the Restatement Date until the Revolving Credit Termination Date at a rate per annum equal to the Applicable Fee Percentage then in effect, payable quarterly in arrears on the first day of each calendar quarter beginning with the quarter that commences on January 1, 2003 and on the Revolving Credit Termination Date (if the Revolving Credit Termination Date is other than at the end of a calendar quarter)

                  (g)      FACILITY FEE PERCENTAGES.

                  So long as no Event of Default shall have occurred which has not been waived in accordance with Section 13.1 hereof, each Facility Fee Percentage shall be as herein specified as of the Restatement Date and thereafter adjusted as of the first Business Day of June, September, December and April occurring during any Fiscal Year, commencing on June 1, 2003 (each such date being herein referred to as a "Fee Percentage Adjustment Date"), on each occasion that, so long as prior to each such Fee Percentage Adjustment Date the Administrative Agent shall have received: (A) the financial statements required by
         Section 6.1(a) for the Fiscal Quarter ending immediately prior to such Fee Percentage Adjustment Date or, where the Fiscal Quarter ending prior to such Fee Percentage Adjustment Date is a Fiscal Year end, the financial statements required by Section 6.1(b) for such Fiscal Year ending immediately prior to such Fee Percentage Adjustment Date (each such Fiscal Quarter end and Fiscal Year end, a "Fee Percentage Determination Date") and (B) a certificate complying with Section 6.1(c) hereof certifying International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio as of any such Fee Percentage Determination Date. As of any Fee Percentage Adjustment Date, each Facility Fee Percentage shall be adjusted to be the percentage indicated in the following table corresponding to International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio as measured for the Cumulative Four Quarter Period ending as of the Fee Percentage Determination Date.

                                          Facility Fee
Applicable Financial Standard              Percentage
======================================================
Financial Standard I                         .250%
Financial Standard II                        .375%
Financial Standard III                       .375%
Financial Standard IV                        .500%
Financial Standard V                         .500%
Financial Standard VI                        .500%

         The Facility Fee Percentage effective as of a particular Fee Percentage Adjustment Date shall remain effective only until the next succeeding Fee Percentage Adjustment Date, at which time the Facility Fee Percentage shall be recalculated pursuant to this Section 2.12(g) of this Agreement; except, however, that, if (x) an Event of Default shall have occurred which is continuing and has not been so waived in accordance with Section 13.1 hereof or (y) even if any resulting Event of Default has been so waived, the Borrowers shall not have delivered as of any Fee Percentage Adjustment Date the financial statements required to have been delivered previously thereto under Sections 6.1(a) and 6.1(b) of this Agreement, then, the Facility Fee Percentage shall be one-half percent (0.50%) per annum.

                  (h)      PAYMENT OF FEES; NONREFUNDABLE.

                           All fees set forth in this Section 2.12 shall be paid in Dollars on the date due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, to the Banks. Once paid, to the extent permitted by applicable Law and absent error on the part of the Administrative Agent, none of such fees shall be refundable under any circumstances.

         2.13     INTEREST.

                  (a)      REVOLVING CREDIT BORROWING INTEREST RATE.

                           Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made by each Bank to it from the date of such Revolving Credit Advance and until such principal amount shall be paid in full as follows:

                           (i) REVOLVING CREDIT ALTERNATE BASE RATE ADVANCES. During such periods as any Alternate Base Rate Advance comprising a Revolving Credit Borrowing is outstanding, at a rate per annum equal at all times to the sum of the Alternate Base Rate plus the Revolving Credit Alternate Base Rate Margin, payable quarterly, in arrears, on the first day of each calendar quarter and on the date such Alternate Base Rate Advance comprising such a Revolving Credit Borrowing shall be converted or paid in full (whether at maturity, by reason of acceleration or otherwise).

                           (ii) REVOLVING CREDIT LIBOR ADVANCES. During such periods as any LIBOR Advance comprising a Revolving Credit Borrowing is outstanding, at a rate per annum equal to the sum of LIBOR plus the Revolving Credit LIBOR

                  Margin, payable (without duplication): (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, on the three month anniversary of the first day of such Interest Period and (C) on the date such LIBOR Advance comprising a Revolving Credit Borrowing shall be converted to an Alternate Base Rate Advance or paid in full (whether at maturity, by reason of acceleration or otherwise).

                  (b)      REVOLVING CREDIT MARGIN ADJUSTMENT.

                           (i) COMMENCEMENT; CONDITIONS. So long as no Event of Default shall have occurred which has not been waived in accordance with Section 13.1 of this Agreement, the Revolving Credit Alternate Base Rate Margin and the Revolving Credit LIBOR Margin, as the case may be, shall be as herein specified as of the Restatement Date and thereafter adjusted as of the first Business Day of April, June, September, and December occurring during any Fiscal Year, commencing on June 1, 2003 (each such date being herein referred to as a "Margin Adjustment Date"), so long as prior to each such Margin Adjustment Date the Administrative Agent shall have received:
                  (A) the financial statements required by Section 6.1(a) for the Fiscal Quarter ending immediately prior to such Margin Adjustment Date, or where the Fiscal Quarter ending immediately prior to such Margin Adjustment Date is a Fiscal Year end, the financial statements required by Section 6.1(b) for such Fiscal Year ending immediately prior to such Margin Adjustment Date (each such Fiscal Quarter End and Fiscal Year end, a "Margin Determination Date") and (B) a certificate complying with Section 6.1(c) hereof certifying International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio for the Cumulative Four Quarter Period ending on each such date, beginning with the receipt of the March 31, 2003 required financial statement and certificate.

                           (ii) CALCULATION OF ADJUSTMENT. As of any Margin Adjustment Date, the Revolving Credit Alternate Base Rate Margin and the Revolving Credit LIBOR Margin shall be adjusted to be the percentage indicated in the following table corresponding to International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio as measured for the Cumulative Four Quarter Period ending as of the Margin Determination Date applicable to such Interest Period:

                                         Revolving
                                      Credit Alternate
                                         Base Rate          Revolving Credit
Applicable Financial Standard              Margin             LIBOR Margin
===========================================================================
Financial Standard I                       0.000%                1.750%
Financial Standard II                      0.000%                2.125%
Financial Standard III                     1.250%                2.375%
Financial Standard IV                      1.500%                2.500%
Financial Standard V                       1.750%                2.750%
Financial Standard VI                      2.000%                3.000%

                           (iii)    DURATION OF REVOLVING CREDIT MARGIN
                  ADJUSTMENT. Any such adjustment to the Revolving Credit Alternate Base Rate Margin or the Revolving Credit LIBOR Margin shall only remain effective until the earlier of the next Margin Adjustment Date or the date on which an Event of Default shall occur. The Revolving Credit Alternate Base Rate Margin and the Revolving Credit LIBOR Margin, as the case may be, to be effective from such earlier date and from time to time thereafter shall be the Revolving Credit Alternate Base Rate Margin and the Revolving Credit LIBOR Margin, as the case may be, as adjusted pursuant to Section 2.13(b)(ii) of this Agreement; provided, however, that: (A) if an Event of Default shall occur which has not been waived in accordance with
                  Section 13.1 of this Agreement by reason of the Borrowers not having delivered the financial statements in accordance with
                  Section 6.1(a) and 6.1(b)of this Agreement, the Revolving Credit Alternate Base Rate Margin shall be two percent (2.00%) per annum and the Revolving Credit LIBOR Margin shall be three percent (3.00%) per annum and (B) if an Event of Default shall occur which has not been waived in accordance with Section
                  13.1 of this Agreement, the interest rate shall be the interest rate applicable pursuant to Section 2.13(e) of this Agreement and subject to the notice provisions set forth therein. The Administrative Agent shall provide the Borrowers with five (5) Business Days' prior notice of the commencement of the charging of the interest rate provided for in clause
                  (A) or (B) of the preceding sentence; provided, however, that
                  (i) any notice given prior to imposition of such interest rate hereunder shall only be a notice as to this Section 2.12(b) and shall not be deemed to be a notice for any other purpose and (ii) no failure by the Administrative Agent to provide such notice shall limit any of the other rights of the Banks or the Administrative Agent hereunder at any time.

                  (c)      TERM BORROWING INTEREST RATE.

                           Each Borrower shall pay interest on the unpaid principal amount of each Term Advance made by each Bank to it from the date of such Term Advance and until such principal amount shall be paid in full as follows:

                           (i) TERM ALTERNATE BASE RATE ADVANCES. During such periods as any Alternate Base Rate Advance comprising a Term Borrowing is outstanding, at a rate per annum equal at all times to the sum of the Alternate Base Rate plus the Term Alternate Base Rate Margin, payable quarterly, in arrears, on the first day of each calendar quarter and on the date such Alternate Base Rate Advance comprising such a Term Borrowing shall be converted or paid in full (whether at maturity, by reason of acceleration or otherwise).

                           (ii) TERM LIBOR ADVANCES. During such periods as any LIBOR Advance comprising a Term Borrowing is outstanding, at a rate per annum equal to the sum of LIBOR plus the Term LIBOR Margin, payable (without duplication): (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, on the three month anniversary of the first day of such Interest Period and (C) on the date such LIBOR Advance comprising a Term Borrowing shall be converted to an Alternate Base Rate Advance or paid in full (whether at maturity, by reason of acceleration or otherwise).

                  (d)      TERM MARGIN ADJUSTMENT.

                           (i) COMMENCEMENT; CONDITIONS. So long as no Event of Default shall have occurred which has not been waived in accordance with Section 13.1 of this Agreement, the Term Alternate Base Rate Margin and the Term LIBOR Margin, as the case may be, shall be as herein specified as of the Restatement Date and thereafter adjusted as of the first Business Day of April, June, September, and December occurring during any Fiscal Year, commencing on June 1, 2003 (each such date being herein referred to as a "Margin Adjustment Date"), so long as prior to each such Margin Adjustment Date the Administrative Agent shall have received: (A) the financial statements required by Section 6.1(a) for the Fiscal Quarter ending immediately prior to such Margin Adjustment Date, or where the Fiscal Quarter ending immediately prior to such Margin Adjustment Date is a Fiscal Year end, the financial statements required by Section 6.1(b) for such Fiscal Year ending immediately prior to such Margin Adjustment Date (each such Fiscal Quarter End and Fiscal Year end, a "Margin Determination Date") and (B) a certificate complying with
                  Section 6.1(c) hereof certifying International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio for the Cumulative Four Quarter Period ending on each such date, beginning with the receipt of the March 31, 2003 required financial statement and certificate.

                           (ii) CALCULATION OF ADJUSTMENT. As of any Margin Adjustment Date, the Term Alternate Base Rate Margin and the Term LIBOR Margin shall be adjusted to be the percentage indicated in the following table corresponding to International's and its Subsidiaries' Consolidated Funded Debt to EBITDA Ratio as measured for the Cumulative Four Quarter Period ending as of the Margin Determination Date applicable to such Interest Period:

                                     Term Alternate Base
Applicable Financial Standard            Rate Margin        Term LIBOR Margin
===============================================================================
Financial Standard I                       0.000%                2.250%
Financial Standard II                      0.000%                2.750%
Financial Standard III                     1.500%                3.000%
Financial Standard IV                      1.750%                3.250%
Financial Standard V                       2.000%                3.500%
Financial Standard VI                      2.250%                3.750%

                           (iii) DURATION OF TERM MARGIN ADJUSTMENT. Any such adjustment to the Term Alternate Base Rate Margin or the Term LIBOR Margin shall only remain effective until the earlier of the next Margin Adjustment Date or the date on which an Event of Default shall occur. The Term Alternate Base Rate Margin and the Term LIBOR Margin, as the case may be, to be effective from such earlier date and from time to time thereafter shall be the Term Alternate Base Rate Margin and the Term LIBOR Margin, as the case may be, as adjusted pursuant to Section 2.13(d)(ii) of this Agreement; provided, however, that: (A) if an Event of Default shall occur which has not been waived in accordance with Section 13.1 of this Agreement by reason of the Borrowers not having delivered the financial statements in accordance with Section 6.1(a) and 6.1(b)of this Agreement, the Term Alternate Base Rate Margin shall be two and one quarter percent (2.250%) per annum and the Term LIBOR Margin shall be three and three quarters percent (3.750%) per annum and (B) if an Event of Default shall occur which has not been waived in accordance with Section 13.1 of this Agreement, the interest rate shall be the interest rate applicable pursuant to Section 2.13(e) of this Agreement and subject to the notice provisions set forth therein. The Administrative Agent shall provide the Borrowers with five (5) Business Days' prior notice of the commencement of the charging of the interest rate provided for in clause (A) or (B) of the preceding sentence; provided, however, that (i) any notice given prior to imposition of such interest rate hereunder shall only be a notice as to this Section 2.12(b) and shall not be deemed to be a notice for any other purpose and (ii) no failure by the Administrative Agent to provide such notice shall limit any of the other rights of the Banks or the Administrative Agent hereunder at any time.

                  (e)      DEFAULT INTEREST.

                           Following the occurrence of an Event of Default which has not been waived in writing by the Banks (unanimity being required for such waiver in order to make this Section 2.13(e) inapplicable after the occurrence of an Event of Default), the principal outstanding hereunder and the unpaid interest and fees thereon shall bear interest, payable on demand, for Alternate Base Rate Advances and LIBOR Advances, at a rate per annum which shall be equal at all times to two percent (2.0%) in excess of the applicable interest rate then in effect (the "Default Rate"). Each of the Borrowers acknowledges that this calculation will result in the accrual of interest on interest and each of the Borrowers expressly consents and agrees to this provision. The Administrative Agent shall provide the Borrowers with five (5) Business Days' prior notice of the commencement of the charging of the default interest rate provided for in this Section 2.13(e); provided, however, that (i) any notice given prior to imposition of such interest rate hereunder shall only be a notice as to this Section 2.12(b) and shall not be deemed to be a notice for any other purpose and (ii) no failure by the Administrative Agent to provide such notice shall limit any of the other rights of the Banks or the Administrative Agent hereunder at any time.

                  (f)      INTEREST RATE DETERMINATION.

                           (i) ADMINISTRATIVE AGENT DETERMINATION; NOTICE. The Administrative Agent shall determine LIBOR in accordance with the definition of LIBOR set forth in Annex II to this Agreement. The Administrative Agent shall give prompt notice to each of the Banks and the Borrower of the applicable interest rate determined by the Administrative Agent for purposes of Sections 2.10 and 2.13 of this Agreement.

                           (ii) FAILURE OF BORROWER TO ELECT. If no Interest Period is specified in any Credit Request or any Rate Conversion/Continuation Request for any LIBOR Advances, the Borrower shall be deemed to have selected an Interest Period with a duration of one month. If the Borrower shall not have given a Rate Conversion/Continuation Request to continue or convert any LIBOR Advance into the same or a different Interest Period in accordance with Section 2.10 of this Agreement (whether by reason of failing to give such request or, upon giving a Rate Conversion/Continuation Request to continue or convert any LIBOR Advances into the same or a different Interest Period, which request is of no force and effect and is denied by the Administrative Agent pursuant to
                  Section 2.10 of

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

                  this Agreement and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section
                  2.10 of this Agreement to convert such Advances), such LIBOR Advances shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically convert into Alternate Base Rate Advances, except that LIBOR Advances denominated in an Alternate Currency shall, at the end of the Interest Period applicable thereto, become due and payable.

         2.14     EXTENSION OF REVOLVING CREDIT TERMINATION DATE.

                  On and after the Anniversary Date in 2003, and at any time thereafter, so long as the Borrowers shall have furnished to the Administrative Agent and each of the Loan Parties its most recent audited financial statements required to be delivered to the Banks pursuant to Section 6.1(b), the Borrowers may request that the Revolving Credit Termination Date be extended one year to the Anniversary Date next following the Revolving Credit Termination Date then in effect. Each such request for consent to extension shall be executed and delivered to the Administrative Agent and each Loan Party no later than ninety
(90) days prior to the applicable Revolving Credit Termination Date then in effect. The Administrative Agent and the Loan Parties agree to consider each such request; provided, however, that (i) such consideration shall be in each Loan Party's sole and absolute discretion and (ii) in no event shall any Loan Party be committed to extend its Revolving Credit Commitment, nor shall any Issuing Bank be committed to issue Letters of Credit, nor shall any Bank's Revolving Credit Commitment be extended, unless and until every Loan Party shall have executed and delivered to the Administrative Agent its consent and the Administrative Agent shall have confirmed to such Loan Party the consent of the other Loan Parties. The Loan Parties shall respond to a request hereunder within a reasonable time period except that any failure of the Loan Parties or any one of them to respond shall not be deemed to be a consent to such request for extension.

         2.15     PAYMENTS AND COMPUTATIONS.

                  (a)      PAYMENTS.

                           The Borrowers shall make each payment to be made by them under this Agreement and under the Revolving Credit Notes with respect to principal of, interest on, and other amounts relating to Advances, not later than 12:00 noon (central time) on the day when due by deposit or payment of immediately available funds to the Administrative Agent's account maintained at the location for notices set forth in Section 13.13 of this Agreement for application to such Borrower's Loan Account. Payments received after 12:00 noon (central time) shall be deemed to have been received on the next succeeding Business Day. After receipt of any such payment, the Administrative Agent will cause to be distributed on the day of such receipt like funds relating to the payment of principal or interest or commitment fees or other fees (other than amounts payable pursuant to Section 2.12(d) of this Agreement solely to the Administrative Agent) or amounts which may be received in respect of the Obligations of the Borrowers under this Agreement ratably to each of the Banks for the account of its respective Lending Office, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office.

                  (b)      APPLICATION OF PAYMENTS.

                           The funds so distributed to each Bank shall in each case be applied by such Bank in accordance with the terms of this Agreement. Prior to the occurrence and continuation of an Event of Default, all funds received hereunder shall be applied: (i) first, to the payment of any accrued and unpaid interest and fees, in that order on an invoice by invoice basis in the order of their respective original due dates, until paid in full, (ii) second, to late charges until paid in full, (iii) third, to Related Expenses until paid in full, (iv) fourth, to the outstanding principal amount of any Revolving Credit Advances in such order as the Administrative Agent may choose in its sole discretion; provided, however, the Administrative Agent will use reasonable efforts to avoid applications that would cause early prepayment of a LIBOR Borrowing prior to expiration of its applicable Interest Period and (v) finally, to any other Obligations of the Borrowers hereunder. Notwithstanding the foregoing, any funds received by an Issuing Bank in respect of a drawdown on a Letter of Credit issued by such Issuing Bank shall be immediately applied to International's reimbursement obligation to such Issuing Bank.

                  (c)      COMPUTATIONS OF INTEREST AND FEES.

                           All computations of interest, fees and other compensation shall be made by the Administrative Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable, provided that in the case of Advances denominated in any Alternate Currency in respect of which the Administrative Agent has certified in writing that a 365 day or 366 day basis, as the case may be, is standard market practice in the London interbank market, interest shall be calculated on the basis of a year of 365 days 366 days, as the case may be, or in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of interest, fees or other amounts of compensation due hereunder shall be, absent manifest error, prima facie evidence thereof.

                  (d)      PAYMENT NOT ON BUSINESS DAY.

                           Whenever any payment hereunder or under the Revolving Credit Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day subject to the definition of "Interest Period". Any such extension of time shall in such case be included in the computation of payment of interest, fees or other compensation, as the case may be.

                  (e)      PRESUMPTION OF PAYMENT IN FULL BY BORROWER.

                           Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date. In reliance upon such assumption, the Administrative Agent may, but shall not be obligated to, distribute to each Bank on such due date the amount then due such Bank. If and to the extent any Borrower shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent promptly upon demand the amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at Federal Funds Rate.

         2.16              LIBOR ADVANCES: UNASCERTAINABLE RATE; ILLEGALITY;
                           INCREASED COSTS.

                  (a)      UNASCERTAINABLE RATE; ILLEGALITY; INCREASED COSTS.

                           In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and
         (iii) below, any Bank, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                           (i) on any date for determining LIBOR for LIBOR Advances for any Interest Period that, by reason of any changes arising after the Restatement Date affecting the London interbank eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the "London Interbank Offered Rate"; or

                           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Advances (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) to the Borrowers because of any change since the Restatement Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the "London Interbank Offered Rate" pursuant to the definition thereof); or

                           (iii) at any time, that the making or continuance of any Alternate Currency Advance denominated in Dollars has become unlawful by compliance by such Bank in good faith with any change since the Restatement Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies;

         THEN, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall: (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrowers and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other applicable Banks). Thereafter (A) in the case of clause (i) above, LIBOR Advances shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the applicable Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Credit Request or Rate Conversion/Continuation Request given by the Borrowers with respect to LIBOR Advances which have not yet been incurred or converted shall be deemed rescinded by the Borrowers or, in the case of a Credit Request, shall, at the option of the Borrowers, be deemed converted into a Credit Request for Alternate Base Rate Advance to be made on the date of Borrowing contained in such Credit Request, (B) in the case of clause (ii) above, the Borrowers shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall determine) as shall be required to compensate such Bank, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrowers by such Banks shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 2.16(b) hereof as promptly as possible and, in any event, within the time period required by law.

                  (b)      CANCELLATION OF REQUESTS; CONVERSION OF OUTSTANDINGS.

                  At any time that any LIBOR Advance is affected by the circumstances described in Section 2.16(a)(ii) above, the Borrowers may, and, in the event any LIBOR Advances is affected by the circumstances described in
Section 2.16(a)(iii) above, the Borrowers shall, either (i) if the affected LIBOR Advances is then being made pursuant to a Credit Request for a Borrowing, by causing the Borrowers to give the Administrative Agent telephonic (confirmed promptly in writing if requested) notice thereof on the same date that the Borrowers were notified by a Bank pursuant to Section 2.16(a)(ii) or (iii) above, cancel said Borrowing, convert the related Credit Request into one requesting a Borrowing of Alternate Base Rate Advances or require the affected Lender to make its requested Loan as an Alternate Base Rate Advance or (ii), if the affected LIBOR Advance is then outstanding, upon at least one Business Day's notice from the Borrowers to the Administrative Agent, require the affected Bank to convert each such LIBOR Advance into an Alternate Base Rate Advance with such conversion to be effective on the next succeeding day after the last day of the Interest Period currently applicable to such LIBOR Advance, if the affected Bank may lawfully continue to maintain and fund such Advance until such last day, or immediately, if the affected Bank is not legally permitted to maintain and fund such Advance until such last day; provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.16(b).

         2.17     PRO RATA TREATMENT.

                  Except as set forth in Sections 2.12(c)(iii)(iv) and (v), 2.12(d), and 8.6 of this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Advances, each payment of the fees provided for hereunder, each Rate Conversion or Rate Continuation of Advances comprising a Borrowing shall be allocated among the Banks in accordance with each Bank's Ratable Portion (or if the Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of each Bank's Advances). Each Bank agrees that in computing such Bank's Ratable Portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole Dollar amount.

         2.18     SHARING OF SETOFFS.

                  Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Advance or Advances as a result of which the unpaid principal portion of its Advances shall be proportionately less than the unpaid principal portion of the Advances of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Advances of such other Bank, so that the aggregate unpaid principal amount of the Advances and participation in the Advances held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Advances prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Bank holding a participation in an Advance deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Bank by reason there of as fully as if such Bank had made an Advance in the amount of such participation.

         2.19     FAILURE TO PAY IN AN ALTERNATE CURRENCY.

                  If it is impossible or illegal for any Borrower to effect payment of an Alternate Currency Advance in the same Alternate Currency as such Advance was borrowed as required by Section 2.9(a) or if any Borrower shall default in the payment when due of any payment in an Alternate Currency, the Required Banks may, at their option, require such payment to be made to the Administrative Agent in Dollars in the Dollar Equivalent of such Alternate Currency. In any case in which such Borrower shall make such payment in Dollars in the amount of the Dollar Equivalent, such Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Alternate Currency between the date such payment became due and the date of payment thereof, including, without limitation the costs of conversion and any other costs related thereto. The Borrowers' obligations under this Section 2.19 shall survive termination of this Agreement with respect to amounts requested by any Bank within thirty (30) days after such termination.

         2.20     OPTIONAL CURRENCY AMOUNTS.

                  Notwithstanding anything contained herein to the contrary, the Administrative Agent may with respect to Credit Requests by the Borrower Representative for Alternate Currency Advances or notices of voluntary prepayments of less than the full amount of a LIBOR Borrowing denominated in an Alternate Currency, engage in reasonable rounding of the Alternate Currency amounts requested to be advanced or repaid; and, in such event, the Administrative Agent shall promptly notify the Borrowers and the Banks of such rounded amounts and the Borrower Representative's Credit Request or notice shall thereby be deemed to reflect such rounded amounts.

SECTION 3         CONDITIONS OF LENDING.

         3.1      CONDITIONS PRECEDENT TO LOANS ADVANCED ON RESTATEMENT DATE.

                  The effectiveness of this Agreement, the obligation of any Bank to make an Advance on the occasion of each Borrowing and each Rate Conversion or Rate Continuation, and the obligation of any Issuing Bank to issue any Letter of Credit, are subject to the conditions precedent that: (i) the conditions set forth in Annex III, attached hereto and incorporated herein by reference, shall have been satisfied, on or before the Restatement Date of this Agreement and (ii) the Administrative Agent shall have received on or before the Restatement Date of this Agreement the documents and deliveries set forth on said Annex III (which, in the case of exhibits to this Agreement, shall be in the forms attached hereto, with blanks completed, and, in the case of all other deliveries, shall be in form and substance acceptable to the Administrative Agent).

         3.2      CONDITIONS PRECEDENT TO ALL ADVANCES.

                  The obligation of each Bank to make an Advance on the occasion of each Borrowing, Rate Conversion and Rate Continuation hereunder and the obligation of any Issuing Bank to issue or renew any Letter of Credit are subject to the conditions precedent that:

                  (a)      REPRESENTATION BRINGDOWN.

                           The representations and warranties contained in
         Section 5 of this Agreement are true and correct in all material respects on and as of the date of such

         Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (b)      NO DEFAULT; COMPLIANCE WITH TERMS.

                           The Borrowers shall be in compliance with all other terms and provisions set forth in this Agreement and in each Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Potential Default or Event of Default shall have occurred and be continuing; and

                  (c)      NO MATERIAL ADVERSE CHANGE.

                           There has been no event and there exists no condition which could reasonably be expected to have a Material Adverse Effect.

Each Credit Event and each receipt by a Borrower of the proceeds of any Advance shall constitute a representation and warranty by the Borrowers that on the date of such Advance or Credit Event, as the case may be, the statements in clauses
(a) through (c) above are true and correct as of such date.

         3.3 CONDITIONS PRECEDENT TO ADVANCES TO BORROWERS EXECUTING ADDITIONAL BORROWER ADDENDUM.

                  The obligation of the Banks to make an Advance to, or an Issuing Bank to issue any Letter of Credit for the account of, a signatory Borrower executing an Additional Borrower Addendum and thereby becoming a Borrower subsequent to the Restatement Date is subject to the conditions precedent that: (i) the Administrative Agent and each of the Loan Parties, each in its sole discretion, have accepted such signatory as a Borrower and have executed the acceptance set forth in the Additional Borrower Addendum, (ii) the conditions set forth in Annex V attached hereto and incorporated herein by reference shall have been satisfied with respect to such signatory Borrower,
(iii) the Administrative Agent and each of the Loan Parties shall have received on or before the date of any Advance to such signatory Borrower the documents and deliveries set forth on Annex V attached hereto and incorporated herein by reference and (iv) each Borrower has acknowledged and agreed to the terms of the Additional Borrower Addendum and any resulting amendment to this Agreement.

SECTION 4         SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.

         4.1      GRANT OF SECURITY INTEREST.

                  To secure the prompt payment and performance of the Obligations, and in addition to any other collateral or Lien securing the Obligations, each Pledging Borrower hereby grants to the Administrative Agent, for the benefit of itself and the Loan Parties, a continuing security interest in and to and a pledge of all of the tangible and intangible personal property and assets of the Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located including, without limitation: (a) all Accounts and Chattel Paper, (b) all Inventory and Goods, (c) all Equipment and Fixtures, (d) all General Intangibles and Intellectual Property, (e) all Investment Property and all Letter-of-credit rights, (f) all Deposit Accounts and any and all deposits or other sums at any time credited by or due from the Lenders to the Borrower, whether in the Operating Account, another depository account, or other account, (g) all Instruments, Documents, documents of title, policies and certificates of insurance, securities, choses in action, cash or other property, to the extent owned by the Pledging Borrowers or in which the Pledging Borrower has an interest, (h) all Supporting Obligations, (i) all property of the Pledging Borrowers which now or hereafter is at any time in the possession or control of the Administrative Agent or any of the Loan Parties or in transit by mail or carrier to or from the Administrative Agent of any of the Loan Parties or in the possession of any Person acting on behalf of the Administrative Agent or a Loan Party, without regard to whether the Administrative Agent or such Loan Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Administrative Agent or Loan Party had conditionally released the same, and any and all balances, sums, proceeds and credits of the Pledging Borrower with the Administrative Agent or such Loan Party, (j) all accessions to, all substitutions and replacements for, and all Products and Proceeds of the herein above-referenced property of the Pledging Borrowers including, but not limited to, proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledging Borrower and (k) all books, records, and other property (including, but not limited to, credit files, programs, printouts, computer software, and disks, magnetic tape and other magnetic media, and other materials and records) of the Pledging Borrowers pertaining to any such above-referenced property of the Pledging Borrowers.

         4.2      REQUIRED GRANT OF REAL PROPERTY LIENS

                  Pursuant to Section 3.1, on the Restatement Date, ERICO Products shall execute a mortgage or deed of trust granting a lien on its real property and fixtures specified therein.

         4.3      PERFECTION.

                  (a)      AUTHORIZATION BY DEBTOR.

                           (i)      PERFECTION BY FILING. Each Pledging Borrower
                  (i) hereby authorizes the Administrative Agent, at any time and from time to time, to file initial financing statements, financing statements, continuation statements, and amendments thereto that describe the Collateral as "all assets" of such Borrowers, or words of similar effect, and which otherwise comply with and contain any other information required by the UCC for the sufficiency of filing office acceptance of any such initial financing statement, financing statement, continuation statement, or amendment and (ii) otherwise agrees to take such other action and execute such assignments or other instruments or documents, in each case as the Administrative Agent may request, to evidence, perfect, or record the Administrative Agent's security interest in the Collateral or to enable the Administrative Agent to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral; provided, however, that, the Administrative Agent and -------- ------- the Banks shall not require or take any action to evidence, perfect or record security interests granted by Section 4.1 in any asset of any Borrower other than at the Collateral Locations and other location necessitated by reason of a change contemplated by
                  Section 4.5 of this Agreement. Each of the Pledging Borrowers agrees to furnish any such information to the Administrative Agent promptly upon request. Any such initial financing statement, financing statement, continuation statement, or amendment may be filed by the Administrative Agent on behalf of such Borrowers.

                           (ii) OTHER PERFECTION METHODS. The Pledging Borrowers shall, at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Administrative Agent as secured party, (ii) to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-credit rights, or

                  "electronic chattel paper" (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) otherwise to insure the continued perfection and priority of the Administrative Agent's security interest in any of the Collateral and of the preservation of its rights therein. If any Borrower shall at any time acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $500,000, such Borrower shall promptly notify the Administrative Agent thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Administrative Agent, such Borrower shall be deemed to thereby grant to the Administrative Agent (and such Borrower hereby grants to the Administrative Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

                           (iii)    SAVINGS CLAUSE. Nothing contained in this
                  Section 4.3 shall be construed to narrow the scope of the Administrative Agent's security interests or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Administrative Agent under the Loan Documents.

                  (b)      CONTROL ACCOUNTS.

                           No Pledging Borrower shall maintain any Securities Account or Commodity Account that is not a Control Account.

                  (c)      CONTROL OF INVESTMENT PROPERTY.

                           No Pledging Borrower shall grant Control over any Investment Property to any Person other than the Administrative Agent.

         4.4      GENERAL REPRESENTATIONS AS TO COLLATERAL.

                  As of the Restatement Date, the Supplemental Schedule sets forth each location in the United States where any Borrower or US Subsidiary maintains a manufacturing facility or a warehouse where such Borrower regularly maintains Inventory (other than consigned Inventory or Inventory located at such Borrower's suppliers). Each Pledging Borrower and each US Subsidiary represents that the Supplemental Schedule sets forth in respect of each such Pledging Borrower and such US Subsidiary: (a) the place of incorporation of such Pledging Borrower and such US Subsidiary, the principal place of business of such Pledging Borrower and such US Subsidiary and the office where the chief executive offices and accounting offices of such Pledging Borrower and US Subsidiary are located, (b) the office where each such Pledging Borrower and US Subsidiary keeps its records concerning the Accounts and General Intangibles,
(c) the location of each such Pledging Borrower's and US Subsidiary's registered office, (d) the accurate address with respect to each Collateral Location, (e) the locations of each such Pledging Borrower's and US Subsidiary's registered offices, other offices and places of business during the five (5) years prior to the date hereof and (f) all trade names, assumed names, fictitious names and other names used by each such Pledging Borrower and US Subsidiary during the five (5) years prior to the date hereof (g) the locations and addresses of all owned or leased real property of each such Pledging Borrower and US Subsidiary, including the name of the record owner of such property and its respective legal description, (h) all Deposit Accounts, Securities Accounts and Commodity Accounts maintained by any such Pledging Borrower or US Subsidiary.

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

         4.5      CHANGES AFFECTING PERFECTION.

                  No Pledging Borrower and no US Subsidiary shall make any change in the location of the Collateral or locate any of such Collateral at any new locations unless such new location is (i) a warehouse, bailee or consignee of the Pledging Borrower or a US Subsidiary, (ii) is located outside of the United States, (iii) a location at which such Collateral will be located for less than four (4) months or (iv) a location with respect to which the Pledging Borrower has given the Administrative Agent notice of such new location within thirty (30) days after such change of location. No Pledging Borrower and no US Subsidiary shall, without giving the Administrative Agent thirty (30) days prior notice thereof: (a) make any change in the place of incorporation, the location of its chief executive office, principal place of business, (b) make any change in its name or adopt any trade names, assumed names or fictitious names or otherwise add any name under which such Pledging Borrower or US Subsidiary does business or (c) make any other change out of the ordinary course of business which might affect the perfection or priority of the Administrative Agent's Lien in the Collateral located at the Collateral Locations.

         4.6      POWER OF ATTORNEY FOR INSURANCE.

                  Upon request of the Administrative Agent, each Borrower shall promptly deliver to the Administrative Agent true copies of all reports made to insurance companies. Each Pledging Borrower hereby irrevocably makes, constitutes, and appoints the Administrative Agent (and all officers, employees, or agents designated by the Administrative Agent) as its true and lawful attorney-in-fact and agent, with full power of substitution, such that the Administrative Agent shall have the right and authority, upon the occurrence of an Event of Default which has not been waived in writing by the Required Banks in accordance with Section 13.1, to make and adjust claims under such policies of insurance, receive and endorse the name of such Borrower on, any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Without waiving or releasing any obligation, Potential Default or Event of Default by a Borrower under this Agreement, the Administrative Agent may (but shall not be required to) at any time or times thereafter maintain such action with respect thereto as the Administrative Agent deems advisable. All reasonable sums disbursed by the Administrative Agent in connection therewith (including, but not limited to, reasonable attorneys' and paralegals' fees and disbursements, court costs, expenses and other charges relating thereto) shall be payable on demand and, until paid by such Borrower to the Administrative Agent, shall incur interest, payable on demand, at the Alternate Base Rate plus two percent (2.0%), and shall be additional Obligations under this Agreement secured by the Collateral.

         4.7      PROTECTION OF COLLATERAL; REIMBURSEMENT.

                  All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any state, Federal, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of a Borrower's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by such Pledging Borrower. If a Pledging Borrower fails to promptly pay any portion thereof when due, except as may otherwise be permitted under this Agreement or under any of the other Loan Documents, the Administrative Agent, at its option, may, but shall not be required to, pay the same. All sums so paid or incurred by the Administrative Agent for any of the foregoing and any and all other costs, expenses and other sums (including reasonable attorneys' fees and paralegals' fees, legal expenses, and court costs, expenses and other charges related thereto) which the Administrative Agent may incur in enforcing or protecting its Liens on or rights and interests in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties to this Agreement with respect to the Collateral and for which such Pledging Borrower may become liable under this Agreement shall be repayable within (5) Business Days of demand and if not paid within said five (5) Business Day period, which amount shall also accrue interest, until paid by such Pledging Borrower to the Administrative Agent with interest thereon at a rate per annum equal to the Alternate Base Rate plus two percent (2.0%), shall be additional Obligations under this Agreement secured by the Collateral. Unless otherwise required herein or provided by law, the Administrative Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

         4.8      REINSTATEMENT.

                  The provisions of this Section 4 shall remain in full force and effect and continue to be effective should any petition be filed by or against a Pledging Borrower for liquidation or reorganization, should such Pledging Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Pledging Borrower's assets or should any other Financial Impairment occur, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         4.9      TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL.

                  Upon the payment in full of all Obligations and the termination of the Revolving Credit Commitment and elimination of the LC
Exposure: (a) the security interests granted to the Administrative Agent under this Agreement and under any other Loan Documents shall terminate, (b) all rights to the Collateral shall revert to the Pledging Borrower having title thereto, (c) the Administrative Agent for the benefit of the Loan Parties will promptly, at such Pledging Borrower's expense, execute and deliver to such Pledging Borrower such documents as such Pledging Borrower may reasonably request to evidence the termination of such security interests and the release, reconveyance and/or discharge of such Collateral, and (d) this Agreement and all of the Loan Documents with such Pledging Borrower will be terminated, and such Pledging Borrower will have no further liabilities or obligations thereunder (except any liabilities and/or obligations which under the terms of this Agreement or any Loan Document survive termination of such agreements).

SECTION 5         GENERAL REPRESENTATIONS AND WARRANTIES.

         So long as the Obligations or any LC Exposure shall remain outstanding or the Banks or the Issuing Banks have any Commitment or outstanding Term Advances hereunder, each Pledging Borrower, jointly and severally, and each other Borrower, severally, represents and warrants to the Administrative Agent and each of the Loan Parties as follows:

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

         5.1      EXISTENCE.

                  Each Borrower and each Substantial Guarantor is duly organized, validly existing and, in the case of any Pledging Borrower, in good standing under the laws of the state of its incorporation. Each Subsidiary of each Borrower is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the Restatement Date, the Supplemental Schedule sets forth each of the material Subsidiaries of Holding and each Subsidiary identified in the financial statements referred to in Section 5.12 of this Agreement. Except as set forth in the Supplemental Schedule all of the outstanding stock of each Borrower and each Subsidiary referred to in the preceding sentence that is owned, directly or indirectly, by International is fully paid and non-assessable and owned by International or its Subsidiary free from any security interest, option, equity or other right of any kind (other than the security interests granted hereunder or under any Loan Document). Each Borrower and each of its Subsidiaries are duly qualified or licensed to transact business in each jurisdiction where such qualification or licensure is necessary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2      AUTHORIZATION.

                  The execution, delivery, and performance of this Agreement and the Loan Documents to which each Borrower is a party: (a) are within such Borrower's corporate powers, (b) have been duly authorized, and are not in contravention of Law or the terms of such Borrower's Charter Documents or of any indenture or other document or instrument evidencing borrowed money or any other agreement or undertaking to which such Borrower is a party or by which it or its property is bound.

         5.3      ENFORCEABILITY.

                  This Agreement and each Loan Document constitutes the legal, valid and binding obligations of each Borrower and each US Subsidiary which is a party thereto, enforceable against such Borrower or US Subsidiary in accordance with the terms thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         5.4      LITIGATION; PROCEEDINGS.

                  Except as set forth in the Supplemental Schedule, there are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending, existing or, to the knowledge of any Borrower, threatened against such Borrower or any of its Subsidiaries, affecting any property of such Borrower or any of its Subsidiaries or with respect to this Agreement, any Loan Document, the Acquisition Agreement or any Acquisition Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators and that could reasonably be expected to have a Material Adverse Effect.

         5.5      TAXES.

                  Each Borrower and its Subsidiaries have filed all federal, state and local tax returns which are required to be filed by such Borrower and such Subsidiaries and, except to the extent permitted by Section 6.2(h) of this Agreement, the failure of which to file or pay, as the case may be, could reasonably be expected to have a Material Adverse Effect, or has paid all taxes and assessments due as shown on such returns, including interest, penalties and fees.

         5.6      TITLE.

                  Except for such imperfections of title that could not reasonably be expected to have a Material Adverse Effect, each Borrower has good title to all owned personal property assets reflected in, and legal title to all owned real property assets reflected in, the financial statements referred to in
Section 5.12, 13.19 of this Agreement and in the consolidated financial statements delivered from time to time pursuant to Section 6.1 of this Agreement. All such assets are free of all Liens other than (i) those in favor of the Administrative Agent, (ii) those otherwise disclosed in the Supplemental Schedule and (iii) those permitted by Section 6.3(c) of this Agreement.

         5.7      LIEN PRIORITY.

                  From and after the Restatement Date, except as provided in
Section 6.3(c) of this Agreement, by reason of the filing of financing statements and termination statements filed in the requisite governmental offices with respect to the Collateral Locations, this Agreement and the Loan Documents will create and constitute a valid and perfected first priority security interest in and Lien on such Collateral, which security interest will be enforceable against each Pledging Borrower and all third parties as security for payment of all Obligations.

         5.8      CONSENTS; APPROVALS.

                  Except as set forth on the Supplemental Schedule, no action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the Loan Documents, except such as have been made or obtained and are in full force and effect.

         5.9      LAWFUL OPERATIONS.

                  The operations of each Borrower and its Subsidiaries are in full compliance with all requirements imposed by Law, including without limitation, occupational safety and health laws and zoning ordinances the noncompliance with which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         5.10     ENVIRONMENTAL COMPLIANCE.

                  No Borrower nor any of its Subsidiaries has (i) failed to obtain any permits, certificates, licenses, approvals, registrations and other authorizations which are required under any applicable Environmental Law where failure to have any such permit, certificate, license, approval, registration or authorization could reasonably be expected to have a Material Adverse Effect;
(ii) failed to comply with the terms and conditions of any such permits, certificates, licenses, approvals, registrations and authorizations where failure to comply could reasonably be expected to have a Material Adverse Effect; or (iii) failed to conduct its business so as to comply in all respects with applicable Environmental Laws where failure to so comply could reasonably be expected to have a Material Adverse Effect.

         5.11     ERISA.

                  No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan of any Borrower, its Subsidiaries or any ERISA Affiliate thereof. No Reportable Event has occurred in respect of any Employee Benefit Plan which are continuing and which: (i) constitutes grounds either for termination of the plan or for court appointment of a trustee for the administration thereof or (ii) has resulted or could reasonably be expected to result in a Material Adverse Effect. No "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), have occurred that could cause any Borrower or any of its Subsidiaries or any ERISA Affiliate thereof to incur a material liability. No Borrower, nor its Subsidiaries nor any ERISA Affiliate thereof, is a party to any Multiemployer Plan.

         5.12     FINANCIAL STATEMENTS.

                  As of the Restatement Date, International has furnished to the Administrative Agent and the Banks complete and correct copies of its (i) audited consolidated balance sheets of International and its Subsidiaries for its Fiscal Year ending December 31, 2001, and the related consolidated statements of income, stockholders' equity and cash flows, for such Fiscal Years, and the notes to such consolidated financial statements, reported upon by Ernst & Young, certified public accountants, (ii) its unaudited consolidating balance sheets and related statements of income for International and its Subsidiaries for its Fiscal Year ending December 31, 2001, certified by a Responsible Officer of International and (iii) its unaudited consolidated and consolidating balance sheets, related statements of income and cash flows of International and its Subsidiaries for the Fiscal Quarter ending September 30, 2002, certified by a Responsible Officer of International. Each of such financial statements: (a) has been prepared in accordance with GAAP, applied on a consistent basis with the financial statements of International and its Subsidiaries from the prior Fiscal Year and (b) fairly presents in all material respects (subject to normal or routine year-end audit adjustments in the case of the unaudited financial statements) the consolidated financial condition of International and its Subsidiaries as of the respective dates thereof (including a full disclosure of liabilities, contingent or otherwise, if any) and the results of its operations for the respective fiscal periods then ending. In addition, as of the Restatement Date, ERICO Products has furnished to the Administrative Agent and the Banks complete and correct copies of the internally prepared statement of income and balance sheet of ERICO Products and its Subsidiaries for its Fiscal Year ending December 31, 2001, certified by a Responsible Officer of ERICO Products. Such financial statements of ERICO Products and its Subsidiaries have been prepared in accordance with GAAP and fairly represent in all material respects the financial condition of ERICO Products and its Subsidiaries with, as of the respective dates thereof and the results of its operations for the respective fiscal periods then ending. As of the Restatement Date, no event has occurred that has had or could reasonably be expected to have Material Adverse Effect and since the most recent above-referenced year-end financial statements there has been no change in the accounting procedures used by the Borrowers.

         5.13     INTELLECTUAL PROPERTY.

                  Except as set forth in the Supplemental Schedule, each Borrower and its Subsidiaries owns or has the legal and valid right to use the Intellectual Property necessary for the operation of its business as presently conducted, free from any Lien not permitted under Section 6.3(c) except to the extent that the failure to have such ownership or right to use could not reasonably be expected to have a Material Adverse Effect.

         5.14     VALUE; SOLVENCY.

                  Each Borrower and each Substantial Guarantor has received fair consideration and reasonably equivalent value for the obligations and liabilities incurred to the Loan Parties hereunder. Each Borrower and each Substantial Guarantor is Solvent.

         5.15     INVESTMENT COMPANY ACT STATUS.

                  No Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or a "promoter" or "principal underwriter" for an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.)).

         5.16     REGULATION U/REGULATION X COMPLIANCE.

                  The proceeds of Advances made to any Borrower pursuant to this Agreement will be used only for the purposes contemplated by Section 6.2(g) hereof. No part of the proceeds of Advances made to any Borrower pursuant to this Agreement will be used, directly or indirectly, to purchase or carry any "margin stock" or for a purpose which violates any law, rule, or regulation including, without limitation, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended. No Borrower nor any of its Subsidiaries owns any "margin stock", as that term is defined in Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.

         5.17     ACQUISITION AGREEMENT.

                  Each Permitted Acquisition has been or will be consummated in accordance with the respective terms of the applicable Acquisition Agreement, without any amendment, waiver, modification or termination of any provision thereof except such as could not reasonably be expected to result in a Material Adverse Effect.

         5.18     ACQUISITION DOCUMENTS.

                  The Borrowers have delivered to the Administrative Agent unexecuted copies of each Acquisition Agreement, the Acquisition Documents and each other instrument, agreement or document regarding the Acquisition and any Permitted Acquisition certified by a Responsible Officer of the Borrower or Subsidiary which is a party thereto that such documents are, in all material respects, in the form to be executed.

         5.19     FULL DISCLOSURE.

                  None of the written information, exhibits or reports furnished by any Borrower to the Administrative Agent or the Loan Parties when such information, exhibits or reports are taken as a whole omit to state any fact necessary to make the statements contained therein not misleading in light of the circumstances and purposes for which such information was provided except where such omission could not reasonably be expected to have a Material Adverse Effect. Each Borrower has provided all information requested by the Administrative Agent and the Loan Parties, and all such information is complete and accurate in all material respects.

         5.20     RECAPITALIZATION.

                  Concurrently with the execution and delivery of this Agreement and upon the making of the initial Advances hereunder and the filing of the merger certificate, (a) the Recapitalization is effective and (b) the transactions contemplated by the Merger Agreement have each been consummated strictly (i) in accordance with the respective terms thereof, without any amendment, waiver, modification or termination of any provision thereof except for such amendment, waiver, modification, termination or noncompliance therewith as to which the Administrative Agent has been notified in writing prior to such consummation and (ii) in compliance with all applicable Law. The Merger Agreement constitutes the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with the terms thereof.

         5.21     MERGER AGREEMENT AND MERGER DOCUMENTS.

                  The Borrowers shall have delivered to the Administrative Agent true and correct copies of each of the Merger Agreement and the other Merger Documents, and, to the extent requested by the Administrative Agent, each other instrument, agreement or document regarding the Recapitalization. Each party to the Merger Agreement has performed and/or satisfied all obligations and conditions required of it prior to or as a condition to the consummation of the transactions contemplated by and consummated under the Merger Agreement except for such nonperformance or nonsatisfaction as to which the Administrative Agent has been notified in writing prior to such consummation.

SECTION 6         COVENANTS OF THE BORROWERS.

         So long as the Obligations or any Letter of Credit shall remain outstanding or the Banks shall have any Revolving Credit Commitment or outstanding Term Advances hereunder, each Borrower will comply with the following provisions unless the Administrative Agent and the Loan Parties agree in writing otherwise:

         6.1      REPORTING AND NOTICE COVENANTS.

                  (a)      QUARTERLY FINANCIAL STATEMENTS.

                           The Borrowers shall furnish to the Administrative Agent and each Loan Party, as soon as practicable and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of International, unaudited consolidated and consolidating balance sheets of International and its Subsidiaries as at the end of that Fiscal Quarter and the related statements of operations, retained earnings and cash flow for the year to the end of that quarterly period for such Fiscal Quarter, prepared on an unaudited comparative basis with the comparable period of the prior year and in accordance with GAAP, all in reasonable detail and certified, subject to normal year-end audit adjustments, by a Responsible Officer of International. In addition, ERICO Products shall furnish to the Administrative Agent and each Loan Party, as soon as practical and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of ERICO Products, internally prepared statements of income and balance sheets of ERICO Products and its Subsidiaries as at the end of that Fiscal Quarter, prepared in accordance with GAAP and past practices, all in reasonable detail and certified by a Responsible Officer of ERICO Products. In addition, Holding shall furnish to the Administrative Agent and each Loan Party, as soon as practical and in any event within forty-five (45) days after the end of each Fiscal Quarter of Holding, internally prepared statements of income and balance sheets of Holding as at the end of that Fiscal Quarter, prepared in accordance with GAAP and past practices, all in reasonable detail and certified by a Responsible Officer of Holding.

                  (b)      ANNUAL FINANCIAL STATEMENTS.

                           The Borrowers shall furnish to the Administrative Agent and each of the Loan Parties, as soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year of International, a complete copy of the (a) annual audited report of International (including, without limitation, all consolidated financial statements of International and notes thereto) for that Fiscal Year: (i) prepared on a comparative basis with the prior year and in accordance with GAAP and (ii) audited and certified (without qualification as to GAAP), by Ernst & Young or such other independent public accountants of recognized national standing selected by International and acceptable to the Administrative Agent and the Loan Parties, and (iii) promptly upon receipt, the accountants' management report and any management letters relating thereto, if any and (b) unaudited report of International including all consolidating financial statements of International and its Subsidiaries for that Fiscal Year:
         (i) prepared on a comparative basis with the prior year and in accordance with GAAP and (ii) certified by a Responsible Officer of International. In addition, ERICO Products shall furnish to the Administrative Agent and each Loan Party, as soon as practical and in any event within ninety (90) days after the end of each Fiscal Year of ERICO Products, internally prepared statements of income and balance sheets of ERICO Products and its Subsidiaries as at the end of that Fiscal Quarter, prepared in accordance with GAAP and past practices, all in reasonable detail and certified by a Responsible Officer of ERICO Products.

                  (c)      OFFICER'S CERTIFICATE.

                           The Borrowers shall furnish to the Administrative Agent and the Loan Parties:

                           (i) concurrently with the financial statements delivered in connection with Section 6.1(a) above , a certificate of a Responsible Officer of International, in his or her capacity as such, in form and substance satisfactory to the Administrative Agent: (A) certifying that, to the best of his or her knowledge and belief, those financial statements fairly present in all material respects the financial condition and results of operations of International and its Subsidiaries subject (in the case of interim and other unaudited financial statements) to routine year-end audit adjustments, (B) setting forth the computations necessary to determine (x) the LIBOR Margin under Section 2.13 of this Agreement, (y) to determine the Facility Fee, and (z) whether the Borrowers are in compliance with Section 6.4 of this Agreement and (C) certifying that no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the intentions of International and the other Borrowers in respect thereof, and

                           (ii) concurrently with the financial statements delivered in connection with Section 6.1(b) above, a certificate of a Responsible Officer of International, in his or her capacity as such, in form and substance satisfactory to the Administrative Agent: (A) certifying that, to the best of his or her knowledge and belief, the financial statements fairly present in all material respects the financial condition and results of operations of International and its Subsidiaries, (B) setting forth the computations necessary to determine (x) the LIBOR Margin pursuant to Section 2.13 of this Agreement, (y) to determine the Facility Fee, and
                  (z)whether the Borrowers are in compliance with Section 6.4 of this Agreement and (C) certifying that no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the intentions of International and the other Borrowers in respect thereof.

                  (d)      ANNUAL BUDGET.

                           No later than thirty (30) days after the Fiscal Year of International ends, the Borrowers shall provide the Administrative Agent and the Loan Parties with an annual budget, including, without limitation, (i) a projected consolidated balance sheet of International and its Subsidiaries on a monthly basis, (ii) projected statements of stockholder's equity on a monthly basis and (iii) the projected statements of income on a monthly basis and setting forth the underlying assumptions.

                  (e)      NOTICE OF DEFAULT.

                           Within five (5) Business Days after any Borrower becomes aware of the occurrence of any Potential Default or Event of Default, such Borrower shall deliver to the Administrative Agent and to each Loan Party a statement of a Responsible Officer of such Borrower setting forth details of such Potential Default or Event of Default and the action which such Borrower has taken or proposes to take with respect thereto.

                  (f)      OTHER INFORMATION AND DELIVERIES.

                           Each of the Borrowers shall furnish to the Administrative Agent, promptly upon the Administrative Agent's or any Loan Party's written request, such other information about (i) the financial condition, properties and operations of: (A) such Borrower,
         (B) ERICO Products and its Subsidiaries, and (C) Holding, and (ii) any Employee Benefit Plans. Further, each of the Borrowers shall deliver to the Administrative Agent , promptly upon the Administrative Agent's or any Loan Party's written request, such other approvals or documents as the Administrative Agent or any Loan Party may reasonably request consistent with the terms of this Agreement.

                  (g)      NOTICES.

                           Each Borrower will cause a Responsible Officer, or in his or her absence another officer designated by him or her, to give the Administrative Agent and each Loan Party prompt written notice (and in any event within five (5) Business Days) whenever: (i) such Borrower or any of its Subsidiaries receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order that could reasonably be expected to have a Material Adverse Effect, (ii) the Internal Revenue Service or any other federal, state or local taxing authority shall allege any default by such Borrower or any of its Subsidiaries in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof that could reasonably be expected to have a Material Adverse Effect, (iii) any litigation or proceeding shall be brought against such Borrower or any of its Subsidiaries before any court or administrative agency which could reasonably be expected to have a Material Adverse Effect, (iv) any change or development in connection with any such litigation proceeding which could reasonably be expected to have a Material Adverse Effect, (v) any termination of or default under any agreement which could reasonably be expected to have a Material Adverse Effect,
         (vi) such Responsible Officer reasonably believes (or receives notice from any governmental agency alleging) that any Reportable Event has occurred in respect of any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect, (vii) such Responsible Officer reasonably believes, upon satisfaction of duty of due inquiry, that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect or (viii) such Responsible Officer reasonably believes, upon satisfaction of duty of due inquiry, that there has occurred or begun to exist any other event, condition, event or circumstance that could reasonably be expected to have a Material Adverse Effect.

                  (h)      NOTICE OF DEFAULT UNDER ERISA.

                           If any Borrower or any of its Subsidiaries shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect, such Borrower shall notify the Administrative Agent and each Loan Party of the occurrence of such Default under ERISA, within five (5) Business Days after receiving such notice or obtaining such knowledge and shall: (i) so long as such Default under ERISA has not been corrected to the satisfaction of, or waived in writing by, the party giving notice, such Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of such Borrower that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within fifteen (15) days of the receipt of such notice or obtaining such knowledge, furnish to the Administrative Agent and each Loan Party a current consolidated balance sheet of International with the amount of the current liability referred to above.

                  (i)      LANDLORD WAIVERS.

                           Each Pledging Borrower shall deliver to the Administrative Agent within thirty (30) Business Days of such request a landlord waiver substantially in the form of Exhibit G for all Collateral Locations which are leased by such Pledging Borrower, provided, however, that the Borrowers will have ninety (90) days after the Restatement Date to provide a landlord waiver with respect to the Reno, Nevada location; and provided further that no Pledging Borrower shall be required to deliver a landlord's waiver if (i) such Pledging Borrower used its best efforts to obtain such landlord's waiver in the form of Exhibit G but was unable to do so and (ii) the Administrative Agent and the Required Banks agreed in writing that such landlord's waiver is not required.

         6.2      AFFIRMATIVE COVENANTS.

                  (a)      CORPORATE EXISTENCE.

                           Each Borrower shall, and shall cause each Subsidiary to, at all times maintain its corporate existence, rights and franchises, except as permitted under Section 6.3(a), maintain (where applicable) its good standing in the jurisdiction of its incorporation, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

                  (b)      FINANCIAL RECORDS.

                           The Borrowers shall maintain at all times, true and complete financial records in accordance with GAAP, consistently applied, and, without limiting the generality of the foregoing, make appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

                  (c)      VISITATION.

                           Each Borrower shall, and shall cause each Subsidiary to, upon reasonable prior written or oral notice from the Administrative Agent or any Loan Party permit the Administrative Agent or such Loan Party, as the case may be, during normal business hours:
         (i) to examine, with the guidance and supervision of such Borrower, such Borrower's financial records and to make copies of and extracts from such records and (ii) to consult with such Borrower's and such Subsidiaries' officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of such Borrower's and its Subsidiaries' financial condition, each of which parties is hereby authorized by such Borrower to make such information available to the Administrative Agent or the Loan Parties to the same extent that it would to such Borrower.

                  (d)      COMPLIANCE WITH LAWS.

                           Each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Laws to the extent addressed in Section 6.2(e) of this Agreement) and every lawful governmental order; provided, however, that any alleged noncompliance shall not be deemed to be an Event of Default if and to the extent: (i) appropriate corrective measures are commenced within thirty (30) days after the non-compliance becomes apparent or is alleged, and thereafter are being diligently pursued to the satisfaction of, or are being corrected by procedures satisfactory to the court, agency or other governmental authority in question, or (ii) the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay the enforcement thereof or
         (iii) such noncompliance by such Borrower or such Subsidiaries, has not resulted or could not reasonably be expected to result in a Material Adverse Effect.

                  (e)      COMPLIANCE WITH ENVIRONMENTAL LAWS.

                           Each Borrower will use, and will cause each of its Subsidiaries to use, and operate all of its respective facilities and properties such that no obligation shall arise under any Environmental Law, including a clean-up obligation, which could reasonably be expected to have a Material Adverse Effect; provided, however, that if any Environmental Claim (regardless of whether such claim will have a Material Adverse Effect) is made or any such obligation (regardless of whether such obligation would have a Material Adverse Effect) arises, such Borrower and each of its Subsidiaries shall, at its own cost and expense, timely satisfy such claim or obligation, provided that no such claim or obligation need be satisfied if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; provided, further, that any alleged noncompliance shall not be deemed to be an Event of Default if and to the extent: (i) appropriate corrective measures are commenced within thirty (30) days after the non-compliance becomes apparent or is alleged, and thereafter are being diligently pursued to the satisfaction of, or are being corrected by procedures satisfactory to the court, agency or other governmental authority in question, or (ii) the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay the enforcement thereof or (iii) such noncompliance by such Borrower or such Subsidiaries, has not resulted or could not reasonably be expected to result in a Material Adverse Effect. Each Borrower will keep, and will cause each of its Subsidiaries to keep, all necessary Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws. No Borrower shall suffer to exist nor shall permit any of its Subsidiaries to suffer to exist, an environmental condition which has resulted or could result in a Material Adverse Effect.

                  (f)      PROPERTIES.

                           Each Borrower shall, and shall cause each Subsidiary to, maintain all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear and damage by an insured event or casualty excepted provided, however, that the foregoing covenant shall not apply to Subsidiaries on an individual basis with sales or assets of less than Three Million Dollars ($3,000,000) and which Subsidiaries, when aggregated together, have sales or assets of less that Ten Million Dollars ($10,000,000).

                  (g)      USE OF PROCEEDS.

                           The Borrowers shall, and shall cause each Subsidiary to, use the proceeds of Advances as follows: (i) to support its working capital needs, (ii) to finance Permitted Acquisitions (iii) for general corporate purposes, and (iv) to finance the Recapitalization.

                  (h)      TAXES.

                           Each Borrower shall, and shall cause each Subsidiary to, pay in full, and shall cause each of its Subsidiaries to pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims which, if unpaid, might become a Lien upon its property; provided, however, that no item need be paid so long as and to the extent that it is contested in good faith and by timely and appropriate proceedings effective to stay the enforcement thereof and appropriate reserves are made on the books of such Borrower or such Subsidiary and so long as it could not reasonably be expected to have a Material Adverse Effect.

                  (i)      INSURANCE.

                           Each Borrower shall, and shall cause each Subsidiary to, maintain adequate personal and real property, liability, business interruption and product liability insurance in such amounts and for such hazards and liabilities as are ordinary for similar businesses. In the case of any insurance relating to the Collateral, the Administrative Agent for the benefit of the Loan Parties shall be listed as loss payee, additional insured and mortgagee payee (as applicable). On the Restatement Date and within five (5) Business Days of the request by the Administrative Agent or any Loan Party thereafter, each Borrower shall provide evidence satisfactory to the Administrative Agent or such Loan Party of such insurance.

                  (j)      ADDITIONAL GUARANTORS.

                           Promptly after the consummation of a Permitted Acquisition the result of which is the existence of a Wholly-Owned Subsidiary which is not a Borrower and that has assets or projected annual sales in an amount in excess of Twelve Million Five Hundred Thousand Dollars ($12,500,000) and which is not a Non-US Subsidiary, the Borrowers shall cause such Subsidiary to execute and deliver to the Administrative Agent for the benefit of the Loan Parties a Guaranty Agreement guarantying the Guaranteed Obligations in the form of Exhibit E.

                  (k)      PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES.

                           International shall pledge to the Administrative Agent for the benefit of the Loan Parties at least sixty-five percent (65%) of the stock of any Wholly-Owned direct Subsidiary of International which is not a Borrower and that has tangible assets in excess of Ten Million Dollars ($10,000,000) or annual sales in an amount in excess of Fifteen Million Dollars ($15,000,000) and which is a Non-US Subsidiary to the extent that pledging the shares will not create a material tax consequence to such Subsidiary or any of the Borrowers as determined by the Borrowers and the Administrative Agent.

         6.3      NEGATIVE COVENANTS.

                  (a)      EQUITY TRANSACTIONS.

                           No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, (i) merge or consolidate itself with or into, or enter into any agreement to merge or consolidate itself with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase all or substantially all of the assets and business of another Person; or (iii) lease as lessor, sell, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); or sell or otherwise transfer (or, in the case of a Subsidiary of any Borrower, issue) any shares of stock or other equity securities of any Subsidiary of any Borrower to any Person other than the Borrower which is the parent company of such Subsidiary. Notwithstanding the foregoing prohibition: (A) shares may be issued or transferred for the purpose of qualifying directors under applicable Law, (B) except that any Borrower or Subsidiary may sell, or otherwise dispose of assets constituting Collateral in the ordinary course of business, other than a sale of Accounts or General Intangibles constituting Collateral in connection with the factoring, securitization or other sale of such Accounts or General Intangibles,
         (C) other than transfers to Subsidiaries permitted by Section 6.3(d)(i) hereof, any Borrower or any of its Subsidiaries may sell, lease as lessor, sell-leaseback or otherwise transfer (whether in one transaction or a series of transactions) provided the proceeds (net of costs and expenses related to the transactions) of any such sale, lease, sale-leaseback or other transfer in excess of Three Million Dollars ($3,000,000) in any calendar year shall be paid to the Administrative Agent for application to the Obligations in accordance with Section 2.9(c) promptly after the receipt thereof and provided that the aggregate proceeds for all such transaction (other than transfers permitted by Section 6.3(d)(i)) does not exceed Ten Million Dollars ($10,000,000) (D) each Borrower and its Subsidiaries may make Permitted Acquisitions, (E) any US Subsidiary of a Borrower may merge or consolidate with or into, or be liquidated into, a Domestic Borrower or any US Subsidiary which is a Wholly-Owned Subsidiary of a Domestic Borrower so long as such Domestic Borrower or such US Subsidiary is the surviving corporation, or may dispose of its properties or assets to such Domestic Borrower or such US Subsidiary (whether such disposal is by means of lease, sale or other type of transfer except transfers of a type otherwise provided for in this Section 6.3(a)) (F) any Non-US Subsidiary of a Borrower may merge or consolidate with or into, or be liquidated into, a Foreign Borrower, a Subsidiary of Europa, a Domestic Borrower or a Subsidiary of a Domestic Borrower so long as such Foreign Borrower, Subsidiary of Europa, Domestic Borrower, or Subsidiary of a Domestic Borrower, as the case may be, is the surviving corporation, or may dispose of its properties or assets to such Foreign Borrower, Subsidiary of Europa, Domestic Borrower, or Subsidiary of a Domestic Borrower (whether such disposal is by means of lease, sale or other type of transfer except transfers of a type otherwise provided for in this Section 6.3(a)), and (G) without taking into consideration the sales or assets of Non-US Subsidiaries permitted to be merged, consolidated or liquidated pursuant to clause (F) above, any Non-US Subsidiary of a Borrower may merge or consolidate with or into, or be liquidated into, another Non-US Subsidiary of a Borrower so long as neither the sales or assets of the Non-US Subsidiaries so merged, consolidated, or liquidated do not exceed in the aggregate Ten Million Dollars ($10,000,000).

                  (b)      INDEBTEDNESS.

                           No Borrower shall, and no Borrower shall permit any Subsidiary to, create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind; except, that this Section 6.3(b) shall not prohibit: (i) the

         Obligations, (ii) ordinary course trade payables, (iii) the Indebtedness on the Supplemental Schedule (which Indebtedness shall not be renewed or increased), (iv) Indebtedness of Domestic Borrowers or US Subsidiaries to other Domestic Borrowers or US Subsidiaries, (v) Indebtedness of Non-US Subsidiaries to other Non-US Subsidiaries, (vi) the Indebtedness of any Borrower or any of its Subsidiaries to an Affiliate of the Administrative Agent which is supported by Affiliate Fronting Bank LCs provided such amount does not exceed the maximum amount permitted for Affiliate Fronting Bank LCs pursuant to 2.11 of this Agreement, (vii) Indebtedness secured by a Lien permitted by
         Section 6.3(c)(G), (H) and (K) only of this Agreement (viii) subject to the limitations contained in Section 2.11(a) and without duplication, Indebtedness of (x) a Borrower comprised of Fronting Bank LCs and Affiliate Fronting Bank LCs issued for the benefit of Non-US Subsidiaries (including Europa in the case of International) (y) Europa comprised of Advances, and (z) Wholly-Owned Non-US Subsidiaries (including Europa) comprised of intercompany loans from International, ERICO Products or, without duplication of (y) above, Europa to the extent funded by Advances, and provided, that the cumulative aggregate amount of all such Indebtedness of all Borrowers and Subsidiaries does not in the aggregate exceed Fifty-Five Million Dollars ($55,000,000) at any one time outstanding, (ix) Indebtedness of the Borrowers to Holding to enable Holding to pay regularly scheduled interest payments under the Holding Senior Subordinated Notes; provided such Indebtedness shall only be to the extent and at such time as such interest is payable; (x) any other Indebtedness provided, that the cumulative aggregate amount of all such other Indebtedness of all Borrowers and Subsidiaries does not in the aggregate exceed Four Million Dollars ($4,000,000) at any one time outstanding, or (xi) Senior Subordinated Indebtedness provided, however, that, to the extent that the Borrowers' performance of or compliance with the provisions of the Senior Subordinated Indenture would constitute an Event of Default hereunder, such performance or compliance shall constitute an Event of Default despite the Senior Subordinated Indenture being permitted hereby.

                  (c)      LIENS; LEASES.

                           No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, (i) acquire or hold any property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, (iii) pledge or otherwise encumber the stock of any US Subsidiary or Non-US Subsidiary (other than the stock of ERICO Products and Europa pledged to the Administrative Agent pursuant to the Pledge Agreement - Europa), (iv) covenant to any third party not to pledge or otherwise encumber its property or assets, or (v) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien; provided, however, that this subsection shall not prohibit: (A) any Lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable, (B) any Lien securing only workers' compensation, unemployment insurance or similar obligations, (C) any mechanic's, carrier's, landlord's or similar common law or statutory Lien incurred in the normal course of business which has not been docketed as a judgment,
         (D) zoning or deed restrictions, public utility easements, minor title irregularities and similar matters having no adverse affect as a practical matter on the ownership or use of any of the property in question, (E) any Lien securing or given in lieu of surety, stay, appeal or performance bonds, or securing performance of contracts, bids, statutory obligations, surety and appeal bonds (other than contracts for the payment of indebtedness for borrowed money), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule or as a condition to the transaction of business or the exercise of any right, privilege or license, (F) any Lien in favor of the Administrative Agent for the benefit of the Loan Parties or any existing Lien fully disclosed in the Supplemental Schedule, (G) any Lien created or assumed in purchasing, constructing or improving any real property or to which any real property is subject when purchased; provided, however, that: (x) the mortgage, security interest or other Lien is confined to the property in question and (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, construction or improvement and (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (K) of this subsection) does not at any time exceed Five Million Dollars ($5,000,000) in the aggregate, (H) any operating lease entered into by the Borrower or such Subsidiary as lessee; provided, however, that the scheduled rental payments in respect to all such leases shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000) per month in the aggregate; (I) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business, or (J) any financing statement perfecting a security interest that would be permissible under this subsection or
         (K) any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in purchasing personal property; provided, however, that: (x) the Lien is confined to the property in question and (y) the Indebtedness secured thereby does not exceed the total cost of the purchase and (z) the aggregate outstanding Indebtedness secured by such Liens (when taken together with any secured Indebtedness permitted to be secured pursuant to clause (G) of this subsection) does not at any time exceed Five Million Dollars ($5,000,000) in the aggregate, (L) any discount sales of the accounts receivable of ERICO France S.a.r.l. and/or ERICO Products AG in the ordinary course of its business, the aggregate amount of which shall not exceed the Dollar Equivalent of Two Million Dollars ($2,000,000) at any one time outstanding and (M) any Lien on any assets other than assets constituting Collateral provided the aggregate amount of the Indebtedness or other obligation secured thereby does not exceed One Million Dollars ($1,000,000) at any one time outstanding.

                  (d)      INVESTMENTS.

                           Other than as disclosed in the Supplemental Schedule, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to;

                  (i) make or hold any investment in any common stocks, bonds or securities of any kind or make any further capital contribution to any Person other than (u) the common stock of its Subsidiaries existing on the Restatement Date and the capital contributions therein outstanding as of the Restatement Date, (v) any such investment pursuant to a Permitted Acquisition and (w) notes or securities issued by a customer of any Borrower or its Subsidiaries in connection with a bankruptcy proceeding in respect of a customer and (x) investments in or, to the extent otherwise limited hereby or by Section 6.3(a) of this Agreement, accounts receivables owing to Wholly-Owned Subsidiaries in the ordinary course of business, including, without limitation, sales of capital goods to Affiliates on a non-arm's length basis with all sales that have a value of greater than Fifty Thousand Dollars ($50,000) not exceeding in the aggregate at any time Two Million Five Hundred Thousand Dollars ($2,500,000) to the Wholly-Owned Subsidiaries located in any one country or Ten Million Dollars ($10,000,000) at any one time to all Wholly-Owned Subsidiaries in all countries and (y) Liquid Investments and (z) accounts receivable and trade credit to any Person or advances to suppliers in the ordinary course of business,

                  (ii) make or keep outstanding any other advance, loan (including loans to employees for the acquisition of stock of any Borrower or Holding) note receivables to any Person, or be or become a Guarantor of any kind other than (I) advances, loans or notes receivables by a Domestic Borrower or US Subsidiary to another Domestic Borrower or US Subsidiary, (II) advances, loans or notes receivables by a Non-US Subsidiary to another Non-US Subsidiary (III) advances, loans, or notes receivable by any Borrower to a Person or Persons which, together with all such advances, loans, or notes receivable to such Person or Persons, do not exceed One Million Dollars ($1,000,000) in the aggregate, (IV) accounts receivable and trade credit or advances to suppliers in the ordinary course of business, or
                  (V) loans or advances to employees in the ordinary course of business, including temporary travel advances, advances on bonuses that have already been earned, relocation advances and advances of commissions that have already been earned or (VI) advances, loans, notes receivable or Guaranties comprised of
                  (x) Fronting Bank LCs and Affiliate Fronting Bank LCs issued for account of a Borrower for the benefit of Non-US Subsidiaries (including Europa in the case of International)
                  (y) intercompany loans to Non-US Subsidiaries from International, ERICO Products or Europa to the extent funded by Advances and (z) investments or accounts receivable permitted by clause (i)(x) above, provided, that the cumulative aggregate amount of all such advances, loans, notes receivable or Guaranties of all Borrowers and Subsidiaries, do not in the aggregate (when taken together with Advances to Europa, without duplication) exceed Fifty-Five Million Dollars ($55,000,000) at any one time outstanding, (VII) a Guaranty of the Obligations of the Borrowers to the Loan Parties under a separate Guaranty Agreement by a Subsidiary and the guaranty of the Guaranteed Obligations under Section 9 of this Agreement by the Borrower Guarantors, (VIII) endorsements of negotiable instruments, stock or other obligations received in the ordinary course of business, or (IX) loans or advances by the Borrowers to Holding to enable Holding to pay regularly scheduled interest payments under the Holding Senior Subordinated Indebtedness; provided however, that such loans or advances shall be made only be to the extent and at such time as such regularly scheduled interest payments are payable, and provided further that the making of such loans or advances do not otherwise cause an Event of Default hereunder.

                  (e)      DIVIDENDS AND MANAGEMENT FEES.

                           No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, (i) make or commit itself to make any Distribution (other than stock dividends) to Holding at any time in excess of One Million Dollars ($1,000,000) per year and (x) dividends by the Borrowers in connection with the Merger on the Restatement Date and (y) dividends by the Borrowers to Holding to enable Holding to pay regularly scheduled interest payments under the Holding Senior Subordinated Indebtedness or (ii) pay or commit itself to pay any management fee to any Affiliate of such Borrower or its Subsidiaries at any time in excess of Five Hundred Thousand Dollars ($500,000) during any Fiscal Year of the Borrowers provided, however, that this provision shall not prohibit any Distribution from a direct or indirect Subsidiary of a Borrower to such Borrower or another Subsidiary of such Borrower, as the case may be. Further, except as provided in this
         Section 6.3(e), no Borrower shall, and no Borrower shall permit any of its Subsidiaries to, suffer or permit itself to be subject to any negative covenant in favor of a Person or Persons which limits such Borrower or its Subsidiaries ability to make any Distribution from a direct or indirect Subsidiary of a Borrower to such Borrower or another Subsidiary of such Borrower, as the case may be.

                  (f)      CHANGE IN NATURE OF BUSINESS.

                           No Borrower shall, and no Borrower shall permit any Subsidiary to, make any material change in the nature of its business as carried on as of the Restatement Date.

                  (g)      COMPLIANCE WITH ERISA.

                           No Borrower shall, and no Borrower shall permit any ERISA Affiliate to: (i) engage in any transaction in connection with which such Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of Section 4041(e) of ERISA), which could reasonably be expected to result in any liability of such Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under Section 4042(b) or
         (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under
         Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA) other than under the ERICO Health Care Plan of ERICO International Corporation or otherwise as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, such Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided, however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting has resulted or could reasonably be expected to result in a Material Adverse Effect; or (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and 501(a) of the Code; provided, however, that such termination shall not be deemed to have violated this clause (ii) unless it has resulted or could reasonably be expected to result in a Material Adverse Effect. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, become a party to or be required to contribute to a Multiemployer Plan.

                  (h)      REGULATION U COMPLIANCE.

                           No Borrower shall use any portion of the proceeds of any Advance for the purpose of purchasing or carrying any Margin Stock (as defined in Section 5.16 or for any other purpose in violation of Regulation U or of the terms and conditions of this Agreement.

                  (i)      ACCOUNTING CHANGES.

                           No Borrower shall make or permit any change in its accounting policies or financial reporting practices and procedures, except changes in accounting policies which are required or permitted by GAAP and changes in financial reporting practices and procedures which are required or permitted by GAAP, in each case as to which such Borrower shall have delivered to the Administrative Agent prior to the effectiveness of any such change a report prepared by a Responsible Officer of such Borrower describing such change and explaining in reasonable detail the basis therefor and effect thereof.

                  (j)      ARM'S-LENGTH TRANSACTIONS.

                           Subject to Section 6.3(d) of this Agreement, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to, enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of such Borrower except in the ordinary course of the business of such Borrower and its Subsidiaries and upon fair and reasonable terms not less favorable to such Borrower or any of its Subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates; provided, however, that this provision shall not apply to (i) sales, leases, purchases, transfers or exchanges of property constituting Inventory or services among the Borrowers or their direct or indirect Wholly-Owned Subsidiaries, (ii) the transactions contemplated pursuant to the Recapitalization, and (iii) management fees payable pursuant to
         Section 6.3(e) hereof.

                  (k)      PAYMENT OF INDEBTEDNESS.

                           After the occurrence of an Event of Default, no Borrower shall, and no Borrower shall permit any of its Subsidiaries to, make (i) any payment in respect of any Subordinated Debt or (ii) any payment to Holding in respect of any Indebtedness of any Borrower or any Subsidiary to Holding.

                  (l)      REDEMPTION OF SENIOR SUBORDINATED NOTES.

                           International shall not (i) elect to optionally redeem the Senior Subordinated Notes pursuant to Section 3.07 of the Senior Subordinated Indenture or (ii) permit Holding to redeem the Holding Senior Subordinated Notes pursuant to Section 3.07 of the Holding Senior Subordinated Indenture.

                  (m)      DEFEASANCE UNDER THE SENIOR SUBORDINATED INDENTURE.

                           International shall not (i) elect legal defeasance or covenant defeasance pursuant to Sections 8.01, 8.02 or 8.03 of the Senior Subordinated Indenture or (ii) permit Holding to elect legal or covenant defeasance pursuant to Sections 8.01, 8.02 or 8.03 of the Holding Senior Subordinated Indenture.

                  (n) AMENDMENT OF THE SENIOR SUBORDINATED INDENTURE AND HOLDING SENIOR SUBORDINATED INDENTURE.

                           International shall not (i) amend, supplement (other than a supplement to add a guarantor thereunder) or waive any provision of the Senior Subordinated Indenture or (ii) permit Holding to amend, supplement (other than a supplement to add a guarantor thereunder) or waive any provision of the Holding Senior Subordinated Indenture without the written consent of the Required Banks, except with respect to any amendment or modification of the subordination provisions of the Senior Subordinated Indenture or the Holding Senior Subordinated Indenture, which amendment or modification shall require the written consent of the Loan Parties.

                  (o)      PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES.

                           To the extent that International has not pledged the stock of its Wholly-Owned direct Non-US Subsidiaries (other than Europa) pursuant to Section 6.2(k), the Borrowers shall not permit (i) the tangible assets of such Non-US Subsidiaries to exceed Twenty Million Dollars ($20,000,000) in the aggregate or (ii) the annual sales of such Non-US Subsidiaries to exceed Thirty-Five Million Dollars ($35,000,000) in the aggregate.

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

         6.4      FINANCIAL COVENANTS.

                  (a)      CONSOLIDATED NET WORTH.

                           The Borrowers shall not permit the Consolidated Net Worth of International and its consolidated Subsidiaries: (i) as of the Restatement Date, to be less than Fifty-Four Million Dollars ($54,000,000) (the "Fiscal 2002 Net Worth Amount") and as of each Fiscal Quarter ending after December 31, 2002, not less than the sum of:

                  the Fiscal 2002 Net Worth Amount plus

                  an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (if any and only to the extent a positive number) attributable to each Fiscal Year ending after December 31, 2002 (which aggregate amount shall not be reduced by any consolidated net losses reported for any Fiscal Year ending after December 31, 2002), plus if such date is during and not at the end of a Fiscal Year, an amount equal to fifty percent (50%) of the Consolidated Net Income (if any and only to the extent a positive number) for the fiscal period consisting of the Fiscal Quarters of such Fiscal Year that have ended on or before such date.

                  (b)      CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

                           The Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio as at the end of each Cumulative Four Quarter Period to be less than 1.2 to 1.00.

                  (c)      CONSOLIDATED FUNDED DEBT TO EBITDA RATIO.

                           The Borrowers shall not permit the Consolidated Funded Debt to EBITDA Ratio as at the end of each Cumulative Four Quarter Period to exceed (i) 4.50 to 1.00 for the Cumulative Four Quarter Periods ending prior to December 31, 2003, (ii) 4.25 to 1.00 for each such Cumulative Four Quarter Period ending on December 31, 2003 and prior to December 31, 2004, (iii) 4.00 to 1.00 for the such Cumulative Four Quarter Period ending on December 31, 2004 and prior to December 31, 2005 and (iv) 3.75 to 1.00 on December 31, 2005 and thereafter.

                  (d)      CONSOLIDATED FUNDED DEBT TO EBITDA OF ERICO PRODUCTS
                           RATIO.

                           The Borrowers shall not permit the Consolidated Funded Debt to EBITDA of ERICO Products Ratio as at the end of each Cumulative Four Quarter Period to exceed (i) 4.50 to 1.00 for the Cumulative Four Quarter Periods ending prior to December 31, 2003, (ii)
         4.25 to 1.00 for each such Cumulative Four Quarter Period ending on December 31, 2003 and prior to December 31, 2004, (iii) 4.00 to 1.00 for the such Cumulative Four Quarter Period ending on December 31, 2004 and prior to December 31, 2005, and (iv) 3.75 to 1.00 on December 31, 2005 and thereafter.

                  (e)      CONSOLIDATED SENIOR FUNDED DEBT TO EBITDA RATIO.

                           The Borrowers shall not permit the Consolidated Senior Funded Debt to EBITDA Ratio as at the end of each Cumulative Four Quarter Period to exceed (i) 3.00 to 1.00 for the Cumulative Four Quarter Periods ending prior to December 31, 2003, (ii) 2.75 to 1.00 for each such Cumulative Four Quarter Period ending on December 31, 2003

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

         and prior to December 31, 2004, and (iii) 2.50 to 1.00 on December 31, 2004 and thereafter.

                  (f)      MINIMUM CONSOLIDATED EBITDA.

                           The Borrowers shall not permit the Consolidated EBITDA as at the end of each Cumulative Four Quarter Period to be less than (i) $33,000,000 for the Cumulative Four Quarter Periods ending prior to December 31, 2003, (ii) $40,000,000 for each such Cumulative Four Quarter Period ending on December 31, 2003 and prior to December 31, 2004, and (iii) $45,000,000 on December 31, 2004 and thereafter.

SECTION 7         EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         7.1      PAYMENT.

                  Failure by any Borrower to: (a) make payment of principal on any Revolving Credit Note or Term Note when due or (b) pay any interest or any amounts owing under Section 2.12 when required to be paid hereunder or under any Guaranty to the extent such failure is not remedied within five (5) Business Days after such required date of payment hereunder or thereunder; or

         7.2      REPRESENTATIONS AND WARRANTIES.

                  Any warranty or representation made or deemed made by a Borrower in respect of any Borrower, any Subsidiary of any Borrower or any Guarantor in this Agreement, in any Loan Document or any certificate, document or financial or other statement furnished at any time in compliance with or pursuant to this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed made; or

         7.3 REPORTING AND NOTICE PROVISIONS; VIOLATION OF CERTAIN AFFIRMATIVE COVENANTS.

                  Failure by any Borrower (where applicable, in respect of such Borrower, any Subsidiary of such Borrower or any Guarantor): (a) to perform, keep, or observe any other term, provision, condition or covenant contained in
Section 6.1(e) through 6.1(h) of this Agreement which is required to be performed, kept, or observed by the Borrower (in respect of the Borrower, any Subsidiary of the Borrower or any such Guarantor) and such failure shall continue without remedy for a period of fifteen (15) Business Days, or (b) to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 7.1, 7.2 and 7.4 of this Agreement) that is required to be kept or observed by a Borrower (where applicable, in respect of such Borrower, any Subsidiary of such Borrower or any such Guarantor) and such failure shall continue without remedy for a period of fifteen (15) Business Days; or

         7.4 VIOLATION OF NEGATIVE COVENANTS, CERTAIN AFFIRMATIVE COVENANTS AND FINANCIAL COVENANTS.

                  Failure by a Borrower (in respect of such Borrower, any Subsidiary of such Borrower or any Guarantor) to perform, keep, or observe any term, provision, condition or covenant contained in Sections 6.1(a) through 6.1(d) or 6.2(a), 6.2(d), 6.2(e),
6.3 or 6.4 of this Agreement which is required to be performed, kept, or observed by such Borrower (where applicable, in respect of such Borrower, any Subsidiary of such Borrower or any such Guarantor), except as otherwise provided in Section 6.2(d) or 6.2(e); or

         7.5      OTHER LOAN DOCUMENTS.

                  Failure by a Borrower, any Subsidiary of such Borrower or any Guarantor to perform, keep, or observe any other term, provision, condition or covenant contained in this Agreement or any of the Loan Documents which is required to be performed, kept, or observed by such Borrower, any Subsidiary of such Borrower or any such Guarantor (other than those provisions, terms or conditions referenced in Sections 7.1 through 7.4 of this Agreement) and such failure shall continue without remedy for a period of twenty (20) Business Days; or

         7.6      CROSS-DEFAULT.

                  Default (i) by any Borrower or any Substantial Guarantor in respect of any Indebtedness of such Borrower or Subsidiary in excess of One Million Dollars ($1,000,000) in the aggregate where such default could permit the holder of such other Indebtedness to accelerate such Indebtedness or any portion thereof to the extent such default has not been waived (ii) by any Borrower or any Subsidiary in respect to Indebtedness to the Administrative Agent or any of its Affiliates where such default could permit the holder of such Indebtedness to accelerate such Indebtedness or any portion thereof to the extent such default has not be waived, (iii) by Holding in respect of the Holding Senior Subordinated Indebtedness; or

         7.7      MATERIAL ADVERSE EFFECT.

                  The occurrence of any Material Adverse Effect; or

         7.8      CONTROL.

                  The occurrence of any Change in Control; or

         7.9 FAILURE OF ENFORCEABILITY OF THIS AGREEMENT, CREDIT DOCUMENT; SECURITY.

                  If: (a) any covenant, material agreement or any Obligation of any Borrower or any Guarantor contained in or evidenced by this Agreement or any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) a Borrower or any Guarantor shall deny or disaffirm its obligations under this Agreement or any of the Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Administrative Agent granted in this Agreement or any of the Loan Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Administrative Agent for the benefit of the Loan Parties shall be determined to be unperfected except in the normal course of the business of a Borrower as expressly contemplated and permitted by this Agreement and the Loan Documents, or (e) any Guarantor of the Obligations of a Borrower shall revoke or default under any Guaranty; or

         7.10     ERISA.

                  If: (a) a Borrower or any of its ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan of such Borrower (other than the ERICO Products Defined Benefit Plan) or ERISA Affiliates and, as a result of such termination such Borrower or ERISA Affiliate is or could reasonably be expected to be required to make a contribution to such

Employee Benefit Plan the payment of which, when taken together with all like terminations suffered by such Borrower, either has resulted or could reasonably be expected to result in a Material Adverse Effect or (b) such Borrower or ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

         7.11     JUDGMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of One Million Dollars ($1,000,000), individually or in the aggregate, when taken together with all such judgments, writs, warrants or similar process shall be issued or levied against a Borrower or any of its Subsidiaries or any Guarantor or against any of a Borrower's or its Subsidiaries' or any Guarantor's assets and is not released, discharged, vacated, fully bonded or stayed within thirty (30) days after such judgment, writ or warrant of attachment or similar proceeding, unless such judgment, writ or warrant of attachment or other similar proceeding (a) shall have been reserved for by such Borrower on the date hereof and such judgment does not exceed One Million Dollars ($1,000,000), or (b) shall be insured and the insurance carrier shall have acknowledged coverage in the amount of the insurance without any reservation of rights or shall have been ordered by a court of competent jurisdiction to pay such judgment; or

         7.12     FORFEITURE PROCEEDINGS.

                  An adjudication against a Borrower, any Subsidiary of a Borrower or any Guarantor in any criminal proceedings requiring a Borrower's forfeiture of any material asset or assets; or

         7.13     FINANCIAL IMPAIRMENT.

                  The Financial Impairment of a Borrower, a Subsidiary of a Borrower, or any Guarantor of the Obligations.

SECTION 8         REMEDIES.

         8.1      OPTIONAL DEFAULTS.

                  Upon the occurrence of an Event of Default described above in Sections 7.1 through 7.12 above, inclusive, the Administrative Agent may, with the consent of the Required Banks, and shall, upon the direction of the Required Banks, (a) declare all of the Obligations due or to become due from the Borrowers to the Administrative Agent and the Loan Parties, whether under this Agreement, the Revolving Credit Notes, the Term Notes or otherwise, at the option of the Administrative Agent, immediately due and payable, anything in the Revolving Credit Notes, the Term Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding, (b) terminate each Bank's Revolving Credit Commitment whereupon none of the Banks shall have any further obligation to make any Revolving Credit Advance hereunder, (c) terminate the Issuing Banks obligation to issue any Letters of Credit, and (d) terminate each Bank's obligation to participate in Letters of Credit issued after such termination of the Issuing Banks obligation to issue Letters of Credit.

         8.2      AUTOMATIC DEFAULTS.

                  If any Event of Default referred to in Section 7.13 of this Agreement shall occur, (a) each Bank's Revolving Credit Commitment shall automatically and immediately terminate (if not already expired or terminated by the Borrowers or terminated pursuant to this Section 8) whereupon no Bank shall have any obligation thereafter to make any Revolving Credit Advance hereunder, (b) the Issuing Banks' obligations to issue Letters of Credit shall automatically and immediately terminate (if not already expired or terminated by the Borrowers or terminated pursuant to this Section 8 and (c) all of the Obligations and all other Indebtedness, if any, then owing to the Loan Parties (other than Indebtedness, if any, already due and payable) shall thereupon become and thereafter be immediately due and payable in full, all without any presentment, demand or notice of any kind, which are hereby waived by the Borrowers.

         8.3      GENERAL RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT AND THE
                  BANKS.

                  With respect to the Collateral, the Administrative Agent shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law. The Administrative Agent and the Loan Parties shall have all other legal and equitable rights to which the Administrative Agent and the Loan Parties may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents. Each Loan Party hereby expressly agrees that, unless requested by the Administrative Agent, upon the concurrence of the Required Banks, none of the Loan Parties will take or cause to be taken, in respect of the Advances or the other Obligations or the Collateral, any action or remedy that is independent from the actions or remedies taken or to be taken by the Administrative Agent, except for any actions taken by any Loan Party in connection with any Event of Default described in Section 7.13 of this Agreement (other than a Financial Impairment caused by any judgment within the meaning of clause (h) of the definition of Financial Impairment).

         8.4      EXERCISE OF ADDITIONAL REMEDIES.

                  Upon the occurrence of an Event of Default which has not been waived in accordance with Section 13.1 of this Agreement, to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement, the Administrative Agent may, after declaring the Obligations to be immediately due and payable upon direction of the Required Banks pursuant to Section 8.1 of this Agreement, and shall, upon the direction of the Required Banks, exercise the following rights and remedies:

                  (a)      POSSESSION OF COLLATERAL.

                           The Administrative Agent shall have the right to take immediate possession of the Collateral and all proceeds relating to such Collateral and: (i) require each Borrower, at such Borrower's expense, to assemble the Collateral of such Borrower and make it available to the Administrative Agent at such Borrower's place of business nearest the location of such Collateral (or such other location as the Administrative Agent shall approve) or (ii) enter any of the premises of each Borrower or wherever any Collateral shall be located and to keep and store the same on such premises until sold. If the premises on which the Collateral is located is owned or leased by a Borrower, then such Borrower shall not charge the Administrative Agent for storage of such Collateral on such premises.

                  (b)      FORECLOSURE OF LIENS.

                           The Administrative Agent shall have the right to foreclose the Liens created under this Agreement and each of the other Loan Documents or under any other agreement relating to the Collateral.

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

                  (c)      DISPOSITION OF COLLATERAL.

                           The Administrative Agent shall have the right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Administrative Agent, in its discretion, may deem advisable. Each Borrower acknowledges and covenants that ten (10) days written notice to such Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such Borrower's premises or at such other locations where the Collateral then is located, or as otherwise determined by the Administrative Agent. The Administrative Agent shall have the right to conduct such sales on each Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to such Borrower. The Administrative Agent shall have the right to bid (including bidding in Indebtedness owing to the Administrative Agent) at any such public sale on its own behalf.

                  (d)      NOTIFICATION OF ACCOUNT DEBTORS.

                           The Administrative Agent shall have the right to notify Account Debtors and other Persons indebted to each Borrower of the Administrative Agent's interest in any such amounts payable to such Borrower and to instruct such Account Debtors and other Persons to remit such amounts directly to the Administrative Agent for the benefit of the Loan Parties, and, upon collection of the same and deposit into the Cash Collateral Account, all funds arising therefrom (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) in immediately available funds, the same being subject to application to the Obligations.

                  (e)      APPLICATION OF COLLATERAL.

                           The Administrative Agent, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall have the right, without notice, at any time, to appropriate and apply to any Obligations any and all Collateral in the possession of the Administrative Agent.

         8.5      LIMITED LICENSE TO LIQUIDATE.

                  Each Borrower hereby grants to the Administrative Agent and its agents: (a) a non-exclusive, royalty-free license or other right to use, without charge, the Intellectual Property owned by each Borrower or used by such Borrower pursuant to licenses thereof (but only to the extent that a sub-license may be granted under such licenses (including all rights of use of any name or trade secret): (i) to use, sell or otherwise transfer any and all Inventory of such Borrower constituting Collateral which may bear or utilize any of the Borrower's Intellectual Property; (ii) to use or sell any such work-in-process, raw material or completed or finished products; (iii) to accept any and all orders or shipments of products ordered by such Borrower from manufacturers and
(iv) to use or sell any such products bearing or utilizing any of the Borrower Intellectual Property and (v) to manufacture and advertise for sale the Collateral; provided, however, that such license and right to use shall be exercisable by the Administrative Agent only after the occurrence of an Event of Default which has not been waived in accordance with Section 13.1 of this Agreement, and (b) to the extent permitted thereunder, all of such Borrower's rights under all licenses and all franchise agreements which shall inure to the Administrative Agent without charge but only after the occurrence of an Event of Default which has not been waived in accordance with Section 13.1 of this Agreement.

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

         8.6      SET-OFF.

                  If any Event of Default referred to in Section 7 of this Agreement shall occur which has not been waived in accordance with Section 13.1 of this Agreement, the Administrative Agent shall have the right (in addition to such other rights as it may have by operation of Law or otherwise) at any time to set off against and to appropriate and apply toward the payment of the Obligations and all other Indebtedness then owing to it, whether or not the same shall then have matured, any and all deposit balances then owing by the Administrative Agent to or for the credit or account of a Borrower, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived.

         8.7      AUTHORITY TO EXECUTE TRANSFERS.

                  Without limitation of any authorization granted to the Administrative Agent hereunder, each Borrower also hereby authorizes the Administrative Agent, upon the occurrence and continuance of an Event of Default, to execute, in connection with the exercise by the Administrative Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         8.8      TERMINATION; EFFECT ON BORROWER OBLIGATIONS.

                  Any termination by the Administrative Agent of its performance pursuant to this Section 8 shall not absolve, release, or otherwise affect the liability of any Borrower in respect of transactions prior to such termination or affect any of the Liens, rights, powers, and remedies of the Administrative Agent, which such Liens, rights, powers and remedies shall, in all events, continue until all Obligations of each Borrower to the Administrative Agent and the Loan Parties are satisfied.

         8.9      ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT.

                  Upon the occurrence of an Event of Default (unless waived in accordance with Section 13.1 of this Agreement), to the extent that any Letters of Credit have been issued for the account of any Borrower which then are outstanding, the Administrative Agent may (whether in addition to taking any of the actions described in this Section 8 or otherwise), make demand upon such Borrower to, and forthwith upon such demand such Borrower will, pay to the Administrative Agent in same day funds in the currency in which such Letter of Credit is denominated, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account"), to secure the obligations of such Borrower in respect of any outstanding Letters of Credit, to be maintained at such office of the Administrative Agent as the Administrative Agent shall direct, an amount equal to the maximum amount available to be drawn under the Letters of Credit. In the event that such Borrower shall not deposit such funds upon demand by the Administrative Agent, the Administrative Agent may, in its sole discretion, deposit collections or any other funds of such Borrower in the possession of the Administrative Agent to the Letter of Credit Collateral Account until the amount deposited in such account equals the maximum amount available to be drawn under the Letters of Credit. The Letter of Credit Collateral Account shall be in the name of Administrative Agent for the benefit of the Loan Parties (as a cash collateral account), but under the sole dominion and control of the Administrative Agent and subject to the terms of this Agreement.

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

         8.10     LETTER OF CREDIT COLLATERAL ACCOUNT.

                  (a)      APPLICATION.

                           The Administrative Agent may, at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by a Borrower to the Bank under this Agreement or any Letter of Credit Facility Application first, in respect of the Letters of Credit and second, after the occurrence and during the continuance of any Event of Default, in respect of all other amounts constituting Obligations.

                  (b)      NO BORROWER OR THIRD PARTY CLAIMS.

                           No Borrower nor any Person claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account until all Obligations have been paid in full, the Revolving Credit Commitment has been terminated, and no LC Exposure exists.

                  (c)      NO LIENS OR TRANSFERS OF ACCOUNT.

                           Each Borrower agrees that it will not: (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral Account or any funds held therein, or (ii) create or permit to exist any lien, security interest or other charge or encumbrances upon or with respect to the Letter of Credit Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                  (d)      REASONABLE CARE.

                           The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         8.11     REMEDIES CUMULATIVE.

                           The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Bank under this Agreement, under any Loan Document, or in equity or at law.

SECTION 9         BORROWER GUARANTY.

         9.1      CROSS-GUARANTY.

                  To induce the Administrative Agent and the Loan Parties to make the Advances to the Borrowers, to induce the Affiliates of the Administrative Agent to make the Affiliate Loans and to induce the Issuing Banks to issue Letters of Credit, and in consideration thereof, each of the Borrower Guarantors, jointly and severally, hereby unconditionally and irrevocably: (a) guarantees to the Administrative Agent and the Loan Parties the due and punctual payment in immediately available funds of all Obligations and of all other sums now or hereafter owed by

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any Borrower to the Administrative Agent or any of the Loan Parties under this
Agreement or any of the Loan Documents (whether by acceleration or otherwise),
(b) guarantees to the Administrative Agent and its Affiliates the due and punctual payment in immediately available funds of all Indebtedness and of all other sums now or hereafter owed by any Borrower or any of its Subsidiaries to the Administrative Agent or any of its Affiliates ("Affiliate Loans") related to such Loans and (c) agrees to pay any and all expenses which may be incurred by the Administrative Agent in enforcing its rights with respect to such Obligations (collectively, the "Guaranteed Obligations").

         9.2      MAXIMUM LIABILITY.

                  Solely in the event it is necessary for the enforceability of a Borrower Guaranty, the maximum liability of a Borrower Guarantor under its Borrower Guaranty for Guaranteed Obligations of the other Borrowers or their Subsidiaries shall be the greatest amount which, after taking into consideration all other valid and enforceable debts and liabilities of such Borrower Guarantor, an applicable court has determined (after any appeals) would not render such Borrower Guarantor insolvent, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct (in all such cases, within the meaning of Section 548 of the Bankruptcy Code, 11 U.S.C. Section 101, et. seq., or any other similar state law), or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when the obligations of this Borrower Guaranty are incurred or increased.

         9.3      GUARANTY UNCONDITIONAL.

                  The obligations of the Borrower Guarantors under this Borrower Guaranty shall be, joint and several, irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any advance under this Agreement or any Loan Document or any document in respect of an Affiliate Loan by operation of Law or otherwise; (ii) any modification or amendment of or supplement to this Agreement or any Loan Document or any document in respect of any Affiliate Loan; (ii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, of the Guaranteed Obligations of any Borrower or its Subsidiary; (iii) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower Guarantor or its assets or any resulting release or discharge of any of the Obligations of the Borrower Guarantors contained in this Agreement or any Loan Document; (iv) the existence of any claim, set-off or other rights which International may have at any time against the Administrative Agent or any Loan Party or any other Person, whether or not arising in connection with this Agreement or any Loan Document, provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (v) any invalidity or unenforceability relating to or against any Borrower or its Subsidiary for any reason of this Agreement or any Loan Document or any document in respect of an Affiliate Loan or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower under this Agreement or any Loan Document; or (vi) to the extent permitted by applicable Law, any other act or omission to act or delay of any kind by a Borrower Guarantor, the Administrative Agent, any Loan Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guaranteed Obligations of any Borrower under Section 9.

         9.4      DISCHARGE; REINSTATEMENT.

                  The Guaranteed Obligations of each Borrower Guarantor under this Section 9 shall remain in full force and effect until the Revolving Credit Commitment and the LC

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Exposure are terminated, all Letters of Credit are expired or terminated and the
Obligations and all amounts payable by any Borrower or any Subsidiary of any Borrower under this Agreement or any other Loan Document or any document in respect of an Affiliate Loan shall have been paid in full. If at any time any payment of any amount payable by Borrower Guarantor under this Section 9, any other Section of this Agreement or other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower Guarantor or otherwise, the other Borrower Guarantor's obligations under this Section 9 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This Section 9 shall survive the termination of this Agreement until the payment in full of all amounts payable under this Agreement and any Loan Documents.

         9.5      WAIVER.

                  No Borrower Guarantor shall have any right of subrogation, reimbursement or contribution. Each Borrower Guarantor hereby waives any right to enforce any remedy which the Administrative Agent or any Loan Party now has or may hereafter have against any Borrower, any endorser or any Guarantor or Borrower Guarantor, of all or any part of the Obligations. Each Borrower Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent for the benefit of the Loan Parties to secure payment of the Guaranteed Obligations or any other liability of any Borrower, any Guarantor or any Borrower Guarantor to the Administrative Agent or any Loan Party. Each Borrower Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Borrower Guaranty. Each Borrower Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to any other Borrower or Borrower Guarantor or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or other collateral given to the Administrative Agent for the benefit of the Loan Parties to secure payment of the Guaranteed Obligations.

         9.6      STAY OF ACCELERATION.

                  If acceleration of the time for payment of any amount payable by any Borrower Guarantor under this Agreement or other Loan Document or any document in respect of an Affiliate Loan is stayed upon the insolvency, bankruptcy or reorganization of any Borrower Guarantor all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower Guarantors hereunder forthwith on demand by the Administrative Agent.

SECTION 10        THE ADMINISTRATIVE AGENT.

         10.1     THE ADMINISTRATIVE AGENT.

                  Each Loan Party irrevocably appoints the Administrative Agent to act as agent under this Agreement and the Loan Documents for the benefit of such Loan Party, with full authority to take such actions, and to exercise such powers, on behalf of the Loan Parties in respect of this Agreement and the Loan Documents as are herein and therein respectively delegated to the Administrative Agent or as are reasonably incidental to those delegated powers.

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The Administrative Agent in such capacity shall be deemed to be an independent contractor of the Loan Parties.

         10.2     LEAD ARRANGER.

                  Each Bank hereby irrevocably designates and appoints LaSalle as Lead Arranger (the "Lead Arranger") to act as specified herein and in the other Loan Documents, and each such Bank hereby irrevocably authorizes the Lead Arranger to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Lead Arranger by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

         10.3     NATURE OF APPOINTMENT.

                  Neither the Administrative Agent nor the Lead Arranger shall have any fiduciary relationship with any Bank or any Issuing Bank by reason of this Agreement and the other Loan Documents. Neither the Administrative Agent nor the Lead Arranger shall have any duty or responsibility whatsoever to any Bank or the Issuing Bank except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, each Bank and each Issuing Bank acknowledges that the Administrative Agent and the Lead Arranger, as the case may be, is acting as such solely as a convenience to the Banks and not as a manager of the Revolving Credit Commitments or the Obligations evidenced by the Revolving Credit Notes or the Term Notes. This
Section 10 does not confer any rights upon any Borrower or anyone else (except the Banks and other Loan Parties), whether as a third party beneficiary or otherwise.

         10.4     ADMINISTRATIVE AGENT AS A BANK; OTHER TRANSACTIONS.

                  The Administrative Agent's rights as a Bank and an Issuing Bank under this Agreement and the Loan Documents shall not be affected by its serving as the Administrative Agent. The Administrative Agent and its Affiliates may generally transact any banking, financial, trust, advisory or other business with any Borrower (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks or any other Loan Party, without accounting to the Banks or any other Loan Party, and without prejudice to the Administrative Agent's rights as a Bank under this Agreement and the Loan Documents except as may be expressly required under this Agreement.

         10.5     INSTRUCTIONS FROM BANKS.

                  The Administrative Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Loan Documents (including, without limitation, collection and enforcement actions in respect of any Obligations under the Revolving Credit Notes, or Term Notes or this Agreement and any collateral therefor) except that the Administrative Agent shall take such action (or omit to take such action) other than actions referred to in Section 11.1 of this Agreement, as may be reasonably requested, with instructions in writing, by the Required Banks or all of the Banks, as applicable pursuant to Section 13.1 of this Agreement and which actions and omissions shall be binding upon all of the Banks; provided, however, that the Administrative Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Administrative Agent to personal liability or might be contrary to this Agreement, any Loan Document or any applicable Law.

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

         10.6     BANK'S DILIGENCE.

                  Each Loan Party: (a) represents and warrants that it has made its decision to enter into this Agreement and the Loan Documents and (b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Loan Documents; in each case without reliance on the Administrative Agent, the Lead Arranger or any other Bank or any other Loan Party and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material. Each Loan Party confirms to the Administrative Agent and the Lead Arranger that it has not relied, and will not hereafter rely, on the Administrative Agent or the Lead Arranger (i) to check or inquire on such Loan Party's behalf into the adequacy, accuracy or completeness of any information provided by any Borrower or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Loan Party by the Administrative Agent or the Lead Arranger), or (ii) to assess or keep under review on such Bank's behalf the financial conditions, creditworthiness, condition, affairs, status or nature of any Borrower or any Subsidiary. Except for notices, reports and other documents expressly herein required to be furnished to the Banks or Loan Parties by the Administrative Agent or the Lead Arranger, neither the Administrative Agent nor the Lead Arranger shall have any duty or responsibility to provide any Bank or other Loan Party with any credit or other information concerning the business, prospect, operation, property, financial and other condition or creditworthiness of any Borrower which may come into the possession of the Administrative Agent, the Lead Arranger or any Affiliate thereof.

         10.7     BANK CONSENT.

                  For purposes of determining compliance with the conditions specified in Section 3 of this Agreement each Loan Party that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent or made available by the Administrative Agent to such Loan Party for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to the Loan Party, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Loan Party prior to the Restatement Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Restatement Date or, if any Borrowing on the Restatement Date has been requested, such Bank shall not have made available to the Administrative Agent on or prior to the Restatement Date such Bank's ratable portion of any Borrowing.

         10.8     NO IMPLIED REPRESENTATIONS.

                  Neither the Administrative Agent nor the Lead Arranger shall be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by any Borrower in this Agreement or any Loan Document or by a Bank in any notice or other communication or by anyone else or otherwise.

         10.9     ADMINISTRATIVE AGENT'S DILIGENCE.

                  Neither the Administrative Agent nor the Lead Arranger shall be required and shall not be responsible to any Loan Party: (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Loan Document, (b) to make any inquiry into the properties, financial condition or operation of any Borrower or any other matter relating to this Agreement or any Loan Document, (c) to report to any Loan Party any information (other than which this Agreement or any Loan Document expressly requires to be so reported) that the

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Administrative Agent or any of its Affiliates may have or acquire in respect of the properties, business or financial condition of the Borrower or any other matter relating to this Agreement or any Loan Document or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Loan Document.

         10.10    NOTICE OF DEFAULT.

                  The Administrative Agent shall not be deemed to have knowledge of any Potential Default or Event of Default unless and until it shall have received a written notice from a Borrower or any Bank describing it and citing the relevant provision of this Agreement or any Loan Document. The Administrative Agent shall give each Loan Party prompt notice of any such written notice other than the Bank that shall have given the written notice of the Event of Default.

         10.11    ADMINISTRATIVE AGENT'S LIABILITY.

Neither the Administrative Agent (acting in its capacity as Administrative Agent) nor the Lead Arranger acting in its capacity as Lead Arranger, nor any directors, officers, employees, attorneys, and other agents acting for the Administrative Agent or the Lead Arranger, as the case may be, in such capacities respectively, shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and the Lead Arranger: (a) may treat the payee of any Revolving Credit Note or Term Note as the holder thereof until the Administrative Agent receives a fully executed copy of any assignment with respect thereto, signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts which have been selected by the Administrative Agent with reasonable care; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank or the Issuing Banks for any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, including, without limitation, the truth of the statements made in any certificate delivered by the Borrowers under Section 2, Section 3, Section 4, Section 5 or
Section 6 of this Agreement or in any Credit Request, Rate Continuation/Conversion Request, Letter of Credit Facility Application or any other similar notice or delivery, the Administrative Agent (and Lead Arranger to the extent relevant thereto) being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Revolving Credit Notes, the Term Notes or any other Loan Document or to inspect the property (including the books and records) of the Borrowers;
(e) shall not be responsible to any Bank or any Issuing Banks for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or collateral covered by any agreement or any other Loan Document and (f) shall incur no liability under or in respect of this Agreement, the Revolving Credit Notes, the Term Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

                  Neither the Administrative Agent, nor the Lead Arranger, nor any of directors, officers, employees or Administrative Agents thereof shall have any responsibility to the Borrowers or any Subsidiary Guarantor on account of the failure of or delay in performance or breach by any Lender or any Issuing Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or any other Issuing Bank or any Borrower of any of their respective obligations hereunder or under any Loan

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Document or in connection herewith or therewith. The Banks and the Issuing Banks each hereby acknowledge that the Administrative Agent and the Lead Arranger shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Revolving Credit Notes, the Term Notes or any other Loan Document unless it shall be requested in writing to do so by the Required Banks.

         10.12    ADMINISTRATIVE AGENT'S AND LEAD ARRANGER'S INDEMNITY.

                  The Lenders shall indemnify the Administrative Agent, in its capacity as Administrative Agent, and the Lead Arranger in its capacity as Lead Arranger (to the extent the Administrative Agent and the Lead Arranger, as the case may be, is not reimbursed by the Borrower), from and against: (a) any loss or liability (other than any caused by the Administrative Agent's or the Lead Arranger's gross negligence or willful misconduct) incurred by the Administrative Agent as such and the Lead Arranger as such in respect of this Agreement, the Revolving Credit Notes, the Term Notes or any Loan Document and
(b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Revolving Credit Notes, the Term Notes or any Loan Document (other than any caused by the Administrative Agent's or the Lead Arranger's, as the case may be, gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Administrative Agent or the Lead Arranger, as the case may be, (other than the loss, liability or costs incurred by the Administrative Agent or the Lead Arranger in the defense of any claim against it by the Lenders or the Designated Letter of Credit Issuer arising in connection with its actions in its capacity as Administrative Agent); provided, however, that each Lender shall be liable for only its Ratable Portion of the whole loss or liability.

                  The parties hereto acknowledge and agree that no Bank that is a Syndication Agent or Documentation Agent or Co-Documentation Agent shall have by reason of its designation as a Syndication Agent, a Documentation Agent or a Co-Documentation Agent, any power, duty, responsibility or liability whatsoever under this Agreement or under any other Loan Document.

         10.13    RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT.

                  The Administrative Agent may resign as Administrative Agent effective ten (10) Business Days after giving notice thereof to the Loan Parties for any reason. The Administrative Agent may be removed at the unanimous election of all of the Banks (other than the Bank that is also the Administrative Agent) for any reason. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement, the Required Banks shall appoint from among the Banks (other than the Bank that has resigned or was removed) a successor agent for the Banks, which successor agent shall be reasonably acceptable to the Borrowers. In the case of resignation by the Administrative Agent, if no successor agent shall have been appointed by the time such resignation becomes effective, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor agent from among the remaining Banks which successor agent shall be reasonably acceptable to the Borrowers. Upon appointment (whether effected by the Required Banks or the retiring Administrative Agent on behalf of the Banks), the successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holder of the Revolving Credit Notes or Term Notes. After any retiring Administrative Agent's resignation or removal hereunder as

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Administrative Agent, the provisions of Section 10.12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 11        TRANSFERS AND ASSIGNMENTS.

         11.1     TRANSFER OF COMMITMENTS.

                  Each Bank shall have the right at any time or times to transfer to another financial institution, without recourse, all or any part of: such Bank's Revolving Credit Commitment (together with such Bank's Ratable Portion of the commitments of the Issuing Bank to issue Letters of Credit), any related Advance made by such Bank and outstanding Term Advances, any related participation in Letters of Credit, and Revolving Credit Note and Term Note executed in favor of such Bank, and any participations, if any, purchased by the Bank pursuant to Sections 2.17 or 2.18 of this Agreement; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                  (a)      PRIOR CONSENT.

                           No transfer (other than a transfer by any Bank to any Affiliate of such Bank) may be consummated pursuant to this Section 11 unless each of the following conditions is fulfilled: (i) the prior written consent of the Administrative Agent and International, which shall not be unreasonably withheld, must be obtained, (ii) such transfer must be in an amount of at least Five Million Dollars ($5,000,000) of the transferring party's Revolving Credit Commitment and Term Advances and (iii) after giving effect to such transfer, the transferring party would have a resulting Revolving Credit Commitment and Term Advances of at least Ten Million Dollars ($10,000,000); provided, however, that, if at the time of the proposed transfer a Borrower is the subject of a proceeding referenced in Section 7.13 of this Agreement or an Event of Default has otherwise occurred which has not been waived in accordance with Section 13.1, no Borrower's consent shall be required and any Loan Party may consummate a transfer contemplated by this Section 11.1. Notwithstanding anything to the contrary, any Loan Party may at any time assign all or any portion of its rights under this Agreement and its Revolving Credit Note and Term Note to a Federal Reserve Bank, and no such assignment shall release such assigning Loan Party from its obligations hereunder.

                  (b)      WITHHOLDING TAX EXEMPTION.

                           If an assignment made pursuant to this Section 11.1 is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (i) to represent to the assignor Bank (for the benefit of the assignor Bank, the Administrative Agent and the Borrowers) that under applicable law and treaties, no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the assignor with respect to any payment to be made to such assignee in respect of the Advances hereunder, and (ii) to furnish, if applicable, the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

                  (c)      AGREEMENT; TRANSFER FEE.

                           The transferor: (i) shall remit to the Administrative Agent an administrative fee of Three Thousand Five Hundred Dollars ($3,500) and (ii) shall cause the transferee to execute and deliver to the Borrowers, the Administrative Agent and each

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         Loan Party (A) an Assignment Agreement, substantially in the form of
         Exhibit K attached hereto, and otherwise in form and substance satisfactory to the Administrative Agent and its counsel (an "Assignment Agreement"), together with the consents and releases referenced therein and (B) such additional amendments, assurances and other writings as the Administrative Agent may reasonably require to effect such transfer.

                  (d)      NOTES.

                           The Borrowers shall execute and deliver: (i) to the Administrative Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, (ii) if a Bank's entire interest in its Revolving Credit Commitment, its obligation to participate in Letters of Credit and in all of its Advances have been transferred, to the transferee appropriate Revolving Credit Notes and Term Notes against return of the Revolving Credit Notes and Term Notes (marked "replaced") held by the transferor and
         (iii) if only a portion of a Bank's interest in its Revolving Credit Commitment and its obligation to participate in Letters of Credit and Advances has been transferred, a new Revolving Credit Note and new Term Note to each of the transferor and the transferee against return of the original such Revolving Credit Notes and Term Notes of the transferor (marked "replaced") held by the transferor.

                  (e)      PARTIES.

                           Upon satisfaction of the requirements of this Section 11.1, including the payment of the fee and the delivery of the documents set forth in Section 11.1(c) above, (i) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement and (ii) the transferor (A) shall continue to be a "Bank" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Revolving Credit Commitment and its entire obligation to participate in Letters of Credit and Advances, (B) shall cease to be and thereafter shall no longer be deemed to be a "Bank" in the case of any transfer of its entire interest in its Revolving Credit Commitment and shall cease to be bound by its obligation to participate in Letters of Credit and Advances and (C) the signature pages hereto and Annex I hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

         11.2     SALE OF PARTICIPATIONS.

                  Each Bank shall have the right at any time or times to sell one or more participations or subparticipations to a financial institution in all or any part of: such Bank's Revolving Credit Commitment; any obligation to participate in Letters of Credit; any Advance made by such Bank; any Note executed in favor of such Bank, and any participations, if any, purchased by such Bank pursuant to Section 2.17 or 2.18 of this Agreement or this Section 11; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                  (a)      PRIOR CONSENT.

                           No sale of a participation (other than a transfer by any Bank to a to a Subsidiary of National City Corporation, ABN AMRO Holding N.V., KeyCorp or an Affiliate of General Electric Capital Corporation) may be consummated pursuant to this Section 11 unless each of the following conditions is fulfilled: (i) the prior written consent of the Administrative Agent and International, which shall not be unreasonably withheld, must be obtained, (ii) such transfer is in an amount of at least Five Million

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

         Dollars ($5,000,000) of the transferring party's Revolving Credit Commitment and Term Advances and (iii) after giving effect to such transfer, the transferring party would have a resulting Revolving Credit Commitment and Advances of at least Ten Million Dollars ($10,000,000); provided, however, that, if at the time of the proposed participation a Borrower is the subject of a proceeding referenced in
         Section 7.13 of this Agreement or an Event of Default has otherwise occurred which has not been waived in accordance with Section 13.1, no Borrower's consent shall be required and any Loan Party may consummate a participation contemplated by this Section 11.2.

                  (b)      BENEFITS OF PARTICIPANT.

                           The provisions of Section 12 of this Agreement shall inure to the benefit of each purchaser of a participation or subparticipation (provided that each such participant shall look solely to the seller of its participation for those benefits and the Borrowers' liabilities, if any, under any of those Sections shall not be increased as a result of the sale of any such participation) and the Administrative Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

                  (c)      RIGHTS RESERVED.

                           In the event any Bank shall sell any participation or subparticipation, such Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrowers this Agreement and the Loan Documents) and duties pursuant to this Agreement and the Loan Documents, including, without limitation, such Bank's right to approve any waiver, consent or amendment pursuant to Section 13.1 of this Agreement, except if and to the extent that any such waiver, consent or amendment would
         (A) reduce any fee or commission allocated to the participation or subparticipation, as the case may be, (B) reduce the amount of any principal payment on any Advance allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Advance so allocated or the rate of interest payable thereon, or
         (C) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

                  (d)      NO DELEGATION.

                           No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         11.3     CONFIDENTIALITY.

                  Each Loan Party hereby: (a) acknowledges that each Borrower, its Subsidiaries and International has trade secrets and financial, environmental and other data and information the confidentiality of which is important to its business and (b) agrees to keep confidential any such trade secret, data or information designated in writing by a Borrower, or its Subsidiary or International as confidential, except that this Section 11 shall not be binding on the Loan Parties after the expiration of two years after the termination of this Agreement and shall not preclude any Bank or other Loan Party from furnishing any such confidential information: (i) if permitted under applicable law and such legal proceedings and to the extent which may be required by subpoena or similar order of any court of competent jurisdiction,
(ii) to the extent such information is required to be disclosed to any regulatory or administrative governmental agency or commission having any regulatory authority over that Loan Party or its securities, (iii) to any other party to this Agreement, (iv) to any Affiliate of any Bank so long as such Affiliate agrees

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to be bound by the provisions of this Section 11.3, (v) to any actual or prospective transferee, participant or subparticipant of all or part of that Bank's rights arising out of or in connection with the Loan Documents and this Agreement so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees to be bound by the provisions of this Section 11.3, as the case may be, (vi) to anyone if it shall have been already publicly disclosed (other than by that Loan Party in contravention of this Section 11.3, (vii) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any Loan Document, (viii) to that Loan Party's legal counsel, auditors, professional advisors and consultants, and accountants and (ix) in connection with any legal proceedings instituted by or against the Administrative Agent or any Loan Party in its respective capacities as the Administrative Agent and a Bank or Loan Party under this Agreement.

SECTION 12        INDEMNITIES.

         12.1     INCREASED COSTS.

                  If, after the Restatement Date of this Agreement, (a) the introduction of any Law, rule or regulation or any or any change therein (other than any change by way of imposition or increase of reserve requirements in respect of LIBOR Advances otherwise included in the Eurocurrency Reserve Percentage) in or in the interpretation of any Law or regulation or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), shall increase the cost to any Loan Party (other than any increase in the cost of the overhead of such Loan Party) of agreeing to make or making, funding, or maintaining Advances to the Borrowers or the cost of any Issuing Bank of issuing, maintaining or participating in any Letter of Credit, then the Borrowers shall from time to time, upon demand by such Loan Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Loan Party additional amounts sufficient to indemnify such Loan Party for such increased cost.

         12.2     RISK-BASED CAPITAL.

                  If any Loan Party determines that after the Restatement Date:
(a) compliance with any Law or regulation or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or (b) compliance with any directive, guideline or request from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Loan Party or any corporation controlling such Bank and that the amount of such capital required to be so maintained is increased by or based upon the existence of such Loan Party's Revolving Credit Commitment to lend hereunder or to issue or participate in Letters of Credit hereunder and other commitments of this type, then, upon demand by such Loan Party (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Loan Party, from time to time as specified by such Loan Party, additional amounts sufficient to indemnify such Loan Party or such corporation, to the extent that such Loan Party reasonably determines such increase in capital to be allocable to the existence of such Loan Party's Revolving Credit Commitment to lend or to issue or participate in Letters of Credit hereunder.

         12.3     TAXES.

                  (a)      TAXES; WITHHOLDING.

                           Any and all payments by the Borrowers hereunder, under the Revolving Credit Notes, Term Notes or the other Loan Documents, and any and all payments to any Loan Party made by any Affiliate of any Loan Party in connection with any extension of

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         credit or other financial accommodation made by any such Affiliate in favor any Subsidiary of any Borrower or in connection with any Letter of Credit made in favor of any such Affiliate (such extensions of credit and other financial accommodations and such Letters of Credit being collectively referred to herein as "Affiliate Financial Accommodations"), shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each of the Administrative Agent and, any Loan Party, and any such Affiliate, taxes imposed on net income and franchise taxes imposed on it by the jurisdiction under the Laws of which the Administrative Agent or such Loan Party or such Affiliate is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower or any Affiliate of a Loan Party shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or Term Note to any Bank or the Administrative Agent or if any Affiliate of a Loan Party is required by Law to deduct any Taxes from or in respect of any sum payable to any Loan Party in connection with any Affiliate Financial Accommodation: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.3) such Loan Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) other than in connection with Affiliate Financial Accommodations, the Borrowers shall make such deductions and (iii) other than in connection with Affiliate Financial Accommodations, the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All Taxes payable in connection with clauses (i), (ii) or (iii) above shall be paid or reimbursed to the party making payment by the Borrowers prior to the date on which penalties attached thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Borrowers shall make prompt payment thereof to the appropriate governmental authority. The Borrowers shall indemnify the Administrative Agent, each Bank and each Issuing Bank for the full amount of such Taxes (including any Taxes on amounts payable under this Section 12.3(a) paid by such Bank, such Issuing Bank and the Administrative Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date such Bank, such Issuing Bank or the Administrative Agent makes written demand therefor.

                  (b)      STAMP TAXES.

                           The Borrowers agree to pay, and will indemnify each Bank each Loan Party and the Administrative Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Revolving Credit Notes or Term Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Revolving Credit Notes or Term Notes (hereinafter referred to as "Other Taxes").

                  (C)      INDEMNIFICATION FOR OTHER TAXES.

                           The Borrowers will indemnify each Bank, each other Loan Party, Affiliate of a Loan Party, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 12.3) paid by such Bank, other Loan Party or the Administrative Agent or by any Affiliate of a Loan Party (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with

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

         respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within 30 days from the date such Bank, other Loan Party, any Affiliate of a Loan Party, or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d)      REQUEST FOR REFUND.

                           At the reasonable request of the Borrowers, a Bank, other Loan Party, any Affiliate of a Loan Party, or the Administrative Agent shall apply at the Borrowers' expense for a refund in respect of Taxes or Other Taxes previously paid or indemnified against by the Borrowers pursuant to this Section 12.3 if in the good faith opinion of such Bank, other Loan Party, Affiliate, or the Administrative Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Banks, other Loan Parties, such Affiliates, or the Administrative Agent shall be obligated to pursue such refund if, in the exercise of its good faith judgment, such action would be disadvantageous to it. If any Bank or Loan Party or an Affiliate thereof subsequently receives from a taxing authority a refund of any Tax previously paid or indemnified against by the Borrowers and for which the Borrowers have indemnified the Bank or other Loan Party or an Affiliate thereof pursuant to this Section 12.3, such Bank or Loan Party shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable Law, pay to the Borrowers the net amount of any such recovery after deducting taxes and expenses attributable thereto.

                  (e)      EXEMPTION CERTIFICATE.

                           Not later than: (a) the Closing Date of the Original Credit Agreement, (b) in the case of any bank or financial institution that becomes a Bank or other Loan Party after the Closing Date of the Original Credit Agreement pursuant to Section 12.3 above of this Agreement, the date of the instrument of assignment pursuant to which such bank or financial institution became a Bank or other Loan Party,
         (c) annually on each Anniversary Date thereafter or (d) such other times as the Administrative Agent or the Borrowers may reasonably request: (i) each Bank or other Loan Party organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Borrowers with duly completed copies of U.S. Internal Revenue Service Form W-8ECI or W-8BEN or U.S. Internal Revenue Service Form W-8 or W-9, as applicable or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Bank or other Loan Party is exempt from United States withholding taxes with respect to all payments to be made to such Bank or other Loan Party hereunder or other document satisfactory to the Borrowers and the Administrative Agent indicating that all payments to be made to such Bank or other Loan Party hereunder are not subject to such taxes and (ii) each other Bank or other Loan Party shall provide the Administrative Agent and the Borrowers with a written statement which certifies that such Bank or other Loan Party is not a non-resident alien or foreign corporation and which otherwise satisfies Treasury Regulation Section 1.1441-5(b) or any successor regulation under the Internal Revenue Code (each such certificate or statement, an "Exemption Certificate"). Unless the Administrative Agent and the Borrowers have received an Exemption Certificate from such Bank or other Loan Party, the Borrowers, or the Administrative Agent if the Borrowers have not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrowers to the requirements of Section 12.3 above); provided, however, that if the Borrowers have withheld the Borrowers shall so notify the Administrative Agent. If the Borrowers are required to pay additional amounts to any Bank or other Loan Party pursuant to this Section 12.3, such Bank or other Loan Party shall use commercially reasonable efforts to designate a different Lending Office if such designation will thereafter avoid the need for

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

         any additional payments under this Section 12.3 and will not, in the sole judgment of such Bank or other Loan Party, be otherwise disadvantageous to such Bank or other Loan Party. A Bank or other Loan Party which ceases to be exempt from United States withholding taxes shall notify the Administrative Agent and the Borrowers promptly thereof.

                  (f)      FURNISHING OF CERTIFICATE.

                           Within 30 days after the date of any payment of Taxes, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 13.13 of this Agreement, the original or a certified copy of a receipt evidencing payment thereof. If Taxes ever become payable in respect of any payment hereunder or under the Revolving Credit Notes or Term Notes made during a Fiscal Quarter, thereafter the Borrowers will furnish to the Administrative Agent, within thirty (30) days after the end of such Fiscal Quarter, at such address, a certificate from the Borrowers stating that any payments made during such Fiscal Quarter are exempt from or not subject to Taxes.

                  (g)      SURVIVAL OF PROVISION.

                           Without prejudice to the survival of any other agreement of the Borrowers and the Banks hereunder, the agreements and liabilities of the Borrowers contained in this Section 12.3 shall survive the payment in full of the Obligations and the termination of this Agreement.

         12.4     LOSSES.

                  If any payment of principal of, or Rate Conversion or Rate Continuation of, any LIBOR Advance is not paid when due or is made on a day other than on the last day of an Interest Period relating to such Advance, as a result of a payment or Rate Conversion or Rate Continuation pursuant to the provisions of Section 2.10 of this Agreement or acceleration of the maturity of the Revolving Credit Notes or Term Notes pursuant to Section 8 of this Agreement or for any other reason, the Borrowers shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, prepayment or Rate Conversion or Rate Continuation, including, without limitation, any loss, cost or expense (other than any expenses directly attributable to loan origination efforts) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Advance.

         12.5     INDEMNIFICATION FOR REQUESTS.

                  Whenever any Borrower: (a) shall revoke any Credit Request, any Rate Conversion/Continuation Request involving any LIBOR Advance, (b) shall for any other reason fail to borrow pursuant to any such Request or otherwise comply therewith, (c) shall fail to fulfill, on or before the date specified in any such request, the applicable conditions set forth in Section 3 of this Agreement to be fulfilled by such date or (d) shall fail to honor any prepayment notice, then, in each case on any Bank's demand, the Borrowers shall indemnify each Bank and the Administrative Agent against any loss, cost or expense incurred by such Bank or the Administrative Agent as a result of any such failure by the Borrowers, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank or the Administrative Agent to fund the LIBOR Advance to be made by such Bank or the Administrative Agent in connection with such request

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when such LIBOR Advance, as a result of such failure by the Borrowers, is not made on such date.

         12.6     GENERAL INDEMNITY.

                  The Borrowers shall jointly and severally indemnify and hold harmless the Administrative Agent, the Lead Arranger and each Bank and each other Loan Party, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Administrative Agent, the Lead Arranger, any Bank, any Loan Party or the respective directors, officers, employees and Affiliates thereof in connection with any investigative, administrative or judicial proceeding (whether the Administrative Agent, the Lead Arranger or such Bank or Loan Party is or is not designated as a party thereto) relating to or arising out of this Agreement or any other Loan Document, the transactions contemplated thereby, or any actual or proposed use of proceeds hereunder or thereunder, except that neither the Administrative Agent, nor the Lead Arranger, nor any Bank nor any other Loan Party nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         12.7     ENVIRONMENTAL INDEMNITY.

                  Each Borrower shall, at its sole cost and expense, indemnify, defend and save harmless the Administrative Agent and each of the Loan Parties (and each of their respective officers, directors, employees, agents, representatives and contractors) from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigations, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and\or expenses (including, without limitation, reasonable attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted against any of such indemnified Persons relating to, resulting from or arising out of: (i) Environmental Claims relating to the owned real property at the Collateral Locations, (ii) a material misrepresentation or inaccuracy in any representation or warranty contained in this Agreement relating to any environmental matters applicable to the Borrowers or (iii) a breach or failure to perform any covenant made by such Borrower in this Agreement with respect to environmental matters which continues uncured after the expiration of any applicable grace period provided, however, that no Borrower shall be obligated under this Section 12.7 to indemnify, defend and save harmless the Administrative Agent or any Bank for Environmental Claims to the extent caused by environmental conditions which have been finally determined by a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Administrative Agent or a Bank at or in the owned real property located at the Collateral Locations that arise after the Administrative Agent or a Bank has taken possession of such property. Each Borrower will pay any sums owing to the Administrative Agent or such Loan Party by such Borrower pursuant to this indemnification obligation five (5) days after demand by the Administrative Agent or such Loan Party, together with interest on such amount accruing from and after the expiration of such period at the Default Rate of interest hereunder.

         12.8     CERTIFICATE FOR INDEMNIFICATION.

                  Each demand by Administrative Agent or a Bank or another Loan Party for payment pursuant to this Section 12 shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall be presumed to be correct. In determining the amount of any

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such payment thereunder, each Bank or other Loan Party may use reasonable averaging and attribution methods. The failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 12 upon the subsequent receipt of such notice.

         12.9     DUTY TO MITIGATE; STANDARD TREATMENT.

                  Each Bank or other Loan Party seeking payment pursuant to this
Section 12 shall use reasonable efforts and take all reasonable actions to avoid the cause of the payment and to minimize the amount thereof. Each Bank and each other Loan Party agrees that it will not seek compensation or reimbursement provided for in this Section 12 unless such Bank or other Loan Party as a matter of policy intends generally to seek comparable compensation or reimbursement from other borrowers similarly situated and with similarly documented financial accommodations.

SECTION 13        GENERAL.

         This Agreement and the Loan Documents shall be governed by the following provisions:

         13.1     AMENDMENTS AND WAIVERS.

                  No amendment or waiver of any provision of this Agreement, the Revolving Credit Notes, Term Notes or any Loan Document, nor consent to any departure by the Borrowers or any Borrower therefrom, nor waiver of any Event of Default under this Agreement, the Revolving Credit Notes, Term Notes or any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Required Banks (or, if unanimous consent of all Banks is required as hereinafter provided, all of the Banks), the Administrative Agent and each of the Borrowers. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous waiver or consent of all Banks shall be required only with respect to: (a) the extension of maturity of any Revolving Credit Note or Term Note, or the payment date of interest, principal and/or fees thereunder, or (b) any reduction in the rate of interest on the Revolving Credit Notes or Term Notes, or in any amount of principal or interest due on any Revolving Credit Note or Term Note, or in the manner of pro rata application of any payments made by the Borrowers to the Banks hereunder, or (c) any change in the definition of "Alternate Currency", or
(d) any change in the definition or calculation of "Required Banks", or (e) pursuant to the terms of Section 1.6, any addition of a Borrower, or (f) any change in the dollar amount or percentage of any Bank's Revolving Credit Commitment, or (g) any change in amount or timing of any fees payable under this Agreement, or (h) any change in the definition of "Collateral" under this Agreement, or (i) any release of any material portion of the Collateral or any Guaranty hereunder except in connection with a transaction expressly permitted by Section 6.3(a) hereof (and the Administrative Agent agrees to release any security interest or other Lien in connection with any such transaction), or (j) the extension of the expiration date of any Letter of Credit beyond the Revolving Credit Termination Date or (k) any change in any provision of this Agreement which requires all of the Banks to take any action under such provision or (l) any change in Section 10, 11.1, 11.2 or this Section 13.1 itself. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Borrowers to all Banks. Each Bank or other holder of a Revolving Credit Note and Term Note and each other Loan Party shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         13.2     GENERAL ATTORNEY-IN-FACT.

                  Subject to the notice period in Section 5(b) of the Pledge Agreements, in addition to the provisions of Sections 4.6 of this Agreement, each Borrower hereby irrevocably

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constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, upon and from time to time following the occurrence of an Event of Default which has not been waived in writing in accordance with Section 13.1, in the Administrative Agent's reasonable discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to effect the terms of this Agreement, including, without limiting the generality of the foregoing, the power and right, on behalf of such Borrower, to do the following, upon notice to such Borrower: (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance, called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof, and otherwise to itself perform or comply with, or otherwise cause performance or compliance with, any of the covenants or other agreements of such Borrower contained in this Agreement which such Borrower has failed to perform or with which such Borrower has not complied and (b) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (c) to defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (d) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (e) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes; and to do, at the Administrative Agent's option and such Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Borrower might do. This power of attorney is a power coupled with an interest and shall be irrevocable.

                  (a)      ADMINISTRATIVE AGENT NOT LIABLE.

                           The powers conferred on the Administrative Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act, except for its own gross negligence or willful misconduct.

                  (b)      AUTHORITY TO EXECUTE TRANSFERS.

                           Without limitation of any authorization granted to the Administrative Agent hereunder, each Borrower hereby authorizes the Administrative Agent, upon the occurrence of an Event of Default which has not been waived in writing in accordance with Section 13.1 of this Agreement, to execute, in connection with the exercise by the Administrative Agent of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         13.3     PERFORMANCE BY ADMINISTRATIVE AGENT OF THE BORROWER'S
                  OBLIGATIONS.

                  If any Borrower fails to perform or comply with any of its agreements contained herein and the Administrative Agent shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at

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the Default Rate in effect from time to time, shall be payable by the applicable
Borrower to the Administrative Agent within ten (10) Business Days following demand and if not paid within said ten (10) Business Day period shall accrue interest at the Default Rate and shall constitute Obligations secured hereby.
The Administrative Agent will notify such Borrower as soon as it is practicable of any action taken by it of the nature referred to herein.

         13.4     JUDGMENTS; CONVERSION OF CURRENCIES.

                  (a)      CONVERSION.

                           If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b)      DISCHARGE.

                           The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with the normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this
         Section 13.4 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

         13.5     CONTINUITY CLAUSE - EURO.

                  Each Borrower affirms and agrees that neither the fixation of the conversion rate of any currency in which payment is required hereunder or under any Obligation (a "Required Currency") against the Euro as a single currency, in accordance with the Treaty Establishing the European Economic Community as amended by the Treaty on the European Union (The Maastricht Treaty), nor the conversion of any Obligation or the obligations under this Agreement from a Required Currency into Euro will (i) be a reason for the early termination or the revision or reformation, in whole or in part, of this Agreement or of any Obligation, or for the prepayment of any amount due under this Agreement or under any Obligation, or (ii) create any liability of any Bank toward any Borrower for any direct, consequential, or other loss arising from any of these events. As of the date that any Required Currency is no longer the lawful currency of its country, all payment obligations with respect to such Required Currency under this Agreement shall be satisfied in Euro.

         13.6     CUMULATIVE PROVISIONS; INTEGRATION.

                  Each right, power or privilege specified or referred to in this Agreement is in addition to and not in limitation of any other rights, powers and privileges that the Administrative Agent and the Banks and the other Loan Parties may otherwise have or acquire by operation of Law, by other contract or otherwise. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of the Borrowers contained in this Agreement, each of the Loan Documents, or in any document referred to in this Agreement or the Loan Document or contained in any agreement supplementary hereto or thereto, or any schedule or report given to the Administrative Agent or any Bank or other Loan Party or contained in any other agreement between the Administrative Agent, the Banks, the other Loan Parties and the Borrowers, whether concurrently or hereafter entered into or delivered, shall be deemed cumulative to, and not in derogation or substitution of, any of the terms, covenants, conditions, or agreements of the Borrowers contained in this Agreement.

         13.7     BINDING EFFECT.

                  This Agreement shall become effective when it shall have been executed by the Borrowers, the Administrative Agent and the Banks and the other Loan Parties and shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Banks, the other Loan Parties and their respective successors and assigns, except that none of the Borrowers shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Banks. The Banks may, in their sole discretion, assign, sell, transfer or sell participations or subparticipations subject to Section 11 of this Agreement.

         13.8     COSTS AND EXPENSES.

                  The Borrowers agree to pay on demand all reasonable costs and expenses of: (a) the Administrative Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent actually incurred on an hourly basis) in connection with the preparation, execution, delivery, administration, modification, amendment and waiver of any default of this Agreement or the other Loan Documents and (b) the Administrative Agent and the Banks and the other Loan Parties (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel actually incurred on an hourly basis for the Administrative Agent and the Banks and the other Loan Parties) in connection with (x) the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to any Borrower, this Agreement, or any Event of Default under this Agreement and (y) any other Related Expenses.

         13.9     SURVIVAL OF PROVISIONS.

                  All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and of the Revolving Credit Notes and Term Notes. The provisions of Sections 12.1 through
12.7 and 13.8 of this Agreement shall survive the payment of the Obligations owed by the Borrower hereunder and the termination of this Agreement (whether by acceleration or otherwise).

         13.10    CAPTIONS.

                  The several captions to different Sections and the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         13.11    INTEREST RATE LIMITATION.

                  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by the Administrative Agent, any Bank or any other Loan Party, shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by the Administrative Agent, any Bank or any other Loan Party in accordance with applicable law, the rate of interest and all such fees and charges payable, contracted for, charged, taken, received or reserved in respect of the Advances or other financial accommodations of the Banks or the other Loan Parties to the Borrowers shall be limited to the maximum rate permitted by applicable Law.

         13.12    ILLEGALITY.

                  If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

         13.13    NOTICES.

                  Other than telephonic notices expressly permitted hereunder, all notices, requests, confirmations, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid, (b) by facsimile transmission, if confirmed same day in writing by first class mail, or
(c) by registered or certified mail, postage prepaid and addressed to the parties. For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent) or (iii) if by registered or certified mail, upon actual receipt; provided, however, that requests from any Borrower to the Administrative Agent or the Banks or any other Loan Party pursuant to any of the provisions hereof including, without limitation, Section 2 and Section 6.1 of this Agreement, shall not be effective until actually received by the Administrative Agent or the Banks or such other Loan Party, as the case may be. Notices or other communications hereunder shall be addressed, if to the Borrowers, at the address specified on the signature pages of this Agreement; if to the Administrative Agent, at the address of the Administrative Agent specified on the signature pages of this Agreement, and, if to a Bank or other Loan Party, at the address of such Bank or other Loan Party specified on the signature pages of this Agreement.

         13.14    GOVERNING LAW.

                  This Agreement and the Loan Documents and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois (without giving effect to the conflict of laws rules thereof).

         13.15    ENTIRE AGREEMENT.

                  This Agreement, including the exhibits and schedules thereto, each Additional Borrower Addendum and the Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Except for those fee letters contemplated by Section 2.12 of this Agreement and the Interim Waiver Letter, if any, attached hereto as Annex VI, any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Loan Documents. Nothing in this Agreement or in the Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Loan Documents.

         13.16    WAIVER OF SOVEREIGN IMMUNITY.

                  To the extent that any Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, each Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document or agreement executed or given in connection therewith, and each Borrower agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

         13.17    JURY TRIAL WAIVER.

                  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH OF THE BANKS AND OTHER LOAN PARTIES WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT, THE BANKS AND THE OTHER LOAN PARTIES, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY REVOLVING CREDIT NOTE OR ANY TERM NOTE OR OTHER LOAN DOCUMENT OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         13.18    JURISDICTION; VENUE; INCONVENIENT FORUM.

                  (a)      JURISDICTION.

                           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO OR ANY ILLINOIS STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN COOK COUNTY, ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE TERM NOTES OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR ILLINOIS STATE, OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE TERM NOTES OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

                  (b)      VENUE; INCONVENIENT FORUM.

                           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE REVOLVING CREDIT NOTES, THE TERM NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO OR IN ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN ILLINOIS. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                           EACH OF THE BORROWERS CONFIRMS THAT THE FOREGOING WAIVERS IN SECTIONS 13.17, 13.18(a) and 13.18(b) ARE INFORMED AND FREELY MADE.

         13.19    EXECUTION IN COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

                                    BORROWERS

                                    ERICO INTERNATIONAL CORPORATION

                                         /s/ Peter B. Korte
                                    --------------------------------------------
                                    By:  Peter B. Korte
                                    Its: Treasurer

                                    Address for notices:

                                    30575 Bainbridge Road, Suite 300
                                    Solon, Ohio 44139
                                    Telecopy: 440-349-2996
                                    Attention: ---------------------------------

                                    ERICO PRODUCTS, INC.

                                         Peter B. Korte
                                    --------------------------------------------
                                    By:  Peter B. Korte
                                    Its: Treasurer

                                    Address for notices:

                                    30575 Bainbridge Road, Suite 300
                                    Solon, Ohio 44139
                                    Telecopy: 440-349-2996
                                    Attention: ---------------------------------

                                    ERICO EUROPA B.V.

                                         /s/ William H. Roj
                                    --------------------------------------------
                                    By:  William H. Roj
                                    Its: Director

                                    Address for notices:

                                    30575 Bainbridge Road, Suite 300
                                    Solon, Ohio 44139
                                    Telecopy: 440-349-2996
                                    Attention: ---------------------------------

                                    ADMINISTRATIVE AGENT

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Administrative Agent and Lead Arranger

                                         /s/ Jefferson M. Green
                                    --------------------------------------------
                                    By:  Jefferson M. Green
                                    Its: First Vice President

                                    Address for Notices:

                                    LaSalle Bank National Association
                                    1300 East Ninth Street, Suite 1000
                                    Cleveland, Ohio 44114
                                    Telecopy: (216) 802-2212

                                    Lending Office:

                                    LaSalle Bank National Association
                                    135 S. South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attn:  Helen Coufoudakis
                                    Telecopy: (312) 904-6999
                                    ABA #071000505 Account 1378018-RC-7300
                                    Reference: ERICO International

                                    Alternate Currency Lending Office:

                                    BANKS
                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as a Bank and Issuing Bank

                                         /s/ Jefferson M. Green
                                    --------------------------------------------
                                    By:  Jefferson M. Green
                                    Its: First Vice President

                                    Address for Notices:

                                    LaSalle Bank National Association
                                    1300 East Ninth Street, Suite 1000
                                    Cleveland, Ohio 44114
                                    Telecopy: (216) 802-2212

                                    Lending Office:

                                    LaSalle Bank National Association
                                    135 S. South LaSalle Street
                                    Chicago, Illinois 60603
                                    Attn:  Helen Coufoudakis
                                    Telecopy: (312) 904-6999
                                    ABA #071000505 Account 1378018-RC-7300
                                    Reference: ERICO International

                                    Alternate Currency Lending Office:

                                    NATIONAL CITY BANK, as a Bank and as
                                    Syndication Agent

                                         /s/ Patrick M. Pastore
                                    --------------------------------------------
                                    By:  Patrick M. Pastore
                                    Its: Senior Vice President

                                    Address for Notices:

                                    National City Bank
                                    1900 East Ninth Street Loc. 01-2083
                                    Cleveland, Ohio 44114
                                    Attention: North Coast Middle Market
                                    Telecopy: (216) 222-9396

                                    Lending Office:

                                    National City Bank
                                    1900 East Ninth Street Loc. 01-2083
                                    Cleveland, Ohio 44114
                                    Attention: North Coast Middle Market
                                    Telecopy: (216) 222-9396

                                    Payment Office:

                                    National City Bank
                                    2300 Mill Creek Boulevard
                                    Highland Hill, Ohio 44122
                                    Attention:  David Gregory
                                    ABA # 041000124 Account No. 151810
                                    Reference: ERICO International

                                    KEYBANK NATIONAL ASSOCIATION, as a
                                    Bank and as Documentation Agent

                                         /s/ Babette C. Schubert
                                    --------------------------------------------
                                    By:  Babette C. Schubert
                                    Its: Senior Vice President

                                    Address for Notices:

                                    800 Superior Avenue, Third Floor
                                    Cleveland, Ohio 44114
                                    Attention: Cleveland Middle Market Corporate
                                               Banking
                                    Telecopy: (216) 828-9632

                                    Lending Office:

                                    KeyBank National Association
                                    127 Public Square
                                    Cleveland, Ohio 44114
                                    Attention: Cleveland Middle Market Corporate
                                               Banking.
                                    Telecopy: (216) 689-4555

                                    Payment Office:

                                    KeyBank National Association
                                    127 Public Square
                                    Cleveland, Ohio  44114
                                    ABA # 041001039   Account No. --------------
                                    Beneficiary: ---------------------
                                    Reference:  ERICO International

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as a Bank, Co-Lead Arranger and Co-Documentation Agent

                                         /s/ Christopher Cox
                                    --------------------------------------------
                                    By:  Christopher Cox
                                    Its: Duly Authorized Signatory


                                    Address for Notices:

                                    General Electric Capital Corporation
                                    335 Madison Avenue
                                    New York, NY  10017
                                    Attn: ERICO Account Manager
                                    Telecopy: 212-309-8798

                                    Lending Office:

                                    201 High Ridge Road
                                    Stamford, CT 06927
                                    Attn: ERICO Portfolio Analyst
                                    Account Name: GECC CAF Depository
                                    Bank Name: Bankers Trust
                                    90 Hudson Street
                                    Jersey City, NJ 07302
                                    ABA #: 021-001-033
                                    Acct: #: 50-232-854

                            ACKNOWLEDGMENT OF HOLDING

         The undersigned consents and agrees to and acknowledges the terms of the foregoing Second Amended and Restated Multicurrency Credit and Security Agreement, dated as of December 2, 2002. The undersigned further agrees that the obligations of the undersigned pursuant to the Pledge Agreement - ERICO Holding Company, dated June 30, 1999, and any other Loan Document to which the undersigned is a party shall remain in full force and effect and be unaffected hereby.

                                              ERICO HOLDING COMPANY

                                                   /s/ William H. Roj
                                              ----------------------------------
                                              By:  William H. Roj
                                              Its: Secretary

                                              Address for notices:

                                              30575 Bainbridge Road, Suite 300
                                              Solon, Ohio 44139
                                              Telecopy: 440-349-2996
                                              Attention:

                                     ANNEX I

                                   COMMITMENTS

         Amended and Restated Credit Agreement, dated as of May 2, 2002,

   among ERICO International Corporation, other Borrowers, the Administrative Agent, the Lead Arranger, the Co-Lead Arranger, the Syndication Agent, the
Documentation Agent, the Co-Documentation Agent, the Issuing Bank and the Banks

                                        Revolving Credit                     Bank's Total      Bank's
              Bank                         Commitment      Term Commitment    Commitment     Percentage
=======================================================================================================
LaSalle Bank National Association         $25,000,000        $15,000,000     $ 40,000,000     33.3333%
-----------------------------------------------------------------------------------------------------
National City Bank                        $15,625,000        $ 9,375,000     $ 25,000,000     20.8333%
-----------------------------------------------------------------------------------------------------
General Electric Capital Corporation      $21,875,000        $13,125,000     $ 35,000,000     29.1667%
-----------------------------------------------------------------------------------------------------
KeyBank National Association.             $12,500,000        $ 7,500,000     $ 20,000,000     16.6667%
=====================================================================================================
Aggregate Bank Commitments                $75,000,000        $45,000,000     $120,000,000    100.0000%
=====================================================================================================

                                    ANNEX II

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT" means "account" as defined in the UCC.

                  "ACCOUNT DEBTOR" means any Person who is or becomes obligated to a Borrower under, with respect to, or on account of an Account.

                  "ACCUMULATED FUNDING DEFICIENCY" has the meaning ascribed thereto in Section 302(a)(2) of ERISA.

                  "ACQUISITION AGREEMENT" means each agreement to purchase all or substantially all of the assets or stock of another Person in connection with a Permitted Acquisition.

                  "ACQUISITION DOCUMENTS" means any agreement, or other instrument, financial statement, audit report, environmental audit, notice, officer's certificate or other writing of any kind delivered with respect to the consummation of any Permitted Acquisition, including, without limitation, each Acquisition Agreement.

                  "ADDITIONAL BORROWER ADDENDUM" means the Additional Borrower Addendum for Additional Borrower the form of which is set forth as Annex VI to this Agreement.

                  "ADMINISTRATIVE AGENT" means LaSalle Bank National Association, in its capacity as Administrative Agent for the Banks.

                  "ADVANCE" means a Revolving Credit Advance or a Term Advance to a Borrower.

                  "ADVANTAGE" means any payment (whether made voluntarily or involuntarily, by offset of any deposit or other Indebtedness or otherwise) received by a Bank in respect of the Obligations if the payment results in any other Bank's having more than its Ratable Portion of the Obligations in question.

                  "ADVERTISING PERMISSION LETTER" means the Advertising Permission letter described on Annex III, as amended from time to time, substantially in the form attached hereto as Exhibit L and by reference made a part hereof.

                  "AFFILIATE" means, with respect to a specified Person, any other Person: (a) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with such Person, (b) which beneficially owns or holds with power to vote five percent (5%) or more of any class of the voting stock of such Person, (c) five percent (5%) or more of the voting stock which is beneficially owned or held by such Person, (d) which is a branch or other affiliate of such Person if such Person is a Bank or
         (e) who is an officer or director of such Person.

                  "AFFILIATE FRONTING BANK" means LaSalle Bank National Association in its capacity as an issuer of Letters of Credit.

                  "AFFILIATE FRONTING BANK LC" means a Standby Letter of Credit, denominated in an Alternate Currency or Dollars, issued by the Affiliate Fronting Bank for the benefit of an Affiliate of LaSalle Bank National Association which has extended credit to a Non-US Subsidiary.

                  "AFFILIATE FRONTING BANK LC EXPOSURE" means, at any time of determination, the sum of: (a) the aggregate undrawn amount of all Affiliate Fronting Bank LCs, outstanding at such time and (b) the aggregate amount that has been drawn under such Affiliate Fronting Bank LCs as to which the Affiliate Fronting Bank has not at such time been reimbursed by International or any other Borrower.

                  "AFFILIATE LOANS" has the meaning specified in Section 9.1 of this Agreement.

                  "AGREEMENT" means this Multicurrency Credit and Security Agreement and each amendment, supplement or modification, if any, to this Multicurrency Credit and Security Agreement.

                  "AGREEMENT CURRENCY" has the meaning specified in Section 13.4(b) of this Agreement.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the higher of: (a) the rate of interest which is established from time to time by LaSalle at its principal office in Chicago, Illinois as its "prime rate" or "base rate" in effect, such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate (it being agreed that:
         (i) such rate is not necessarily the lowest rate of interest then available from LaSalle on fluctuating rate loans and (ii) such rate may be established by LaSalle by public announcement or otherwise) and (b) the Federal Funds Rate in effect on such day plus one half of one percent (1/2 of 1%).

                  "ALTERNATE BASE RATE ADVANCE" means, collectively, Revolving Credit Alternate Base Rate Advances and Term Alternate Base Rate Advances.

                  "ALTERNATE BASE RATE BORROWING" means a Borrowing consisting of Alternate Base Rate Advances.

                  "ALTERNATE CURRENCY" means (i) Australian dollars, Euros, Swiss francs, Swedish kronas or British pounds or (ii) such other currency other than Dollars that is readily available, freely traded and convertible into Dollars in the New York market and as to which an Exchange Rate may be calculated and selected by a Borrower and approved by all of the Banks and the Administrative Agent.

                  "ALTERNATE CURRENCY ADVANCE" means any Advance denominated in an Alternate Currency made to a Borrower. Each Alternate Currency Advance shall be a LIBOR Advance.

                  "ALTERNATE CURRENCY LENDING OFFICE" means, with respect to any Bank, the office of such Bank or the office of such Bank's correspondent bank specified as its "Alternate Currency Lending Office" below its name on the signature pages hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank or office of such Bank's correspondent bank as such Bank may from time to time specify to the Borrower and the Agent in writing.

                  "APPLICABLE CREDITOR" has the meaning specified in Section 13.4(b) of this Agreement.

                  "APPROVED SECURITIES INTERMEDIARY" means a Securities Intermediary or Commodity Intermediary selected or approved by the Agent and with respect to which the Borrower has delivered to the Agent an executed Control Account Letter.

                  "ANNIVERSARY DATE" shall mean the annual anniversary of the Restatement Date.

                  "ASSIGNMENT AGREEMENT" has the meaning specified in Section
         11.1 of this Agreement.

                  "BANKS" means the banks listed on the signature pages hereof and the successors thereto and assignees thereof.

                  "BORROW" means to obtain a Revolving Credit Advance.

                  "BORROWERS" means each and every one of Europa, ERICO Products or International and such other Wholly-Owned Subsidiary of International or ERICO Products, as may from time to time execute an Additional Borrower Addendum which is accepted by the Administrative Agent and all of the Loan Parties pursuant to Section 1.6 of this Agreement and otherwise satisfies the terms and conditions of this Agreement.

                  "BORROWER GUARANTY" means the obligation of the Borrower Guarantors to pay the Obligations of the other Borrowers pursuant to
         Section 9 of this Agreement.

                  "BORROWER GUARANTOR" means each Borrower which is a US Subsidiary.

                  "BORROWER REPRESENTATIVE" means ERICO International Corporation, an Ohio corporation.

                  "BORROWING" means a group of Advances of a single Type, in a single currency, made by the Banks on a single date to a single Borrower and as to which a single Interest Period is in effect (i.e., any group of Advances made by the Banks of a different Type, or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Borrowing).

                  "BUSINESS DAY" means: (i) a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, or Chicago, Illinois and (ii) if the applicable Business Day relates to LIBOR Advances, a day of the year which is a Business Day described in clause
         (i) above and which is also a day on which dealings in Dollar deposits are carried on in the London interbank market and banks are open for business in London and (iii) if the applicable Business Day relates to Alternative Currency Advances, a day of the year which is a Business Day described in clause (ii) above and which is also a day on which the banks are open for general banking business in the city which is the principal financial center of the country of issuance of such Alternate Currency.

                  "CAPITAL EXPENDITURES" means, in respect of a Person, any and all amounts invested, expended or incurred (including Indebtedness under Capitalized Leases) by a Person in respect of the purchase, acquisition, improvement, renovation or expansion of any land and depreciable or amortizable property of such Person (including, without limitation, expenditures required to be capitalized in accordance with GAAP and including both the "hard costs" of equipment purchases and the "soft costs" of equipment installation and similar expenditures), each as determined on a consolidated basis in accordance with GAAP.

                  "CAPITALIZED LEASES" means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 et seq.

                  "CHANGE IN CONTROL" means, at any date of determination: (i) the failure of CVC and/or William H. Roj (other than by reason of any transfer by such a shareholder to any Affiliate of such shareholder or the immediate family of such shareholder, including any transfer by reason of the death, disability or incompetence of such shareholder), to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such Act) or control of more than fifty-one percent (51%) (disregarding any director qualifying share ownership) of the combined voting power or economic benefit of the then outstanding common shares of ERICO Global (or any successor, by operation of law or otherwise, or assignee thereof) entitled to vote generally in the election of directors of Global (a "ERICO Global Change of Control"), (ii) the ceasing of ERICO Global to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such Act) or control of one hundred percent (100%) (disregarding any director qualifying share ownership) of the combined voting power or economic benefit of the then outstanding common shares of Holding (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors of International, (iii) the ceasing of Holding to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such Act) or control of one hundred percent (100%) (disregarding any director qualifying share ownership) of the combined voting power or economic benefit of the then outstanding common shares of International (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors of International, and (iv) the ceasing of International or any of its wholly-owned Subsidiaries to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such Act) or control of one hundred percent (100%) (disregarding any director qualifying share ownership) of the combined voting power or economic benefit of the then outstanding common shares of the Borrowers (other than International) (or any successor, by operation of law or otherwise, or assign thereof) entitled to vote generally in the election of directors of such Borrowers.

                  "CHARTER DOCUMENTS" means, as to any Person (other than a natural person), the charter, certificate or articles of incorporation, by-laws, regulations, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, or other similar organizational or governing documents of such Person.

                  "CHATTEL PAPER" means and includes "chattel paper" as defined in the UCC.

                  "CLOSING DATE" means May 2, 2002, the closing date of the Original Credit Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CO-DOCUMENTATION AGENT" means General Electric Capital Corporation, in its capacity as Co-Documentation Agent.

                  "CO-LEAD ARRANGER" means General Electric Capital Corporation, in its capacity as Co-Lead Arranger.

                  "COLLATERAL" means all assets of the Pledging Borrowers in which a security interest or Lien is granted to the Administrative Agent for the benefit of the Banks pursuant to Section 4.1 hereof to secure repayment of the Obligations and all other property of the Pledging Borrower (including the real property and fixtures referenced in Section 4.2) in which a Lien is granted to the Administrative Agent for the benefit of the Banks to secure repayment of the Obligations.

                  "COLLATERAL LOCATIONS" means those U.S. locations of the Pledging Borrowers set forth on the Supplemental Schedule attached hereto.

                  "COLLECTIONS" means all payments to a Borrower from Account Debtors in respect of Accounts.

                  "COMBINED BASIS" means, in respect of any Cumulative Four Quarter Period, determination of all amounts specified in clause (i) through (vi) of the definition of Consolidated EBITDA, on a basis which combines: (i) the specified amount determined with respect to International and its Subsidiaries on a consolidated basis and (ii) the specified amount determined with respect to any business acquired during such period as if such business were consolidated with International and its Subsidiaries for the immediately preceding Cumulative Four Quarter Period, provided, however, that the specified amount determined with respect to any business sold during such period shall be deleted from any such determination in respect of the immediately preceding Cumulative Four Quarter Period.

                  "COMMODITY ACCOUNT" means and includes a "commodity account" as defined in the UCC.

                  "COMMODITY INTERMEDIARY" means a "commodity intermediary" as defined in the UCC.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, all Capital Expenditures of International and its Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, for any period, the amount of depreciation and amortization expense of International and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, for any Cumulative Four Quarter Period, (i) the Consolidated Net Income for such period plus (ii) the Consolidated Interest Expense for such period plus (iii) the Consolidated Income Tax Expense for such period plus (iv) the Consolidated Depreciation and Amortization Expense for such period plus
         (v) other consolidated non-cash Extraordinary losses minus non-cash Extraordinary gains for such period, plus (vi) one time non-cash restructuring expense in connection with Permitted Acquisitions for such period, plus (without duplication) (vii) one-time financing, transaction costs or fees related to the Merger or the financing thereof not to exceed $8,000,000 plus (viii) for the periods ending prior to December 31, 2003, the compensation and expenses relating to certain officers of Holding that have actually been paid in cash on or before December 2, 2002, and which will not continue to be paid after such date, in an aggregate amount not to exceed, for the Cumulative Four Quarter Period ending December 31, 2002, $3,400,000; for the Cumulative Four Quarter Period ending March 31, 2003, $2,500,000; for the Cumulative Four Quarter Period ending June 30, 2003, $1,600,000, and; for the Cumulative Four Quarter Period ending September 30,

         2003, $700,000. Notwithstanding the forgoing, unrealized gains and losses resulting from foreign currency exchanges related to the Australian borrowing shall not be reflected in the calculation of Consolidated EBITDA.

                  "CONSOLIDATED ERICO PRODUCTS EBITDA" means, for any Cumulative Four Quarter Period, (i) that portion of the Consolidated Net Income for such period which is attributable to ERICO Products and any of its US Subsidiaries plus (ii) that portion of the Consolidated Interest Expense for such period which is attributable to ERICO Products and any of its US Subsidiaries plus (iii) that portion of the Consolidated Income Tax Expense for such period which is attributable to ERICO Products and any of its US Subsidiaries plus (iv) that portion of the Consolidated Depreciation and Amortization Expense for such period that is attributable to ERICO Products and any of its US Subsidiaries plus
         (v) other consolidated non-cash Extraordinary losses minus non-cash Extraordinary gains for such period which are attributable to ERICO Products and any of its US Subsidiaries, plus (vi) one time non-cash restructuring expenses in connection with Permitted Acquisitions for such period that are attributable to ERICO Products and any of its US Subsidiaries, plus (without duplication) (vii) that portion of the one-time financing costs related to the Merger which are attributable to ERICO Products and any of its US Subsidiaries, not to exceed $8,000,000 in the aggregate, plus (viii) for the periods ending prior to December 31, 2003, the compensation and expenses relating to certain officers of Holding that have actually been paid in cash on or before December 2, 2002, and which will not continue to be paid after such date, in an aggregate amount not to exceed, for the Cumulative Four Quarter Period ending December 31, 2002, $3,400,000; for the Cumulative Four Quarter Period ending March 31, 2003, $2,500,000; for the Cumulative Four Quarter Period ending June 30, 2003, $1,600,000, and; for the Cumulative Four Quarter Period ending September 30, 2003, $700,000.

                  "CONSOLIDATED EXCESS CASH FLOW" means, with respect to a Person, for any period of determination, the excess of: (a) the Consolidated EBITDA of such Person and its consolidated Subsidiaries for such period over (b) the sum of (i) the Consolidated Fixed Charges of such Person and its consolidated Subsidiaries for such period minus
         (ii) any decrease (or plus any increase) in Consolidated Working Capital from the last day of the immediately preceding period to the last day of such period plus (iii) any voluntary prepayment of outstanding Term Loans pursuant to Section 2.9(e) during such period.

                  "CONSOLIDATED FIXED CHARGES" means, with respect to a Person, for any period of determination, the sum of: (a) the Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period, plus (b) the Consolidated Income Tax Expense of such Person and its consolidated Subsidiaries during such period, plus (c) the Consolidated Capital Expenditures of such Person and its consolidated Subsidiaries for such period, plus (d) all scheduled and mandatory principal payments (including the principal payment portion of any scheduled Capitalized Lease rental payments) of such Person and its consolidated Subsidiaries made during such period with respect to the Consolidated Senior Debt plus the Consolidated Subordinated Debt, all as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any Cumulative Four Quarter Period, the ratio of: (a) the Consolidated EBITDA minus the Consolidated Capital Expenditures minus the Consolidated Income Tax Expense actually paid in cash during such period to (b) the sum of (without duplication) (i) Consolidated Interest Expense plus, (ii) the scheduled principal payments in respect of Consolidated Senior Debt and Consolidated Subordinated Debt as at the Fiscal Quarter ending immediately prior to the Cumulative Four Quarter Period in question, plus (iii) cash Distributions made by International to its shareholders, but excluding Distributions made in connection with the Merger, Distributions made prior to the Restatement Date and Distributions made for payment of regularly scheduled interest payments under the Holding Senior Subordinated Indenture.

                  "CONSOLIDATED FUNDED DEBT TO CONSOLIDATED NET WORTH RATIO" means for any period, the ratio of: (a) the Consolidated Senior Debt plus (ii) the Consolidated Subordinated Debt to (b) Consolidated Net Worth, as calculated on a combined basis.

                  "CONSOLIDATED FUNDED DEBT TO EBITDA RATIO" means, for any Cumulative Four Quarter Period, the ratio of: (a) the sum of (i) the Consolidated Senior Debt plus (ii) the Consolidated Subordinated Debt to (b) Consolidated EBITDA, as calculated on a Combined Basis.

                  "CONSOLIDATED FUNDED DEBT TO ERICO PRODUCTS EBITDA RATIO" means, for any Cumulative Four Quarter Period, the ratio of: (a) the sum of (i) the Consolidated Senior Debt plus (ii) the Consolidated Subordinated Debt to (b) Consolidated ERICO Products EBITDA, as calculated on a Combined Basis.

                  "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the amount of income tax expense of International and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, (a) the amount of interest expense of International and its Subsidiaries for such period on the aggregate principal amount of the Indebtedness of International and its Subsidiaries plus any capitalized interest of International and its Subsidiaries which accrued during such period, each as determined on a consolidated basis in accordance with GAAP plus
         (b) the interest expense associated with the Holding Senior Subordinated Indebtedness.

                  "CONSOLIDATED NET INCOME" means, for any period, net income (or loss) of International and its Subsidiaries for such period (after taxes and Extraordinary items), as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, as of the date of determination, all amounts that would be included under the caption "shareholders' equity" (or any like caption) on a balance sheet of International, excluding any and all adjustments pursuant to FAS 52 and as determined on a consolidated basis in accordance with GAAP as at such date.

                  "CONSOLIDATED SENIOR DEBT" means, at any date of determination, all Indebtedness for borrowed money (other than Subordinated Indebtedness) of International and its Subsidiaries outstanding as of such date including, without limitation, (i) Capitalized Leases, and (ii) the then outstanding amount of principal, interest and fees owing to the Bank under this Agreement, each as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED SENIOR FUNDED DEBT TO EBITDA RATIO" means, for any Cumulative Four Quarter Period, the ratio of: (a) the Consolidated Senior Debt to (b) Consolidated EBITDA, as calculated on a Combined Basis.

                  "CONSOLIDATED SUBORDINATED DEBT" means, at any date of determination, (a) all indebtedness for borrowed money constituting Subordinated Indebtedness of International and its Subsidiaries outstanding as of such date, and (b) Holding Senior Subordinated Indebtedness outstanding as of such date, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" means, at any date of determination, the aggregate net book value of all such assets of International and its Subsidiaries at such date (after deducting any applicable reserves and without giving consideration to any reappraisal or write-up of assets after December 31, 1996), as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL LIABILITIES" means, at any date of determination, the aggregate of all liabilities of International and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, with respect to a Person, as of any date of determination, the excess of consolidated current assets of such Person and its Subsidiaries on such date over the consolidated current liabilities of such Person and its Subsidiaries on such date, all as determined on a consolidated basis in accordance with GAAP.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "CONTROL ACCOUNT" means a Securities Account or Commodity Account maintained by the Borrower with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

                  "CONTROL ACCOUNT LETTER" means a letter agreement, in a form acceptable to by the Agent, executed by the Borrower and the Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

                  "CREDIT EVENT" means: (a) the incurrence of the obligation of
         (i) each Bank to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing, (ii) each Bank to make a Term Advance and (iii) the Issuing Bank to issue Letters of Credit hereunder (b) the making by any Bank of a Revolving Credit Advance or Term Advance (c) the issuance or renewal of any Letter of Credit, (d) the delivery by the Borrower of (i) a Credit Request requesting a Revolving Credit Borrowing or (ii) a Rate Conversion/Continuation Request requesting the conversion or continuation of Revolving Credit Borrowings, (d) a Rate Conversion or Rate Continuation or (f) the acceptance by the Borrower of proceeds of any Revolving Credit Borrowing or Term Borrowing.

                  "CREDIT REQUEST" has the meaning specified in Section 2.2(a) of this Agreement with respect to a request by a Borrower for a Revolving Credit Borrowing.

                  "CUMULATIVE FOUR QUARTER PERIOD" means, the period consisting of four consecutive Fiscal Quarters, whether or not in the same Fiscal Year of International.

                  "CVC" means collectively, Citicorp Venture Capital Equity Partners, L.P., a Delaware limited partnership, CVC Executive Fund LLC, a Delaware limited liability company, CVC/SSB Employee Fund, L.P., a Delaware limited partnership, and the general partners or managing members of each.

                  "DEEMED CREDIT REQUEST" has the meaning specified in Section 2.2(b) of this Agreement.

                  "DEFAULT UNDER ERISA" means: (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any Employee Benefit Plan within the scope of Section 302(a) of ERISA, or (b) any failure by any Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4007 of ERISA in respect of any Employee Benefit Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064 or 4069 of ERISA in respect of any Employee Benefit Plan, or (d) the occurrence or existence of any material breach of any other law or regulation in respect of any such Employee Benefit Plan, or (e) the institution or existence of any action for the forcible termination of any such Employee Benefit Plan which is within the scope of Section 4001(a)(15) of ERISA.

                  "DEFAULT RATE" has the meaning set forth in Section 2.13(e) of this Agreement.

                  "DEPOSIT ACCOUNT" means and includes a "deposit account" as defined in the UCC.

                  "DETERMINATION DATE" means either the Margin Adjustment Date or the Facility Fee Percentage Determination Date, as the case may be.

                  "DISTRIBUTION" means, in respect to a Person, a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of such Person) given by such Person for the purchase, acquisition, redemption or retirement of any capital stock (whether added to treasury or otherwise) of such Person or as a dividend, return of capital or other distribution in respect of the capital stock of such Person.

                  "DOCUMENT" means and includes a "document" as defined in the UCC.

                  "DOCUMENTATION AGENT" means KeyBank National Association, in its capacity as Documentation Agent.

                  "DOLLAR EQUIVALENT" means, on any date of determination, with respect to any amount in any Alternate Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.5.

                  "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

                  "DOMESTIC BORROWERS" means International and each US Subsidiary and that is or becomes a Borrower hereunder.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on the signature pages hereto, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Administrative Agent in writing.

                  "EMPLOYEE BENEFIT PLAN" means: (i) an "employee benefit plan" as defined in Section 3(3) of ERISA maintained by a Borrower or any of its ERISA Affiliates and (ii) any Multiemployer Plan which covers any employees of the Borrower or any of its ERISA Affiliates.

                  "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

                  "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC Sections 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC Sections 1801 et seq.; the Federal Water Pollution Control Act (33 USC Sections 1251 et seq.), the Toxic Substances Control Act (15 USC Sections 2601 et seq.) and the Occupational Safety and Health Act (29 USC Sections 651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs: (i) the existence, cleanup and/or remedy of contamination on property; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of hazardous wastes; (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (v) the maintenance and development of wetlands.

                  "EQUIPMENT" means and includes "equipment" as defined in the UCC.

                  "ERICO GLOBAL" means ERICO Global Company, a Delaware corporation.

                  "ERICO PRODUCTS" means ERICO Products, Inc., an Ohio corporation.

                  "ERICO PRODUCTS DEFINED BENEFIT PLAN" means the ERICO Products, Inc. Pension Plan and Trust.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and in the event of any amendment affecting any Section thereof referred to in this Agreement, that reference shall be reference to that Section as amended, supplemented, replaced or otherwise modified.

                  "ERISA AFFILIATE" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Code.

                  "ERISA REGULATOR" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURO" means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

                  "EUROCURRENCY RESERVE PERCENTAGE" means, for any Interest Period in respect of any LIBOR Advance, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which the Administrative Agent or any Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities including deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extension of credit or other assets that include the LIBOR Advances. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Advances shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

                  "EUROPA" means ERICO Europa B.V.

                  "EVENT OF DEFAULT" has the meaning specified in Section 7 of this Agreement.

                  "EXCHANGE RATE" means, with respect to any Alternate Currency on a particular date, the rate at which such Alternate Currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 a.m. London time, on such date. In the event that such rate does not appear on any Reuters currency page, the "Exchange Rate" with respect to such Alternate Currency shall be determined by reference to such other publicly available service for exchange rates as may be agreed upon by the Administrative Agent and International or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the market which its foreign currency exchange operations are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of Dollars with such Alternate Currency, for delivery two
         (2) Business Days later; provided, that if at the time of any such determination, no such spot rate can be reasonably quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXISTING LETTERS OF CREDIT" means all Letters of Credit issued by National City Bank listed on Annex VII which remain outstanding on the Restatement Date and which will continue in effect after the Restatement Date.

                  "EXTRAORDINARY" means extraordinary and other non-recurring losses and charges or gains as determined on a consolidated basis in accordance with GAAP.

                  "FACILITY FEE" has the meaning set forth in Section 2.12(f) of this Agreement.

                  "FACILITY FEE PERCENTAGE" means: (i) for the period commencing on the Restatement Date and ending on May 31, 2003, a percentage equal to one half of one percent (.50%) per annum and (ii) thereafter, such percentage or, to the extent a financial standard set forth in the table in Section 2.12(g) is satisfied, such percentage as adjusted pursuant to Section 2.12(g) of this Agreement.

                  "FAIR MARKET VALUE" means the amount that would be obtained in an arm's-length transaction between an informed and willing buyer and an informed and willing seller, neither under compulsion to buy or sell.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one hundredth of one percent (1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such a rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average of quotations for such day on such transactions received by LaSalle from three Federal funds brokers of recognized standing selected by LaSalle as determined by LaSalle and reported to the Administrative Agent.

                  "FEE PERCENTAGE ADJUSTMENT DATE" has the meaning specified in
         Section 2.12(g) of this Agreement.

                  "FINANCIAL ASSET" means and includes "financial asset" as defined in the UCC.

                  "FINANCIAL IMPAIRMENT" means, in respect of a Person, the distressed economic condition of such Person manifested by any one or more of the following events:

                           (a) the discontinuation of the business of the Person;

                           (b) the adjudication of the Person as a debtor or having an order for relief under Title 11 of the United States Code entered against the Person;

                           (c) the Person ceases or is unable or admits in writing its inability, to make timely payment upon the Person's debts, obligations, or liabilities as they mature or come due;

                           (d) any assignment by the Person for the benefit of creditors;

                           (e) either: (i) the voluntary institution by such Person of or (ii) the consent granted by such Person to the involuntary institution (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting: (A) the subject matter jurisdiction of the forum or (B) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

                           (f) the voluntary application by the Person for or consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for the Person or (ii) of or for all or any substantial part of the Person's property; or

                           (g) the entry, without the Person's application, approval, or consent, of any order that is not dismissed, stayed, or discharged within ninety (90) days from its entry, which is pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship or similar law of any jurisdiction: (i) approving an involuntary petition seeking an arrangement of the Person's creditors, (ii) approving an involuntary petition seeking reorganization of the Person, or (iii) appointing any receiver, trustee, or similar officer (A) for the Person or
                  (B) of or for all or any substantial part of the Person's property.

                  "FINANCIAL STANDARD I" means satisfaction by International and its Subsidiaries on a consolidated basis of a Consolidated Funded Debt to EBITDA Ratio (as measured for the Cumulative Four Quarter Period ending as of the applicable Determination Date) of less than or equal to 1.75 to 1.00.

                  "FINANCIAL STANDARD II" means satisfaction by International and its Subsidiaries on a consolidated basis of a Consolidated Funded Debt to EBITDA Ratio (as measured for the Cumulative Four Quarter Period ending as of the applicable Determination Date) of greater than
         1.75 to 1.00 but less than or equal to 2.25 to 1.00.

                  "FINANCIAL STANDARD III" means satisfaction by International and its Subsidiaries on a consolidated basis of a Consolidated Funded Debt to EBITDA Ratio (as measured for the Cumulative Four Quarter Period ending as of the applicable Determination Date) of greater than
         2.25 to 1.00 but less than or equal to 3.25 to 1.00.

                  "FINANCIAL STANDARD IV" means satisfaction by International and its Subsidiaries on a consolidated basis of a Consolidated Funded Debt to EBITDA Ratio (as measured for the Cumulative Four Quarter Period ending as of the applicable Determination Date) of greater than
         3.25 to 1.00 but less than or equal to 3.75 to 1.00.

                  "FINANCIAL STANDARD V" means satisfaction by International and its Subsidiaries on a consolidated basis of a Consolidated Funded Debt to EBITDA Ratio (as measured for the Cumulative Four Quarter Period ending as of the applicable Determination Date) of greater than 3.75 to
         1.00 but less than or equal to 4.25 to 1.00.

                  "FINANCIAL STANDARD VI" means satisfaction by International and its Subsidiaries on a consolidated basis of a Consolidated Funded Debt to EBITDA Ratio (as measured for the Cumulative Four Quarter Period ending as of the applicable Determination Date) of greater than
         4.25 to 1.00.

                  "FISCAL 2002 NET WORTH AMOUNT" has the meaning set forth in
         Section 6.4(a) of this Agreement.

                  "FISCAL MONTH" means any of the monthly fiscal periods collectively forming a Fiscal Year of International.

                  "FISCAL QUARTER" means any of the four consecutive three-month fiscal accounting periods of International and ending on March 31, June 30, September 30 and December 31 of each calendar year.

                  "FISCAL YEAR" means International's regular annual accounting period for federal income tax purposes ending on December 31 of each calendar year.

                  "FIXTURE" means and includes a "fixture" as defined in the UCC.

                  "FOREIGN BORROWER" means each Non-US Subsidiary of International that is also a Borrower.

                  "FRONTING BANK" means LaSalle Bank National Association in its capacity as an issuer of Letters of Credit and solely with respect to Existing Letters of Credit, National City Bank shall be deemed to be a "Fronting Bank" hereunder.

                  "FRONTING BANK LC" means a Letter of Credit issued by the Fronting Bank for the account of International or ERICO Products or an Existing Letter of Credit Issued by National City Bank issued for the account of International or ERICO Products.

                  "FRONTING BANK LC EXPOSURE" means, at any time of determination, the sum of: (a) the aggregate undrawn amount of all Fronting Bank LCs (including Existing Letters of Credit), outstanding at such time and (b) the aggregate amount that has been drawn under such Fronting Bank LCs (including Existing Letters of Credit) as to which the Fronting Bank has not at such time been reimbursed by International or ERICO Products.

                  "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 6.1 of this Agreement and otherwise consistently applied.

                  "GENERAL INTANGIBLE" means "general intangible" as defined in the UCC.

                  "GOODS" means and includes "goods" as defined in the UCC.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section 13.4(b) of this Agreement.

                  "GUARANTOR" means a Person who pledges his credit or property in any manner for the payment or other performance of Indebtedness, agreements or other obligation of another Person including, without limitation, any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the account of another Person, any surety, any co-maker, any endorser, and any Person who agrees conditionally or otherwise to make any loan, purchase or investment in order to enable another Person to prevent or correct a default of any kind or otherwise to assure a creditor against loss in respect of such Indebtedness, agreements or obligations.

                  "GUARANTY" means the obligations undertaken by a Guarantor.

                  "GUARANTY AGREEMENT" means the Guaranty Agreement-US Subsidiaries described on Annex III, as amended from time to time, in substantially the form attached hereto as Exhibit E and by reference made a part hereof.

                  "HAZARDOUS MATERIAL" means and includes: (a) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (b) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof; (c) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (d) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.

                  "HOLDING" means ERICO Holding Company, an Ohio corporation.

                  "HOLDING SENIOR SUBORDINATED INDENTURE" means that certain Indenture, dated as of December 2, 2002, by and among Holding, CVC, and other parties thereto, as the same may be amended, restated or supplemented.

                  "HOLDING SENIOR SUBORDINATED NOTES" means those certain $35,000,000 11% Senior Subordinated Notes due 2012 issued pursuant to the Holding Senior Subordinated Indenture on the Restatement Date.

                  "HOLDING SENIOR SUBORDINATED INDEBTEDNESS" means the Subordinated Indebtedness under or in respect of the Holding Senior Subordinated Notes and the Holding Senior Subordinated Indenture, in the original principal amount of $35,000,000.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) indebtedness for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person for the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (f) liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (g) obligations of a third party secured by any Lien on the properties or assets of such Person, (h) obligations of such Person in respect of currency forward or interest rate swap or interest rate cap or comparable transactions and (i) obligations under any direct or indirect Guaranty in respect of indebtedness or obligations of a third party of the kinds referred to in clauses (a) through (h) above.

                  "INSTRUMENTS" means "instruments" as defined by the UCC.

                  "INTELLECTUAL PROPERTY" means all Software and all inventions, all designs, all patents, all applications therefor, all trademarks, service marks, and trade names, all registrations and applications therefor, all copyrights, all registrations therefor, and any licenses thereof, in each case, whether now existing or hereafter arising or acquired.

                  "INTEREST PERIOD" means, for each LIBOR Advance comprising a Borrowing, the period commencing on the funding date of such LIBOR Advance or the date of the Rate Conversion or Rate Continuation of any Advances into such LIBOR Advance and ending on the numerically corresponding day of the period selected by a Borrower pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such LIBOR Advance and ending on the last day selected for such period by such Borrower pursuant to the provisions hereof; provided, however, that the duration of each such Interest Period shall be one, two, three or six months, in each case as such Borrower may select by delivery to the Administrative Agent of a Credit Request therefor in accordance with
         Section 2.2(a) of this Agreement and; provided, further, that:

                           (i) the Interest Period for each LIBOR Advance comprising part of the same Borrowing shall be of the same duration;

                           (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

                           (iii) if the Interest Period commences on a Business Day for which there is no numerical equivalent in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of that calendar month;

                           (iv) with respect to LIBOR Advances comprising any Revolving Credit Borrowing, no Interest Period may end on a date later than the Termination Date; and

                           (v) with respect to LIBOR Advances comprising any outstanding Term Borrowing, no Interest Period may end on a date later than any Term Advance Repayment Date unless, after giving effect to such selection, the aggregate unpaid principal amount of the Alternate Base Rate Loans comprising Term Borrowings, together with the aggregate unpaid principal amount of LIBOR Advances comprising Term Borrowings which have an Interest Period ending on or prior to such Term Advance Repayment Date, shall be at least equal to that portion of the aggregate principal amount of such Term Borrowing due and payable on and prior to such Repayment Date.

                  "INTERNATIONAL" means ERICO International Corporation, an Ohio corporation.

                  "INVENTORY" means and includes "inventory" as defined in the UCC.

                  "INVESTMENT PROPERTY" means and includes "investment property" as defined in the UCC.

                  "ISSUING BANK" means the Fronting Bank or the Affiliate Fronting Bank, as the case may be.

                  "JUDGMENT CURRENCY" has the meaning specified in Section 13.4(b) of this Agreement.

                  "LASALLE" means LaSalle Bank National Association, a national banking association.

                  "LAW" means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

                  "LC EXPOSURE" means, at any time of determination, in respect of a Borrower, the sum of the Fronting Bank LC Exposure and the Affiliate Fronting Bank LC Exposure.

                  "LEAD ARRANGER" has the meaning set forth in Section 10.2 of this Agreement.

                  "LENDING INSTALLATION" means, with respect to a Bank, the branch, Subsidiary or Affiliate of such Bank specified under the name of such Bank on the signature pages hereto or as otherwise selected by such Bank pursuant to Section 2.5(b) of this Agreement, or such other branch, Subsidiary or Affiliate as such Bank may from time to time specify in writing to the Borrowers, the Administrative Agent and the Banks as its Lending Installation.

                  "LENDING OFFICE" means, with respect to any Bank, its Domestic Lending Office or its Alternate Currency Lending Office, as the case may be.

                  "LETTER OF CREDIT" means any Trade Letter of Credit or Standby Letter of Credit.

                  "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning specified in Section 8.9 of this Agreement.

                  "LETTER OF CREDIT FACILITY APPLICATION" has the meaning specified in Section 2.11(a) of this Agreement.

                  "LETTER OF CREDIT FEE PERCENTAGE" means: (i) for the period commencing on the Restatement Date and ending on May 31, 2003, a percentage equal to three and one quarter percent (3.250%) per annum and (ii) thereafter, such percentage or, to the extent a financial standard set forth in the table in Section 2.12(d) is satisfied, such percentage as adjusted pursuant to Section 2.12(d)of this Agreement.

                  "LETTER-OF-CREDIT RIGHT" means and includes a "letter-of-credit right" as defined in the UCC.

                  "LIBOR" means, for any Interest Period with respect to a LIBOR Borrowing, the quotient of: (x) the per annum rate of interest, determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Advance, as displayed in the Bloomberg Financial Markets System (or any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in dollars or in the applicable Alternate Currency in the London interbank market) as the rate in the London interbank market for deposits in Dollars or in the applicable Alternate Currency in immediately available funds with a maturity comparable to such Interest Period divided by (y) a number equal to 1.00 minus the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (x) hereof) shall be the rate, determined by the Administrative Agent as of approximately 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Advance, to be the average of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to LaSalle's Ratable Portion of such LIBOR Borrowing and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "LIBOR ADVANCE" means an Advance bearing interest by reference to the LIBOR whether denominated in Dollars or in an Alternate Currency.

                  "LIBOR BORROWING" means a Borrowing consisting of LIBOR Advances.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LIQUID INVESTMENTS" means (i) certificates of deposit maturing within ninety (90) days of the acquisition thereof denominated in Dollars and issued by (a) a Bank, (b) a bank, trust company or other financial institution having combined capital and surplus of at least $500,000,000 and which has (or which is a Subsidiary of a financial institution which has) publicly traded debt securities rate A- or higher by Standard & Poor's Corporation or A-3 or higher by Moody's Investors Service, Inc., (ii) obligations issued or guaranteed by the United States, with maturities not more than one (1) year after the date of issue; and (iii) commercial paper with maturities of not more than ninety (90) days and a published rating of not less that A-1 from Standard & Poor's Corporation or P-1 from Moody's Investors Service, Inc.

                  "LOAN ACCOUNT" has the meaning specified in Section 2.1(c) of this Agreement.

                  "LOAN DOCUMENTS" means any note, security agreement, Guaranty or other lien instrument, reimbursement agreement, financial statement, audit report, environmental audit, notice, request of advance, any letter of credit, interest rate swap or hedge agreement, officer's certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of a Borrower to the Administrative Agent or the Banks under this Agreement and includes, without limitation, the Revolving Credit Notes, the Term Notes and the other writings referred to in Section 2 and Section 3 of this Agreement.

                  "LOAN PARTIES" means, collectively, each of the Banks, the Issuing Bank, and the Administrative Agent, each in its respective capacity.

                  "MARGIN ADJUSTMENT DATE" has the meaning specified in Section 2.13(b) and 2.13(d) of this Agreement.

                  "MARGIN DETERMINATION DATE" has the meaning specified in Sections 2.13(b) and 2.13(d) of this Agreement.

                  "MASTER LETTER OF CREDIT AGREEMENT" means that certain Master Letter of Credit Agreement, in the form of Exhibit D, executed by each Borrower hereunder.

                  "MATERIAL ADVERSE EFFECT" means, as to any event, occurrence or condition, if (i) the result thereof would, either singly or in the aggregate, have a material adverse effect on: (a) the business, operations, profitability or condition (financial or otherwise) of International and its Subsidiaries, taken as a whole or (b) any Borrower's ability to repay the Obligations or (ii) without limiting the generality of the foregoing, the result thereof could reasonably be expected to, singly, cause a loss, liability or damage in an amount equal to or greater than ten percent (10%) of the Consolidated Net Worth at the time of such event or, in the aggregate, when taken together with any and all other losses, liabilities, or damages as to which this definition of Material Adverse Effect applies, cause a loss, liability or damage in an amount equal to or greater than twenty percent (25%) of the Consolidated Net Worth at such time.

                  "MATERIAL RECOVERY EVENT" means (a) any casualty loss in respect of asset of a Borrower covered by casualty insurance and (b) any compulsory transfer or taking under threat of compulsory transfer of any asset of a Borrower or any Subsidiaries thereof by any agency, department, authority, commission, board, instrumentality or political subdivision of the United States, any state or municipal government.

                  "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger, dated July 31, 2002, as amended, by and among ERICO Global Company, EHC Acquisition Corp. and Holding.

                  "MERGER DOCUMENTS" shall mean all other documents related to the Merger Agreement as requested by the Administrative Agent, including legal opinions delivered in connection with the Merger and the filed certificate of merger.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as such term is defined in Section 4001(a)(3) of ERISA.

                  "NET PROCEEDS" means (a) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, transfer or other disposition of assets of a Borrower to a Person (other than: (i) any sale of Inventory in the ordinary course, (ii) disposition in the ordinary course of such Borrower's business of assets that are obsolete, worn out or no longer used or useful in such Borrower's business, (iii) disposition of capital assets the proceeds of which (net of taxes payable with respect to the disposition and the reasonable costs and expenses of sale) are reinvested within One Hundred Eighty (180) days in capital assets of like kind of such Borrower or (iv) any sale, transfer or other disposition of assets of a Borrower to any other Borrower) to the extent that such proceeds (net of (x) selling expenses, including without limitation any reasonable broker's fees or commissions, costs of discontinuing operations associated with such assets and sales, transfer and similar taxes and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement) exceeds Three Million Dollars ($3,000,000) in any calendar year and only to the extent of such excess; (b) other than indebtedness permitted to be incurred pursuant to Section 6.3(b), the cash proceeds from the issuance and/or sale of equity or debt securities of any Borrower pursuant to any public offering or private placement, net of transaction costs (net of customary fees, costs and expenses including, without limitation, underwriters' or placement agents' discounts and commissions and transfer and similar taxes), (c) the cash proceeds from any additional Indebtedness, other than indebtedness permitted to be incurred pursuant to Section 6.3(b), permitted hereunder to the extent such proceeds, when aggregated for the purposes of this clause (c) with the debt securities referred to in clause (b) hereof, exceed One Hundred Thousand Dollars ($100,000) and only to the extent of such excess, and (d) the cash proceeds from any Material Recovery Event (net of any amounts in respect of insurance proceeds or proceeds of compulsory takings which are reinvested in repair or replacement of the capital assets which were subject to such casualty or taking).

                  "NON-US SUBSIDIARY" means a Subsidiary of International which is not a US Subsidiary.

                  "NOTES" means, collectively, (a) each of the Revolving Credit Notes executed and delivered by the Borrowers in favor of each of the Banks under this Agreement and (b) each of the Term Notes executed and delivered by the Borrowers in favor of each of the Banks under this Agreement.

                  "OBLIGATED BANK" has the meaning specified in Section 2.5 of this Agreement.

                  "OBLIGATIONS" means the obligations of each Borrower and\or its Subsidiaries under this Agreement including, without limitation, the outstanding principal and accrued interest (including interest accruing on or after a petition for relief under the federal bankruptcy laws has been filed whether or not such claim for post-petition interest is allowed in such proceeding) in respect of any Revolving Credit Advances, the Term Advances, the LC Exposure, fees owing to the Banks or the Administrative Agent in respect of Letters of Credit and other fees owing to the Administrative Agent or the Banks under this Agreement or any Loan Document, and any amounts owing by each Borrower to the Administrative Agent pursuant to such Borrower's obligation to guarantee the Obligations of the other Borrowers as provided in Section 9 of this Agreement; the Related Expenses; any expenses, taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by such Borrower to the Administrative Agent or any Bank under this Agreement or any Loan Document; any amounts owing to the Administrative Agent under any reimbursement agreement; and the amounts owing to any of the Banks by such Borrower and\or its Subsidiaries under any currency forward agreement, interest rate swap agreement or similar interest rate hedge or similar agreement in connection with Advances under this Agreement.

                  "OPERATING ACCOUNT" means an account maintained by and in the name of a International (i) on the Restatement Date at National City Bank and (ii) within ninety (90) days from the Restatement Date at LaSalle Bank National Association, as Administrative Agent for the Banks, for the purposes of disbursing the proceeds of Revolving Credit Advances and Term Advances denominated in Dollars, which account shall in no case be a payroll account.

                  "ORIGINAL CREDIT AGREEMENT" means that certain Amended and Restated Credit and Security Agreement, dated as of May 2, 2002, as further described in Section 1.1 of this Agreement.

                  "OTHER TAXES" has the meaning specified in Section 12.3 of this Agreement.

                  "PAYMENT OFFICE" means such office of the Administrative Agent as set forth on the signature page of the Administrative Agent or such offices as may be from time to time selected by the Administrative Agent and notified in writing by the Administrative Agent to the Borrower and the Banks as the office to which payments are to be made to the Administrative Agent by the Borrower or the Banks, as the case may be.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

                  "PERMITTED ACQUISITION" means an acquisition by a Borrower or any of its Subsidiaries of all or any portion of the assets or stock of another Person or any merger or consolidation with another Person other than a merger or consolidation to which a Borrower is a party and which is made subject to the following conditions: (i) prior to the consummation of such transaction, International shall have delivered to the Banks pro forma financial statements reflecting the effect of such transaction and establishing that after the consummation of the transaction the Borrowers shall be in compliance with the terms of
         Section 6.4 of this Agreement, (ii) prior to the consummation of such transaction International shall have delivered to the Banks the Acquisition Agreement with respect to such transaction, (iii) no Event of Default shall have occurred or shall occur upon the consummation of the transaction (iv) in the event that the aggregate purchase price of such transaction is more than Twelve Million Five Hundred Thousand Dollars ($12,500,000) (x) the Banks shall have given their prior written consent to the transaction and (y) the Person being acquired or merged or consolidated with shall be in the same or similar industries as any of the Borrowers and (v) in the event that the purchase price of all transactions which have not been otherwise consented to by the Banks prior to the Revolving Credit Termination Date has or will exceed Thirty-Five Million Dollars ($35,000,000) in the aggregate, the Banks shall have given their prior written consent to all additional transactions.

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLEDGE AGREEMENT" means an agreement in the form of either Exhibit F-1, Exhibit F-2, or Exhibit F-3 hereof.

                  "PLEDGE AGREEMENT-EUROPA" means the Pledge and Security Agreement-Europa described on Annex III, as amended from time to time, in substantially the form attached hereto as Exhibit F-3 and by reference made a part hereof.

                  "PLEDGE AGREEMENT-INTERNATIONAL" means the Pledge and Security Agreement-International described on Annex III, as amended from time to time, in substantially the form attached hereto as Exhibit F-1 and by reference made a part hereof.

                  "PLEDGE AGREEMENT-PRODUCTS" means the Pledge and Security Agreement- Products described on Annex III, as amended from time to time, in substantially the form attached hereto as Exhibit F-2 and by reference made a part hereof.

                  "PLEDGING BORROWER" means International and each other Borrower which is a US Subsidiary which is pledging its assets as security for the Obligations pursuant to Section 4.1 of this Agreement.

                  "POTENTIAL DEFAULT" means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in
         Section 7 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default.

                  "PROCEEDS" means all "proceeds" (as defined in the UCC), of any and all of the Collateral made or due and payable to the Borrower from time to time, including all proceeds in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral.

                  "PRODUCTS" means property directly or indirectly resulting from any assembling or commingling of any Collateral.

                  "RATABLE BORROWER SHARE" means, with respect to any Borrower, such amount of the Obligations hereunder that represents a good faith allocation by the Borrowers of all general fees, charges and other Obligations hereunder not specifically attributable to or the responsibility of a particular Borrower (Advances and Letters of Credit made to or for the account of a Borrower and interest thereon being specific to the Borrower affected thereby ) to each Borrower so that no Foreign Borrower shall have or be construed as having liability or responsibility for any Obligations of any Domestic Borrower or any other Foreign Borrower.

                  "RATABLE PORTION" means, in respect of any Bank, the quotient (expressed as a percentage) obtained at any time by dividing: (i) such Bank's Revolving Credit Commitment at such time plus such Bank's outstanding Term Advances s at such time by (ii) the aggregate amount of the Revolving Credit Commitments of all of the Banks at such time plus the aggregate outstanding Term Advances of all of the Banks at such time.

                  "RATE CONTINUATION" means, in respect of LIBOR Advances having a particular Interest Period, a continuation of such LIBOR Advances pursuant to Section 2.10 of this Agreement as LIBOR Advances with an Interest Period of the same duration.

                  "RATE CONVERSION" means a conversion pursuant to Section 2.10 of this Agreement of Advances of one Type into Advances of another Type and, with respect to LIBOR Advances, from one permissible Interest Period to another permissible Interest Period.

                  "RATE CONVERSION/CONTINUATION REQUEST" has the meaning specified in Section 2.10 of this Agreement.

                  "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.

                  "RECAPITALIZATION" means the transaction contemplated by the Merger Agreement and the Merger Documents.

                  "REGULATORY CHANGE" means, as to any Bank, any change in United States federal, state or foreign Laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental authority charged with the interpretation or administration thereof.

                  "RELATED EXPENSES" means any and all reasonable costs, liabilities, and expenses (including without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees and legal expenses actually incurred on an hourly basis, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, the Administrative Agent or any Bank in connection with any attempt by the Administrative Agent or any Bank:

                           (a) as provided for in this Agreement or any Loan Document, to preserve, perfect, or enforce any security interest evidenced by: (i) this Agreement, any Loan Document or (ii) any other pledge agreement, mortgage deed, hypothecation agreement, guaranty, security agreement, assignment, or security instrument executed or given by a Borrower or a Guarantor to or in favor of the Administrative Agent for the benefit of the Banks,

                           (b) as provided for in this Agreement, to obtain payment, performance, and observance of any and all of the Obligations,

                           (c) as provided for in this Agreement, to maintain, insure, collect, preserve, repossess, and dispose of any of the Collateral or any collateral securing a Guaranty in favor of the Administrative Agent for the benefit of the Banks, or

                           (d) reasonably incidental or related to (a) through (c) above including, without limitation, interest thereupon from the date incurred, imposed, or asserted until paid at the rate payable as set forth in Section 2 of the Agreement, but in no event greater than the highest rate permitted by law; provided, however, that, so long as no Event of Default has occurred, interest shall accrue commencing on the fifth (5th) Business Day after the Borrowers have been requested to pay any such Related Expenses.

                  "RELATED PARTY ADVANCES" means, at any date of determination, the outstanding balance of receivables reflected on the balance sheet of a Borrower owing from any Affiliate of a Borrower or its Subsidiaries.

                  "REMITTANCES" means all payments of every kind (other than Collections in respect of Accounts) to a Borrower or its Subsidiaries, including without limitation cash payments in respect of Inventory sales, payments in respect of other dispositions of Collateral (other than Inventory in the ordinary course of business) and real property of a Borrower or its Subsidiaries, insurance proceeds, condemnation awards and tax refunds.

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

                  "REQUIRED BANKS" means, at any time, (a) Banks holding at least sixty-six and two thirds percent (66 2/3%) of (i) the Revolving Credit Commitments of all of the Banks at such time plus (ii) the outstanding Term Advances of all of the Banks at such time plus (iii) the aggregate LC Exposure of all of the Banks at such time, provided, however, that so long as there are more than three (3) Banks party to this Agreement, "Required Banks" shall never be less than three (3) Banks and provided further that "Required Banks" with respect to amendments or waivers of any provisions of Sections 6.4(a) and 6.4(e) shall never be less than Banks having less than seventy-five percent (75%) of (i) the Revolving Credit Commitments of all of the Banks at such time plus (ii) the outstanding Term Advances of all of the Banks at such time plus (iii) the aggregate LC Exposure of all of the Banks at such time.

                  "RESET DATE" has the meaning specified in Section 1.5 of this Agreement.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, the President or Chief Financial Officer of such Person.

                  "RESTATEMENT DATE" means December 2, 2002.

                  "REVOLVING CREDIT ADVANCE" means an advance made by a Bank to a Borrower on a revolving credit basis pursuant to Section 2.1(a) of this Agreement in Dollars or in an Alternate Currency (whether an Advance made by a Bank pursuant to a Credit Request or an Advance made by a Bank by reason of a Deemed Credit Request pursuant to Section 2.2(b) of this Agreement).

                  "REVOLVING CREDIT ALTERNATE BASE RATE ADVANCE" means an Advance denominated in Dollars which bears interest as provided in
         Section 2.13(a)(i) of this Agreement.

                  "REVOLVING CREDIT ALTERNATE BASE RATE MARGIN" means: (i) for the period commencing on the Restatement Date and ending on May 31, 2003, one and three quarters percent (1.750%) per annum and (ii) thereafter, such percentage as adjusted pursuant to Section 2.13(b)(ii) of this Agreement.

                  "REVOLVING CREDIT BORROWING" means a Borrowing in respect of Revolving Credit Advances.

                  "REVOLVING CREDIT COMMITMENT" means, in respect of a Bank, the Revolving Credit Commitment of such Bank as set forth in Annex I and as further specified in Section 2.1 of this Agreement.

                  "REVOLVING CREDIT LIBOR MARGIN" means: (i) for the period commencing on the Restatement Date and ending on May 31, 2003, two and three quarters percent (2.750%) per annum and (ii) thereafter, such percentage as adjusted pursuant to Section 2.13(b)(ii) of this Agreement.

                  "REVOLVING CREDIT NOTE" means: (i) the amended and restate promissory note of a Borrower payable to the order of each Bank, in substantially the form of Exhibit A-1 hereto and in the original principal amount of such Bank's Revolving Credit Commitment, evidencing the indebtedness of such Borrower to the Bank resulting from the Revolving Credit Advances made by such Bank to such Borrower and (ii) any Revolving Credit Note executed by any Borrower admitted as a Borrower pursuant to an Additional Borrower Addendum.

                  "REVOLVING CREDIT TERMINATION DATE" means December 2, 2007, as extended pursuant to Section 2.14 of this Agreement or the earlier date of the termination of the Revolving Credit Commitments pursuant to
         Section 2.9(d) or Section 7 of this Agreement.

                  "SECURITIES ACCOUNT" means and includes a "securities account" as defined in the UCC.

                  "SECURITIES INTERMEDIARY" means a "securities intermediary" as defined in the UCC.

                  "SENIOR SUBORDINATED INDENTURE" means that certain First Amended and Restated Indenture, dated as of September 12, 2002, as amended and restated as of December 2, 2002, between International and CVC Capital Funding LLC, as the same may be amended, restated or supplemented.

                  "SENIOR SUBORDINATED NOTES" means those certain $30,000,000 11% Senior Subordinated Notes due 2012 issued pursuant to the Senior Subordinated Indenture on September 12, 2002.

                  "SENIOR SUBORDINATED INDEBTEDNESS" means the Subordinated Indebtedness under or in respect of the Senior Subordinated Notes and the Senior Subordinated Indenture, in the original principal amount of $30,000,000.

                  "SOFTWARE" means and includes "software" as defined in the UCC.

                  "SOLVENT" means, with respect to any Person, on any date of determination, that on such date: (a) fair value of the property of the Person is greater than the total amount of liabilities (including contingent liabilities) of the Person, (b) the present fair salable value of the assets of the Person is not less than the amount that will be required to pay the probable liability of the Person on its debts as they become absolute and matured,

         (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. In computing the amount of contingent liabilities at any time, it is intended that they be computed at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any letter of credit issued by the Fronting Bank or the Affiliate Fronting Bank from time to time at the request of International pursuant to the terms of this Agreement which letter of credit is not a Trade Letter of Credit.

                  "SUBORDINATED INDEBTEDNESS" means any and all Indebtedness owing by any Borrower or Holding to any Person, now or hereafter existing, that is expressly subordinated and made junior to the payment and performance in full of the Obligations and which subordination is evidenced by a written agreement in form and substance satisfactory to the Loan Parties.

                  "SUBORDINATION AGREEMENT" means any Subordination Agreement described on Annex III, as amended from time to time, in substantially the form attached hereto as Exhibit J and by reference made a part hereof.

                  "SUBSIDIARY" means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

                  "SUBSTANTIAL GUARANTOR" means a direct or indirect Wholly-Owned Subsidiary of a Borrower, which is not a Non-US Subsidiary, which Subsidiary has assets or sales of greater than Twelve Million Five Hundred Thousand Dollars ($12,500,000) and which has guaranteed the Obligations.

                  "SUPPLEMENTAL SCHEDULE" means (i) the schedule which is attached hereto as Annex IV and is incorporated into this Agreement and
         (ii) any schedule consistent with Annex IV which is attached to any Additional Borrower Addendum.

                  "SUPPORTING OBLIGATION" means and includes a "supporting obligation" as defined in the UCC.

                  "SYNDICATION AGENT" mean National City Bank, in its capacity as Syndication Agent.

                  "TAXES" has the meaning specified in Section 12.3(a) of this Agreement.

                  "TERM ADVANCE" means the one time Advance made by a Bank on an amortizing term basis pursuant to Section 2.6(a) of this Agreement.

                  "TERM ADVANCE REPAYMENT DATE" has the meaning specified in
         Section 2.6(d) of this Agreement.

                  "TERM ALTERNATE BASE RATE ADVANCE" means an Advance denominated in Dollars which bears interest as provided in Section 2.13(c)(i) of this Agreement.

                  "TERM ALTERNATE BASE RATE MARGIN" means: (i) for the period commencing on the Restatement Date and ending on May 31, 2003, two percent (2.000%) per annum and (ii) thereafter, such percentage as adjusted pursuant to Section 2.13(d)(ii) of this Agreement.

                  "TERM BORROWING" means a Borrowing of LIBOR Advances or Alternate Rate Advances comprising all or a portion of the Term Advance of each of the Banks.

                  "TERM LIBOR MARGIN" means: (i) for the period commencing on the Restatement Date and ending on May 31, 2003, three and one half percent (3.500%) per annum and (ii) thereafter, such percentage as adjusted pursuant to Section 2.13(d)(ii) of this Agreement.

                  "TERM NOTE" means, with respect to each Bank, the promissory note of the Borrowers payable to such Bank, substantially in the form of Exhibit A-2 hereto, and in an original principal amount equal to the Term Advance of such Bank specified in Annex I to this Agreement, evidencing the aggregate indebtedness of the Borrowers to such Bank resulting from the Term Advance made by such Bank.

                  "TRADE LETTER OF CREDIT" means any trade letter of credit issued by the Fronting Bank from time to time at the request of International pursuant to the terms of this Agreement for the purpose of purchasing goods or services in the ordinary course of business.

                  "TYPE" means, when used in respect of any Advance, the LIBOR or the Alternate Base Rate.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Ohio; provided, however, that, if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" means the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; provided, further, that, if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement to the extent such amendment would limit or eliminate any property or asset of a debtor from being Collateral.

                  "US SUBSIDIARY" means a direct or indirect Subsidiary of International which is incorporated in the United States.

                  "UNITED STATES" and "U.S." each means United States of
         America.

                  "WHOLLY-OWNED SUBSIDIARY" shall mean (a) in the case of any Subsidiary organized under the laws of any jurisdiction located in the United States, a Subsidiary in which a Borrower, directly or indirectly, owns one hundred percent (100%) of the outstanding common stock and (b) in the case of any other Subsidiary, a Subsidiary in which the Borrower, directly or indirectly, owns 95% or more of the outstanding common stock.

                                    Annex III

                          CONDITIONS TO INITIAL FUNDING

                                    Annex IV

                              SUPPLEMENTAL SCHEDULE

        Amended and Restated Multicurrency Credit and Security Agreement,
                            dated as of May 2_, 2002,
   among ERICO International Corporation, other Borrowers, the Administrative
                     Agent, the Issuing Banks and the Banks



                                    OMITTED

                                     Annex V

                          ADDITIONAL BORROWER ADDENDUM

         Reference is made hereby to Section 1.5 of the Second Amended and Restated Multicurrency Credit and Security Agreement, dated as of December 2, 2002 (the "Agreement"), among ERICO International Corporation, an Ohio corporation, ERICO Products, Inc., an Ohio corporation and ERICO Europa B.V., a limited liability company organized under the laws of the Netherlands_ (the "Borrowers"), the Banks that are party thereto (the "Banks"), LaSalle Bank National Association, as Administrative Agent for the Banks (the "Administrative Agent"), National City Bank, as Syndication Agent, General Electric Capital Corporation, as Co-Lead Arranger and Co-Documentation Agent, KeyBank National Association, as Documentation Agent and LaSalle Bank National Association, as Issuing Bank (the "Issuing Bank" and, together with the Banks and the Administrative Agent, the "Loan Parties").

         By executing this Additional Borrower Addendum, the undersigned agrees that, upon acceptance of this Additional Borrower Addendum by the Administrative Agent and the Loan Parties as hereinbelow provided for, upon acknowledgment and acceptance hereof by the other Borrowers as hereinafter provided for, and upon satisfaction of the other terms and conditions hereof, the undersigned shall:
(i) become a party to the Agreement as if an original signatory thereto, (ii) be bound by all of the provisions of the Agreement except to the extent otherwise expressly provided hereinafter, and (iii) be considered a Borrower for all purposes of the Agreement which shall be deemed amended by the terms of this Additional Borrower Addendum.

         By reason of such execution and acceptance, the Agreement shall be deemed amended so as to admit the undersigned as a Borrower and pursuant to which admission the undersigned shall become a Borrower for all purposes of the Agreement and as if an original signatory to the Agreement.

         In consideration of its being admitted as a Borrower, the undersigned agrees that such admission shall occur on the following terms and conditions:

         1. DEFINITIONS. Each capitalized term used in this Additional Borrower Addendum and not otherwise defined herein shall have the meaning ascribed to such term in Annex 1 to the Agreement.

         2. COMMITMENTS. The Revolving Credit Commitment and the Term Commitment to all Borrowers (including the undersigned) shall not be increased.

         3. CONDITIONS PRECEDENT. This Additional Borrower Addendum shall be effective and the Agreement shall be amended as contemplated hereby subject to the condition precedent that on or prior to the date hereof:

                  3.1 CLOSING OF NOTES. Each of the Borrowers (including the undersigned as a Borrower) shall have executed Revolving Credit Notes and Term Notes in favor of each of the Banks reflecting the undersigned's admission as a Borrower.

                  3.2 ANNEX III. The conditions specified in Annex III to the Agreement shall have been satisfied with respect to the undersigned with such modifications as are required by the Administrative Agent and the Loan Parties to reflect the facts and circumstances applicable to the undersigned. The Administrative Agent shall have received the documents and deliveries specified in Annex III with such modifications as are required by the Administrative Agent and the Loan Parties to reflect such facts and circumstances. Without limiting the generality of the foregoing, (a) if the undersigned is a US-Subsidiary, the undersigned shall deliver or cause to be delivered the following:
         (i) a Guaranty Agreement-Subsidiaries, (ii) a pledge of 100% of the common stock of the undersigned together with the appropriate deliveries, (iii) all documentation necessary to create and perfect a lien the assets of the undersigned and (iv) each of the other documents or deliveries required of or with respect to other US-Subsidiaries and
         (b) if the undersigned is a Non-US Subsidiary, an opinion letter consistent with the opinion letters delivered in connection with the other Borrowers which are Non-US Subsidiaries.

                  3.3 ACCEPTANCE BY EXISTING BORROWERS. The Borrowers (other than the undersigned) shall have acknowledged and agreed to the terms of this Additional Borrower Addendum and the resulting amendment to the Agreement by executing the below set forth acceptance.

                  3.4 RESOLUTIONS. Each of the other Borrowers shall have delivered to the Bank resolutions of such Borrower duly authorizing such Borrower's execution of the acceptance set forth below and its execution of the Revolving Credit Notes and Term Notes.

         4. REPRESENTATIONS AND WARRANTIES; SUPPLEMENTAL SCHEDULE. Except as set forth in the Supplemental Schedule to this Additional Borrower Addendum, the undersigned represents and warrants to the Administrative Agent and each of the Loan Parties as to the undersigned (and as to the other Borrowers to the extent specified in the Agreement) the representations and warranties of a Borrower set forth in Sections 4, 5, 6, and 7 of the Agreement and Section 3.2 of the Agreement. Pursuant to Section 3.3 of the Agreement, the exceptions to the representations and warranties set forth in the Supplemental Schedule of the undersigned attached hereto shall be incorporated by reference into the Agreement as if fully written therein.

         5. COVENANTS; SUPPLEMENTAL SCHEDULE. Except as set forth in the Supplemental Schedule to this Additional Borrower Addendum, the undersigned shall comply, and shall cause its Subsidiaries to comply, with each of the agreements and covenants applicable to a Borrower under the Agreement including, without limitation, the covenants set forth in Sections 4, 5, 6, and 8 of the Agreement. Pursuant to Section 3.3 of the Agreement, the exceptions to the covenants set forth in the Supplemental Schedule attached hereto shall be incorporated by reference into the Agreement as if fully written therein.

         6. CONFIRMATORY GRANT. In order to confirm its grant of a security interest to the Bank pursuant to Section 4 of the Agreement, the undersigned, if the undersigned is not a Non-US Subsidiary, hereby grants and pledges to the Administrative Agent for the benefit of the Loan Parties a security interest in, all of the right, title and interest of the undersigned in and to the Collateral (as defined in the Agreement), whether now owned or existing or hereafter acquired or arising and wheresoever located, to secure the payment and performance of the Obligations of the undersigned under the Agreement.

         7. AMENDMENTS TO THE AGREEMENT. Upon acceptance of this Additional Borrower Addendum by the Administrative Agent, each of the Loan Parties and the Borrowers, the Borrowers (including the undersigned) and the Banks hereby agree that the Agreement shall be amended, effective as of the date hereof, as follows:

                  7.1 AMENDMENT TO SECTION 7.13. Section 7.13 of the Agreement shall be amended so as to add a sentence after the second sentence thereto as follows:

                  7.13 FINANCIAL STATEMENTS. __________ has furnished the Bank with complete and correct copies of its audited balance sheets for its Fiscal Years ending _______ 30, 200__ and ______, 200__, and the related statements of operations, stockholder's equity, and cash flow, and, as applicable, changes in financial position or cash flows for such Fiscal Years, and the notes to such financial statements, reported upon by _____________, certified public accountants, together with the internal financial statements for its Fiscal Month *** ending ___________, 200_, certified in each case by the President or the Chief Financial Officer of ___________.

                  [OTHER AMENDMENTS TO BE ADDED IF NECESSARY]

                  7.2 AMENDMENT TO SECTIONS 8.3(d)(III)(G)(H) AND (K). Sections 8.3(d)(iii)(G)(H) and (K) of the Agreement shall be amended so as to change the permitted amounts specified therein to be _________ Dollars ($_________________), _________________ Dollars
         ($_____________), and ____________ Dollars ($___________),
         respectively.

         The Agreement, as amended by this Additional Borrower Addendum, remains in full force and effect and remains the valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms. Each Borrower hereby ratifies and confirms the Agreement as amended by this Additional Borrower Addendum.

         The execution, delivery, performance and effectiveness of this Additional Borrower Addendum shall not operate nor be deemed to be nor construed as a waiver: (i) of any right, power or remedy of the Administrative Agent or the Loan Parties under the Agreement nor (ii) of any term, provision, representation, warranty or covenant contained in the Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Additional Borrower Addendum shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Agreement as amended by this Additional Borrower Addendum.

         8.       GENERAL.

                  8.1 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the undersigned, each Borrower, the Administrative Agent and each of the Loan Parties and shall be binding upon and inure to the benefit of the undersigned, each such Borrower, the Administrative Agent and each of the Loan Parties and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder.

                  8.2 CAPTIONS. The several captions to different Sections and the respective subsections thereof are inserted for convenience only and shall be ignored in interpreting the provisions of this Additional Borrower Addendum.

                  8.3 GOVERNING LAW. This Additional Borrower Addendum and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Illinois (without giving effect to the conflict of laws rules thereof).

                  8.4 EXECUTION IN COUNTERPARTS. This Additional Borrower Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Addendum to be executed as of this __ day of __________, 200_.

                                            ____________________________________

                                            By:  _______________________________
                                            Its:  ______________________________

                                            Address for notices:

                                            ____________________________________
                                            ____________________________________
                                            Attention: _________________________
                                            Telecopy: _________________________

ACCEPTANCE

         Upon execution of this Acceptance, the Administrative Agent and each of the Loan Parties hereby agrees that the Agreement is amended to admit the above named signatory to this Addendum as a Borrower under the Agreement pursuant to the terms of Section 1.5 of the Agreement and this Addendum.

         LASALLE BANK NATIONAL ASSOCIATION, AS
         AS ADMINISTRATIVE AGENT, A BANK AND ISSUING BANK

         ____________________________________
         By: ________________________________
         Its: _______________________________

         NATIONAL CITY BANK, AS
         A BANK AND AS SYNDICATION AGENT

         ____________________________________
         By: ________________________________
         Its: _______________________________

         GENERAL ELECTRIC CAPITAL CORPORATION, AS CO-DOCUMENTATION AGENT AND A BANK

         ____________________________________
         By: ________________________________
         Its: _______________________________

         KEYBANK NATIONAL ASSOCIATION, AS CO-DOCUMENTATION AGENT AND A BANK

         ____________________________________
         By: ________________________________
         Its: _______________________________

              ACKNOWLEDGEMENT OF BORROWERS AND BORROWER GUARANTORS

         Each of the undersigned Borrowers under the Agreement hereby acknowledges and agrees to the terms of the foregoing Addendum and the resulting amendment to the Agreement contemplated thereby. Each of the undersigned represents and warrants that the Borrower Guaranty of such Borrower set forth in
Section 9 of the Agreement remains the valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

[___________________________________________], as
a Borrower

___________________________________________
By: _______________________________________
Title: ____________________________________

[___________________________________________], as
a Borrower

___________________________________________
By: _______________________________________
Title: ____________________________________

                                    Annex VI

                            INTERIM WAIVER AGREEMENT

                                       N/A

                                    ANNEX VII

             EXISTING LETTERS OF CREDIT ISSUED BY NATIONAL CITY BANK

L/C NUMBER                  BENEFICIARY               ISSUE DATE          EXPIRATION DATE         AMOUNT
-----------------------------------------------------------------------------------------------------------
   7209           Korea Electric Power Company        11/19/2001             8/31/2005          $227,780.00
-----------------------------------------------------------------------------------------------------------
   5697           Korea Electric Power Company          3/3/99               2/28/2003          $216,090.45
-----------------------------------------------------------------------------------------------------------